As filed with the U.S. Securities and Exchange Commission on November 12, 2024.

Registration No. [•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

____________________

Smart Digital Group Limited
(Exact name of registrant as specified in its charter)

____________________

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	7380	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 Beach Road #2805/06 Gateway
West Singapore 189720
+65 69509495
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

With a Copy to:

Ying Li, Esq. Brian B. Margolis, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 703-919-7285

____________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED [•], 2024

Smart Digital Group Limited

1,500,000 Ordinary Shares

This is an initial public offering of our ordinary shares, par value $0.001 per share (“Ordinary Shares”). We are offering 1,500,000 Ordinary Shares. We expect the initial public offering price to be in the range of $4.00 to $6.00 per share. Prior to this offering, there has been no public market for our Ordinary Shares.

We will apply to list the Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SDM.” It is a condition to the closing of this offering that the Ordinary Shares qualify for listing on a national securities exchange, however there is no guarantee or assurance that our Ordinary Shares will be approved for listing on the Nasdaq or another national exchange.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 to read about factors you should consider before buying our Ordinary Shares.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “SMD,” “our Company,” and the “Company” refer to Smart Digital Group Limited, a Cayman Islands exempted company; “Smart Digital Meta” refers to SMART DIGITAL META PTE. LTD., a Singapore corporation and a wholly owned subsidiary of SMD; “Aosi” refers to AOSI PRODUCTION CO., LTD., a Macau company and a wholly owned subsidiary of Smart Digital Meta; “Hengqin” refers to Zhuhai Hengqin Aosi Cultural Communication Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is 100% owned by Aosi; “Smart Digital HK” refers to Smart Digital (HK) Culture Limited, a Hong Kong corporation and a wholly owned subsidiary of Smart Digital Meta; “Smart Digital GZ” refers to Smart Digital (Guangzhou) Times Culture Development Co., Ltd, a limited liability company organized under the laws of the PRC, which is 100% owned by Smart Digital HK; “Liubenmu” refers to Xiamen Liubenmu Culture Media Co., Ltd., a limited liability company organized under the laws of the PRC, which is 100% owned by Smart Digital GZ; “the operating entities” refers to Smart Digital Meta, Aosi and Liubenmu, collectively; and “the PRC subsidiaries” refers to Hengqin, Smart Digital GZ and Liubenmu, collectively.

We are a holding company incorporated in the Cayman Islands with no material operations of our own. Our operations are conducted through the operating entities in Macau, Singapore and mainland China. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the operating entities in Macau, Singapore and mainland China. Holders of our Ordinary Shares do not directly own any equity interests in our subsidiaries, including the equity interests in the operating entities in Macau, Singapore and mainland China, but will instead own shares of a Cayman Islands holding company. We directly hold 100% equity interests in the operating entities, and we do not currently use a variable interest entity (“VIE”) structure. Our corporate structure involves unique risks to investors. We are not a Chinese operating company. Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to decline significantly or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Any actions by the Chinese government, including any decision to intervene or influence the operations of the PRC subsidiaries, may cause us to make material changes to the operations of the PRC subsidiaries, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to decline significantly or be worthless.”

We are subject to certain legal and operational risks associated with the operations of our PRC subsidiaries being based in China, which could cause the value of our securities to decline significantly or become worthless. Applicable PRC laws and regulations governing such current operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, we have not received any notice from any authorities identifying the PRC subsidiaries as critical information infrastructure operators (“CIIOs”) or requiring us to go through cybersecurity review or network data security review by the CAC. In the opinion of our PRC counsel, AllBright Law Offices (Xiamen), neither the operations of the PRC subsidiaries, nor our listing will be affected, and that we and the PRC subsidiaries are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, because the PRC subsidiaries are not CIIOs or online platform operators that possess personal information of at least one million users or engage in data processing activities that affect or may affect national security. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the PRC subsidiaries’ business and our offering.” On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In the opinion of our PRC counsel, AllBright Law Offices (Xiamen), we will not be required to complete the filing procedure since (i) we are not a PRC domestic company; and (ii) our offering and listing is not an indirect overseas offering or listing, because the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. See “Risk Factors — Risks Relating to Doing Business in the PRC — The Opinions on Severely Cracking Down on Illegal Securities Activities According to Law (the “Opinions”), the Trial Measures, and the Archive Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.” As of the date of this prospectus, neither we nor our PRC subsidiaries have received any inquiry, notice, warning, or sanction regarding our overseas listing from any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our PRC subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”), the CSRC, the CAC, or other PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities before listing or offering of our securities in the U.S or operating our business. If we do not receive or maintain the approval as mandated by current or future laws and regulations, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to decline significantly in value or become worthless.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act, as amended (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. Our auditor, Enrome LLP, is headquartered in Singapore, and subject to inspection by the PCAOB on a regular basis. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

In the opinion of Lektou — Advogados e Notários, our counsel as to Macau law, given that Macau is a Special Administrative Region of the PRC, the legal and operational risks associated with operating in China apply to our operations in Macau. While Macau currently operates under a different set of laws from mainland China, there can be no assurance as to whether the government of Macau will enact laws and regulations similar to mainland China, or whether any laws or regulations of mainland China will become applicable to our operations in Macau in the future, which could happen at any time and with no advance notice. In the opinion of our counsel as to Macau law, the regulatory requirements related to data security in Macau are stipulated by Law no. 8/2005 “Personal Data Protection Act”, Law no. 11/2009 “Law on Combatting Computer Crime” (amended by Law no. 4/2020) and Law no. 13/2019 “Cybersecurity law,” the relevant provisions for anti-monopoly practices in Macau are stipulated in the Macau Commercial Code, which addresses “Unfair Competition,” as well as in Law no. 9/2021 “Consumer Rights and Interests Protection Law,” and none of the abovementioned regulatory requirements related to data security or anti-monopoly concerns in Macau will fundamentally affect the Aosi’s or our ability to conduct business, accept foreign investments or list on U.S./foreign exchanges, unless under certain circumstances. For instance, violations of provisions in Law no. 11/2009 could potentially lead to the court ordering the dissolution of the company, or Public Ministry may request the judicial liquidation of the company under the specific circumstances specified in Article 329 of the Macau Commercial Code. However, the usual penalties for regulatory infractions, while disruptive, would not permanently or fundamentally impact Aosi’s capacity to perform its business activities or seek foreign investment, except in the event of these more severe legal consequences like company dissolution or liquidation. See “Risk Factors — Risks Relating to Doing Business in Macau and Singapore — We are subject to Macau laws and regulations that are generally applicable to Macau entities, including Macau laws and regulations that result in oversight over data security.”

As of the date of this prospectus, none of our subsidiaries has made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on the receipt of dividends and other distributions from our subsidiary, Smart Digital Meta. Smart Digital Meta will rely on payments made from its subsidiaries, Smart Digital HK and Aosi. Smart Digital HK will rely on payments made from its subsidiary, Smart Digital GZ, which in turn will rely on payments made from its subsidiary, Liubenmu. Aosi will rely on payments made from its subsidiary, Hengqin. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash between our Company, our PRC subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our ability to distribute dividends to our investors. Further, to the extent cash or assets in the business are in the PRC/Hong Kong/Macau or a PRC/Hong Kong/Macau entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong/Macau, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or the PRC subsidiaries to liability or penalties, limit our ability to inject capital into the PRC subsidiaries, limit the PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us,” “Risk Factors — Risks Relating to Doing Business in the PRC — The PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business,” and “Risk Factors — Risks Relating to Doing Business in the PRC — Governmental control of currency conversion may affect the value of your investment and our payment of dividends.” As of the date of this prospectus, we do not have cash management policies or procedures that dictate how funds are transferred. As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between our Company and our subsidiaries. See “Prospectus Summary — Asset Transfers Between the Holding Company and Our Subsidiaries,” “Dividend Policy,” and our audited consolidated financial statements included elsewhere in this prospectus.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 10 of this prospectus for more information.

	Per Share	Total
Initial public offering price(1)	$	$
Underwriters’ discounts(2)	$	$
Proceeds to our Company before expenses(3)	$	$

____________

(1)      Based on the assumed initial public offering price of $5.00 per Ordinary Share, the midpoint of the estimated price range set forth on the cover page of this prospectus.

(2)      Represents underwriting discounts equal to 7% per share.

(3)      Excludes fees and expenses payable to the underwriters. See “Underwriting” for additional information regarding total underwriter’s compensation.

This offering is being conducted on a firm commitment basis. The underwriters have agreed to purchase and pay for all of the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares.

We have agreed to issue to Network 1 Financial Securities, Inc. warrants, exercisable for a period of three years from the date of closing of the offering, to purchase such number of Ordinary Shares as equals 7% of the total number of Ordinary Shares sold in this offering at a price per share equal to 115% of the public offering price (the “Representative’s Warrants”). The registration statement of which this prospectus forms a part also covers the Representative’s Warrants and the Ordinary Shares issuable upon the exercise thereof.

The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars in [•] on or about [•], 2024.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [•], 2024

i

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We, and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We, and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “Aosi” are to AOSI PRODUCTION CO., LTD., a private company limited by shares organized under the laws of Macau, which is a wholly owned subsidiary of Smart Digital Meta (as defined below).

•        “Hengqin” are to Zhuhai Hengqin Aosi Cultural Communication Co., Ltd., a private company limited by shares organized under the laws of PRC, which is a wholly owned subsidiary of Aosi;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Hong Kong dollars” are to the legal currency of Hong Kong;

•        “IPO” and “Offering” are to this initial public offering;

•        “Liubenmu” are to Xiamen Liubenmu Culture Media Co., Ltd., a private company limited by shares organized under the laws of PRC, which is a wholly owned subsidiary of Smart Digital GZ (as defined below);

•        “Macanese Pataca” and “MOP” are to the legal currency of Macau;

•        “Macau” are to the Macau Special Administrative Region of the People’s Republic of China;

•        “mainland China” or “Mainland China” are to the People’s Republic of China, excluding the special administrative regions of Hong Kong and Macau, and Taiwan, for the purposes of this prospectus only;

•        “Ordinary Shares” are to the ordinary shares of SMD (as defined below), par value $0.001 per share;

•        “PRC” or “China” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau and excluding Taiwan for the purposes of this prospectus only;

•        “PRC government”, “PRC governmental authorities”, or “PRC courts” are to the government, government authorities, or courts of mainland China, for the purposes of this prospectus only;

•        “PRC laws” or “PRC laws and regulations” are to the laws and regulations of mainland China, for the purposes of this prospectus only;

•        “PRC subsidiaries” are to Hengqin, Smart Digital GZ (as defined below) and Liubenmu, collectively.

•        “Renminbi” and “RMB” are to the legal currency of the PRC;

•        “Singapore” means the Republic of Singapore;

•        “Singapore dollars” and “S$” are to the legal currency of Singapore;

ii

•        “Smart Digital GZ” are to Smart Digital (Guangzhou) Times Culture Development Co., Ltd, a private company limited by shares organized under the laws of PRC, which is a wholly owned subsidiary of Smart Digital HK (as defined below);

•        “Smart Digital HK” are to Smart Digital (HK) Culture Limited, a private company limited by shares incorporated under the laws of Hong Kong, which is a wholly owned subsidiary of Smart Digital Meta (as defined below);

•        “Smart Digital Meta” are to SMART DIGITAL META PTE. LTD., a private company limited by shares incorporated under the laws of Singapore, which is a wholly owned subsidiary of SMD (as defined below);

•        “SMD” are to Smart Digital Group Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands;

•        “the operating entities” are to Smart Digital Meta, Aosi and Liubenmu, collectively;

•        “U.S. dollars,” “U.S. Dollars,” “US$,” “$,” and “dollars” are to the legal currency of the United States; and

•        “we,” “us,” “our,” “our Company,” or the “Company” are to one or more of SMD and its subsidiaries, as the case may be.

Our business operations are conducted by the three operating entities: Aosi in Macau, using Macanese Pataca; Smart Digital Meta in Singapore, using Singapore dollars, and Liubenmu in Mainland China, using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. Certain dollar references are based on the exchange rate of other currencies to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Overview

Our Company is an exempted company incorporated in the Cayman Islands. Our Company has no material operations of its own and conducts its business operations through three operating entities: SMART DIGITAL META PTE. LTD., AOSI PRODUCTION CO., LTD., and Xiamen Liubenmu Culture Media Co., Ltd. The afore-mentioned operating entities conduct their business activities in Singapore, Macau, and Mainland China, respectively. In the fiscal year ended September 30, 2022, the operating entities provided only event planning and execution services. In the fiscal year ended September 30, 2023, the operating entities expanded the scope of their business and began to provide a broader range of services including: (1) event planning and execution services, which consist of drafting event planning proposals, customizing event marketing strategies, engaging event sponsors and other related services; (2) internet media services, which include developing marketing strategies, designing marketing content, distributing such marketing content on select internet platforms and other related services; (3) software customization and marketing services, which enable customers to formulate and implement marketing activities through our AOSI PRODUCTION CO., LTD.’s proprietary software; and (4) business planning and consulting services, which include business development planning, business data analysis and other related services.

Our Company’s revenue has demonstrated significant growth in the previous two fiscal years. In the fiscal years ended September 30, 2023 and 2022, our revenue was $9,702,145 and $1,834,193, respectively, representing a growth rate of approximately 429.0%. For the same fiscal years, event planning and execution services accounted for approximately 30.41% and 100% of our total revenue, respectively; internet media services accounted for approximately 21.47% and 0% of our total revenue, respectively; software customization and marketing services accounted for approximately 9.61% and 0% of our total revenue, respectively; and business planning and consulting services accounted for approximately 38.51% and 0% of our total revenue, respectively. For the same fiscal years, our net income was $1,993,262 and $132,455, respectively, representing a growth rate of approximately 1,404.9%. Our growth in the same fiscal years was primarily due to the expansion of the scope of the operating entities’ business in 2023, with the addition of internet media services, software customization and marketing services, and business planning and consulting services. Approximately 69.59% of the increase in revenue was due to the addition of the aforementioned services, and we may not experience similar significant growth rates in future periods. In the six months ended March 31, 2024 and 2023, our revenue was $8,218,541 and $1,786,639, respectively, and our net income was $173,415 and $314,601, respectively. See “Risk Factors — Risks Relating to Our Business and Industry — Our historical financial and operating results are not indicative of our future performance and our financial and operating results may fluctuate.”

Competitive Strengths

We believe that we are well-positioned to achieve our strategic goals through several key business strengths, including the ability to retain and attract customers, the ability to meet customer demands, our visionary operating teams, and our experienced management team. See “Business — Our Strengths.”

Growth Strategies

We intend to develop our business and strengthen brand loyalty by staying informed about market demands, securing skilled human resources, and continuously seeking new ways to enhance service efficiency. For further details on our growth strategies. See “Business — Growth Strategies.”

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Relating to Our Business and Industry” from page 13 to page 25 of this prospectus)

We face risks and uncertainties relating to our business and industry, including, but not limited to, the following:

•        If the operating entities are unable to retain the customers for their event planning and execution business, our results of operations will be materially and adversely affected. See “Risk Factors — Risks Relating to Our Business and Industry — If the operating entities are unable to retain the customers for their event planning and execution business, our results of operations will be materially and adversely affected” on page 13;

•        Events that are planned by the operating entities are inherently susceptible to risks. See “Risk Factors — Risks Relating to Our Business and Industry — Events that are planned by the operating entities are inherently susceptible to risks” on page 13;

•        The operating entities may suffer reputational harm due to factors adversely impacting the events. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities may suffer reputational harm due to factors adversely impacting the events” on page 13;

•        The operating entities’ event planning and execution business could be harmed if the relationships on which they depend were to change adversely or terminate. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities’ event planning and execution business could be harmed if the relationships on which they depend were to change adversely or terminate” on page 14;

•        Failure to maintain the quality of the operating entities’ internet media services may materially and adversely impact their business and financial condition. See “Risk Factors — Risks Relating to Our Business and Industry — Failure to maintain the quality of the operating entities’ internet media services may materially and adversely impact their business and financial condition” on page 14;

•        Changes in Internet search engine algorithms and dynamics could have a negative impact on traffic for the operating entities’ sites and ultimately, their business and results of operations. See “Risk Factors — Risks Relating to Our Business and Industry — Changes in Internet search engine algorithms and dynamics could have a negative impact on traffic for the operating entities’ sites and ultimately, their business and results of operations” on page 15;

•        The operating entities may be unable to maintain or raise the quality of their software customization and marketing services. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities may be unable to maintain or raise the quality of their software customization and marketing services” on page 15;

•        Our financial condition and results of operations could be materially and adversely affected if the operating entities face interruptions associated with their software solutions. See “Risk Factors — Risks Relating to Our Business and Industry — Our financial condition and results of operations could be materially and adversely affected if the operating entities face interruptions associated with their software solutions” on page 15;

•        The operating entities’ business planning and consulting business depends on non-recurring engagements and failure to secure new engagements could lead to a decrease in our revenues. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities’ business planning and consulting business depends on non-recurring engagements and failure to secure new engagements could lead to a decrease in our revenues” on page 16;

•        We expect competition from existing competitors and other companies that may enter the market or introduce new services in the future, which could result in pricing pressures and a decline in both our market share and revenue. See “Risk Factors — Risks Relating to Our Business and Industry — We expect competition from existing competitors and other companies that may enter the market or introduce new services in the future, which could result in pricing pressures and a decline in both our market share and revenue” on page 18;

•        The operating entities’ business may rely on a few customers that account for more than 10% of their total revenue, and interruption in their operations may have an adverse effect on our financial condition and results of operations. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities’ business may rely on a few customers that account for more than 10% of their total revenue, and interruption in their operations may have an adverse effect on our financial condition and results of operations” on page 18;

•        The operating entities may be dependent on a limited number of suppliers and any disruption to the relationships with the major suppliers may have material adverse effects on the operating entities’ business. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities may be dependent on a limited number of suppliers and any disruption to the relationships with the major suppliers may have material adverse effects on the operating entities’ business” on page 19; and

•        Fluctuation in the exchange rate between the US$ and foreign currencies may have an adverse effect on our business. See “Risk Factors — Risks Relating to Our Business and Industry — Fluctuation in the exchange rate between the US$ and foreign currencies may have an adverse effect on our business” on page 22.

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the PRC” from page 25 to page 34 of this prospectus)

We face risks and uncertainties relating to doing business in the PRC, including, but not limited to, the following. In the opinion of Lektou — Advogados e Notários, our counsel as to Macau law, given that Macau is a Special Administrative Region of the PRC, the legal and operational risks associated with operating in China apply to our operations in Macau. While Macau currently operates under a different set of laws from mainland China, there can be no assurance as to whether the government of Macau will enact laws and regulations similar to mainland China, or whether any laws or regulations of mainland China will become applicable to our operations in Macau in the future, which could happen at any time and with no advance notice. See “Risk Factors — Risks Relating to Doing Business in Macau and Singapore — We are subject to Macau laws and regulations that are generally applicable to Macau entities, including Macau laws and regulations that result in oversight over data security.”

•        Advertisements shown during the PRC subsidiaries’ events may subject them to penalties and other administrative actions. See “Risk Factors — Risks Relating to Doing Business in the PRC — Advertisements shown during the PRC subsidiaries’ events may subject them to penalties and other administrative actions” on page 25;

•        Content produced and/or distributed by the PRC subsidiaries may be found objectionable by PRC regulatory authorities, which may have an adverse effect on their business. See “Risk Factors — Risks Relating to Doing Business in the PRC — Content produced and/or distributed by the PRC subsidiaries may be found objectionable by PRC regulatory authorities, which may have an adverse effect on their business” on page 26;

•        The PRC subsidiaries may fail to comply with the regulations that govern their business operations. See “Risk Factors — Risks Relating to Doing Business in the PRC — The PRC subsidiaries may fail to comply with the regulations that govern their business operations” on page 26;

•        Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the PRC subsidiaries’ business and our offering. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the PRC subsidiaries’ business and our offering” on page 26;

•        The Opinions on Severely Cracking Down on Illegal Securities Activities According to Law (the “Opinions”), the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and the Archive Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future. See “Risk Factors — Risks Relating to Doing Business in the PRC — The Opinions, the Trial Measures, and the Archive Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” on page 27;

•        Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on the PRC subsidiaries’ business and operations. See “Risk Factors — Risks Relating to Doing Business in the PRC — Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on the PRC subsidiaries’ business and operations” on page 28;

•        Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us. See “Risk Factors — Risks Relating to Doing Business in the PRC — Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us” on page 29;

•        Given the Chinese government’s significant oversight and control over the conduct of the PRC subsidiaries’ business, the Chinese government may intervene or influence their operations at any time, which could result in a material change in the PRC subsidiaries’ operations and/or the value of our Ordinary Shares. See “Risk Factors — Risks Relating to Doing Business in the PRC — Given the Chinese government’s significant oversight and control over the conduct of the PRC subsidiaries’ business, the Chinese government may intervene or influence their operations at any time, which could result in a material change in the PRC subsidiaries’ operations and/or the value of our Ordinary Shares” on page 29;

•        Any actions by the Chinese government, including any decision to intervene or influence the operations of the PRC subsidiaries, may cause us to make material changes to the operations of the PRC subsidiaries, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to decline significantly or be worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Any actions by the Chinese government, including any decision to intervene or influence the operations of the PRC subsidiaries, may cause us to make material changes to the operations of the PRC subsidiaries, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to decline significantly or be worthless” on page 29;

•        The PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business. See “Risk Factors — Risks Relating to Doing Business in the PRC — The PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business” on page 33; and

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against our Company or our management based on foreign laws. See “Risk Factors — Risks Relating to Doing Business in the PRC — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against our Company or our management based on foreign laws” on page 34.

Risks Relating to Doing Business in Macau and Singapore (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in Macau and Singapore” starting from page 34 of this prospectus)

We face risks and uncertainties relating to doing business in Macau and Singapore, including, but not limited to, the following:

•        Conducting business in Macau has certain risks relating to political, economic, and social changes in Macau and China. See “Risk Factors — Risks Relating to Doing Business in Macau and Singapore — Conducting business in Macau has certain risks relating to political, economic, and social changes in Macau and China” on page 34;

•        We are subject to Macau laws and regulations that are generally applicable to Macau entities, including Macau laws and regulations that result in oversight over data security. See “Risk Factors — Risks Relating to Doing Business in Macau and Singapore — We are subject to Macau laws and regulations that are generally applicable to Macau entities, including Macau laws and regulations that result in oversight over data security” on page 35; and

•        Developments in the social, political, regulatory and economic environment in Singapore, may have a material and adverse impact on us. See “Risk Factors — Risks Relating to Doing Business in Macau and Singapore — Developments in the social, political, regulatory and economic environment in Singapore, may have a material and adverse impact on us” on page 35.

Risks Relating to This Offering and the Trading Market (for a more detailed discussion, see “Risk Factors — Risks Relating to This Offering and the Trading Market” from page 35 to page 44 of this prospectus)

We face risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

•        There has been no public market for our Ordinary Shares prior to the completion of this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all. See “Risk Factors — Risks Relating to This Offering and the Trading Market — There has been no public market for our Ordinary Shares prior to the completion of this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all” on page 35;

•        Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares. See “Risk Factors — Risks Relating to This Offering and the Trading Market — Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares” on page 35;

•        You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased. See “Risk Factors — Risks Relating to This Offering and the Trading Market — You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased” on page 36;

•        As an “emerging growth company” under applicable law, we will be subject to reduced disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors. See “Risk Factors — Risks Relating to This Offering and the Trading Market — As an ‘emerging growth company’ under applicable law, we will be subject to reduced disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors” on page 37;

•        We will incur substantial increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company. See “Risk Factors — Risks Relating to This Offering and the Trading Market — We will incur substantial increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company” on page 38; and

•        We do not intend to pay dividends for the foreseeable future and you must rely on price appreciation of our Ordinary Shares for a return on your investment. See “Risk Factors — Risks Relating to This Offering and the Trading Market — We do not intend to pay dividends for the foreseeable future and you must rely on price appreciation of our Ordinary Shares for a return on your investment” on page 38.

Permissions and Approvals in Macau, Singapore and Mainland China

In the opinion of Lektou — Advogados e Notários, our counsel as to Macau law, Aosi has not received any notifications from government authorities or regulators in Macau regarding non-compliance with any laws and regulations that have not been cured as of the date of this prospectus, and that Aosi is not required to obtain any special permissions or approvals from Macau authorities to conduct its business in Macau or offer the securities being registered to foreign investors. As such, Aosi possesses all necessary permissions and approvals to conduct its business in Macau, and no permissions or approvals have been denied with respect to Aosi’s operations in Macau.

According to Bird & Bird ATMD LLP (“Bird”), our counsel with respect to the laws of Singapore, Smart Digital Meta Pte. Ltd. is in good standing in Singapore and there have been no notifications received by Smart Digital Meta Pte. Ltd. from any government authorities or regulators of any non-compliance with any laws and regulations in Singapore as of the date of this prospectus. Smart Digital Meta Pte. Ltd. is not required to obtain any special permissions or approvals from Singapore authorities to conduct its current business in Singapore.

In the opinion of AllBright Law Offices (Xiamen), our PRC legal counsel, as of the date of this prospectus, neither our Company nor the PRC subsidiaries are required to obtain any approvals or permissions from the CSRC or any other Chinese authorities under the current PRC laws, rules and regulations for the listing and offering of our securities to foreign investors on Nasdaq. In order to operate our business activities as currently conducted in China, the PRC subsidiaries are required to obtain a business license from the State Administration for Market Regulation (“SAMR”). As of the date of this prospectus, each of our PRC subsidiaries has obtained and maintained a valid business license from the SAMR and no application for any such license has been denied. The business license is the permission to engage in a business activity for a PRC company. If our PRC subsidiaries cannot maintain such business license, they will not be able to continue to operate their business activities in the PRC. Our PRC legal counsel confirms that in addition to the business license, the PRC subsidiaries are not required to obtain any other special permissions or approvals from PRC authorities to operate their business in mainland China or offer the securities being registered to foreign investors. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our offering of securities to foreign investors and our business operations pursuant to evolving PRC laws and regulations in the future. If we inadvertently conclude that such additional permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, any such event could result in a material change in our operations, and the value of our Ordinary Shares could depreciate significantly or become worthless.

We are subject to certain legal and operational risks associated with the operations of our PRC subsidiaries being based in China, which could cause the value of our securities to decline significantly or become worthless. Applicable PRC laws and regulations governing such current operations are sometimes vague and uncertain, and as a result these risks may result in material changes to the operations of our PRC subsidiaries, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete loss of our ability to offer, or continue to offer, our securities to investors. In the opinion of Lektou – Advogados e Notários, our counsel as to Macau law, given that Macau is a Special Administrative Region of the PRC, the legal and operational risks associated with operating in China apply to our operations in Macau. While Macau currently operates under a different set of laws from mainland China, there can be no assurance as to whether the government of Macau will enact laws and regulations similar to mainland China, or whether any laws or regulations of mainland China will become applicable to our operations in Macau in the future, which could happen at any time and with no advance notice. Recently, the PRC government enacted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in the area of anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, we have not received any notice from any authorities identifying the PRC subsidiaries as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. In the opinion of our PRC counsel, AllBright Law Offices (Xiamen), neither the operations of us or the PRC subsidiaries, nor our listing will be affected, and that we and the PRC subsidiaries are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, because the PRC subsidiaries are not CIIOs or online platform operators that possess personal information of at least one million users or engage in data processing activities that affect or may affect national security. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the PRC subsidiaries’ business and our offering.” On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any material information in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In the opinion of our PRC counsel, AllBright Law Offices (Xiamen), the term “actual controllers” refers to those who are not shareholders but are able to substantially control the domestic company through certain contractual arrangements, investment relationships or other measures; the term “the person directly in charge” refers to a person who generally leads the enterprise, institution or group and plays a decisive role, and, therefore, is responsible for his or her organizing, decision-making and commanding with respect to the aforementioned illegal activities; and the term “other directly liable persons” refers to those who are neither general leaders nor play any decisive role, but are responsible for partially organizing and actively participating in the illegal activities. In the opinion of our PRC counsel, AllBright Law Offices (Xiamen), we will not be required to complete the filing procedure since (i) we are not a PRC domestic company; and (ii) our offering and listing is not an indirect overseas offering or listing within the meaning of these terms as defined in the PRC regulations, because the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. See “Risk Factors — Risks Relating to Doing Business in the PRC — The Opinions on Severely Cracking Down on Illegal Securities Activities According to Law (the “Opinions”), the Trial Measures, and the Archive Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.” As of the date of this prospectus, neither we nor our PRC subsidiaries have received any inquiry, notice, warning, or sanction with respect to our overseas listing from any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. The potential impact of such modified or new laws and regulations on the daily business operations of our PRC subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange is highly uncertain. The SCNPC, the CSRC, the CAC, or other PRC regulatory authorities may in the future promulgate additional laws, regulations, or implement rules that will require us and our subsidiaries to obtain regulatory approval from Chinese authorities in order to list or offer our securities in the U.S or operate our business. If we do not receive or maintain any approval or permit mandated by current or future laws and regulations, or inadvertently conclude that such approval or permit is not required, or the applicable laws, regulations, or interpretations change in such a way as to require us to obtain any approvals or permits in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering. These risks could result in a material adverse effect upon our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to decline significantly in value or become worthless.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act” was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. Our auditor, Enrome LLP, is headquartered in Singapore, and subject to inspection by the PCAOB on a regular basis. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares and trading in our Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Asset Transfers Between the Holding Company and Our Subsidiaries

As of the date of this prospectus, none of our subsidiaries has paid any dividends or made any distributions to our Company and our Company has not paid any dividends or made any distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on the receipt of dividends and other distributions from our subsidiary, Smart Digital Meta. Smart Digital Meta will rely on payments made from its subsidiaries, Smart Digital HK and Aosi. Smart Digital HK will rely on payments made from its subsidiary, Smart Digital GZ, which in turn will rely on payments made from its subsidiary, Liubenmu. Aosi will rely on payments made from its subsidiary, Hengqin. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash between our Company, our PRC subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from providing capital or loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividends distribution to investors. Further, to the extent cash or assets in the business are in the PRC/Hong Kong/Macau or a PRC/Hong Kong/Macau entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong/Macau, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or the PRC subsidiaries to liability or penalties, limit our ability to inject capital into the PRC subsidiaries, limit the PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us,” “Risk Factors — Risks Relating to Doing Business in the PRC — The PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business,” and “Risk Factors — Risks Relating to Doing Business in the PRC — Governmental control of currency conversion may affect the value of your investment and our payment of dividends.” As of the date of this prospectus, we do not have cash management policies or procedures that dictate how funds are transferred. As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between our Company and our subsidiaries. See “Prospectus Summary — Asset Transfers Between the Holding Company and Our Subsidiaries,” “Dividend Policy,” and our audited consolidated financial statements included elsewhere in this prospectus.

Corporate Information

Our principal executive offices are located at 150 Beach Road #2805/06 Gateway, West Singapore 189720, and our phone number is +65 69509495. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our website address is www.smdmeta.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Corporate Structure

We are a holding company incorporated in the Cayman Islands with no material operations of our own. We are not a Chinese operating company. Our operations are conducted through the operating entities in Macau, Singapore and mainland China. Our corporate structure involves unique risks to investors. Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to decline significantly or become worthless. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the operating entities in Macau, Singapore and mainland China. Holders of our Ordinary Shares do not directly own any equity interests in our subsidiaries, including the equity interests in the operating entities in Macau, Singapore and mainland China, but will instead own shares of a Cayman Islands holding company.

The following diagram illustrates the ownership structure of the Company, as of the date of this prospectus, and upon completion of this offering, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants. We directly hold 100% equity interests in the operating entities, and we do not currently use a VIE structure. For more details on our corporate history, please refer to “Corporate History and Structure.”

____________

Notes:

(1)    Represents an aggregate of 6,416,052 Ordinary Shares held by 20 minority shareholders, each one of which holds less than 5% of our Ordinary Shares, as of the date of this prospectus. Among such minority shareholders is Winwin Asia Group Co., Ltd, which holds 500,000 Ordinary Shares and is 100% owned by SAM WAI HONG, our Chairman of the Board of Directors, as of the date of this prospectus.

(2)    Represents 10,000,000 Ordinary Shares held by CHINAINVEST INTERNATIONAL GROUP CO., LTD., which is 100% owned by SAM WAI HONG, our Chairman of the Board of Directors, as of the date of this prospectus.

(3)    Represents 4,448,948 Ordinary Shares held by BOBO WORLDWIDE HOLDINGS LIMITED, which is 100% owned by WEI LIYA, as of the date of this prospectus.

(4)    Represents 4,135,000 Ordinary Shares held by LIAO Junhui, as of the date of this prospectus. LIAO Junhui is the legal representative, executive director, and manager of Smart Digital GZ. See “Related Party Transactions.”

Impact of COVID-19 on Our Operations and Financial Performance

During the years ended September 30, 2023 and 2022, COVID-19 has adversely affected the operating entities’ business operations. As of the date of this prospectus, the operating entities have generally recovered from the adverse impact of COVID-19 and COVID-19 has had minimal impact on the operating entities’ business and operations. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt their operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — COVID-19 Affecting Our Results of Operations.”

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as the “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the completion of this IPO.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material non-public information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States

THE OFFERING

Securities offered by us	1,500,000 Ordinary Shares
Price per share	We currently estimate that the initial public offering price will be between $4.00 to $6.00 per Ordinary Share.
Ordinary Shares issued and outstanding prior to completion of this offering	25,000,000 Ordinary Shares
Ordinary Shares issued and outstanding immediately after this offering	26,500,000 Ordinary Shares, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants
Representative’s Warrants

We have agreed to issue to Network 1 Financial Securities, Inc. warrants, exercisable for a period of three years from the date of closing of the offering, to purchase Ordinary Shares equal to 7% of the total number of Ordinary Shares sold in this offering at a per share price equal to 115% of the public offering price.

Listing

We will apply to have the Ordinary Shares listed on the Nasdaq Capital Market. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Proposed ticker symbol	“SDM”
Transfer Agent	Transhare Corporation
Use of proceeds

We intend to use the net proceeds from this offering as follows: approximately 45% of the net proceeds for working capital and other general operations, approximately 28% of the net proceeds for business expansion, approximately 15% of the net proceeds for brand promotion and marketing and approximately 12% of the net proceeds for software development. See “Use of Proceeds” on page 49 for more information.

Lock-up

We and all of our directors, officers and shareholders owning 5% or more of our issued Ordinary Shares have agreed with the underwriters, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares, or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 180 days from the commencement of sales of this offering. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors

The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 13 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should consider investing in our Ordinary Shares only if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Industry

Risks relating to the event planning and execution services

If the operating entities are unable to retain the customers for their event planning and execution business, our results of operations will be materially and adversely affected.

The operating entities provide event planning and execution services typically for fixed terms. These contracts may not be renewed or, if renewed, may not be renewed on terms that are the same as or more favorable for the operating entities. The operating entities may not be able to accurately predict future trends in customer renewals, and their customers’ renewal rates may decline or fluctuate due to factors such as the customers’ satisfaction with the operating entities’ services, their fees and charges, as well as factors beyond the operating entities’ control, such as level of competition faced by their customers and their level of success in marketing efforts. If some customers terminate their contracts or do not renew their business relationships with the operating entities or renew their contracts on less favorable terms or for fewer services, and the operating entities do not acquire replacement customers or otherwise grow their customer base, our results of operations will be materially and adversely affected.

Events that are planned by the operating entities are inherently susceptible to risks.

Events require significant logistical capabilities, including substantial resources for safety and security, and sufficient infrastructure, which can be complex, difficult to coordinate, and costly to have in place. Even where logistics and infrastructure have been appropriately planned for, public events, including events planned by the operating entities, involve risks that may be beyond the operating entities’ control or the control of the relevant organizers (if the events are not organized by the operating entities). Such risks may include terrorist attacks, gun violence, or other security threats, travel interruption or accidents, traffic incidents, weather-related interruptions, natural catastrophes, the spread of illness, equipment malfunction, labor strikes, or other disturbances. Any of these risks could result in canceled events and other disruptions to events, adversely affecting the success of the events or the operating entities’ ability to stage events in the future, if, for example, the host cities or organizations choose not to partner with the operating entities given the event-related risks. In addition, during the periods of economic slowdown and recession, consumers have historically reduced their discretionary spending. The impact of economic slowdowns on the operating entities’ business is difficult to predict, but they may result in reductions in the operating entities’ ability to generate revenue. The realization of any of these risks could also impact the profitability of the operating entities’ events, and the operating entities could also be exposed to liability or other financial losses for which they may not have insurance coverage.

The operating entities may suffer reputational harm due to factors adversely impacting the events.

Factors adversely impacting the events, even relatively minor issues, such as adverse weather conditions or poorly functioning infrastructure, to the extent they become associated with, and undercut, the operating entities’ events or, more generally, the operating entities’ brands, could lead to the decline in popularity of the operating entities’ events in the future. As the operating entities plan and coordinate the events, poor execution could also lead to declining popularity of these events in the future. In addition, these events may require the operating entities to obtain permits from the relevant host cities or municipalities, and the restrictive permit policies of the relevant cities and municipalities and poor delivery of any necessary services, including those not directly under the operating entities’ control or cancellation of entertainment events could also have adverse effect on their brands.

The operating entities’ event planning and execution business could be harmed if the relationships on which they depend were to change adversely or terminate.

Some of the events organized by the operating entities involve an exhaustive checklist of items to be arranged and coordinated among numerous parties. Therefore, good relationships with these parties are key to a successful event. In particular, for the successful operation and execution of their events, the operating entities may be dependent on relationships with local authorities and government agencies, which provide the operating entities with essential services that are integral to the success of the event, such as police and security services, traffic control, and assistance in obtaining the required approvals and permits. For the management of many of the operating entities’ events, they use third-party suppliers. If the operating entities are unable to rely on suppliers in the organization of their events, it could cause disruptions to such events or otherwise adversely impact their relationships with their customers. Any adverse changes in or termination of any of these relationships could have a material adverse effect on our business, results of operations, financial condition, or prospects.

The operating entities’ business may be subject to chargebacks and other losses for various reasons. These chargebacks and other losses may harm our results of operations.

The operating entities may experience claims from customers that the operating entities have not performed their obligations or that events did not match their descriptions in the promotional materials. The operating entities are committed to providing services that satisfy customers’ requirements and we did not experience any returns, refund and other similar obligations during each reporting period. See our consolidated financial statements for the fiscal years ended September 30, 2023 and 2022 included elsewhere in this prospectus. However, if the operating entities become subject to chargebacks and other losses, it could harm the operating entities’ business, and our results of operations and financial condition.

Risks relating to the internet media services

Failure to maintain the quality of the operating entities’ internet media services may materially and adversely impact their business and financial condition.

The operating entities provide internet media services where they design and produce marketing ideas, content, and materials catering to target audiences. The operating entities’ growth will partly depend on their ability to leverage their expertise in content production to offer effective marketing services. However, there is no assurance that the operating entities will maintain their content production and operation team or that the team will maintain the quality of their content production at the same level, given that the market demands are changing rapidly and that the loss of any key personnel in the content production and operation team could be detrimental to the operating entities’ service quality, financial performance, and business prospects. If the operating entities fail to provide appealing and creative marketing content in a timely or cost-effective manner, their services may become less attractive. As a result, the operating entities’ business, financial condition, and results of operations may be adversely affected.

The operating entities rely on a number of internet platforms to conduct their internet media business. However, operators of the platforms may curtail or inhibit the operating entities’ ability to use the platforms, or there may be material disruption of the platforms.

The operating entities rely on various internet platforms and social media networks to distribute marketing content. While these platforms are generally open to all users, they have no obligation to allow the operating entities to use their platforms in the long term. The platform operators may decide at any time to curtail or inhibit the operating entities’ ability to use such platforms if the operating entities breach the terms of use of such platforms or for any other reason. Additionally, these platforms may increase their fees or make changes to their respective business models, terms of use, policies, or systems, and those changes could impair or restrict the operating entities’ ability to post content. Further, platforms could cease operations unexpectedly due to a number of events, including interruptions in telecommunication services, computer viruses, and security breaches. Any of the above could reduce the operating entities’ ability to post marketing content, drive user traffic, and reach target audiences, and thus impair the operating entities’ ability to serve their customers, any of which could affect their ability to achieve profitability or have a material adverse effect on their business, financial condition and results of operations.

Changes in Internet search engine algorithms and dynamics could have a negative impact on traffic for the operating entities’ sites and ultimately, their business and results of operations.

The operating entities rely on Internet search engines, such as Google, to generate traffic to the operating entities’ websites, principally through free or organic search. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the algorithmic placement of links to the operating entities’ websites can be negatively affected. In addition, a search engine could, for competitive or other purposes, alter its search algorithms or results causing the operating entities’ websites to place lower in organic search query results. If a major search engine changes its algorithms in a manner that negatively affects the search engine ranking of the operating entities’ websites or those of our partners, the operating entities’ business and financial performance could be adversely affected. Furthermore, the operating entities’ failure to successfully manage their search engine optimization could result in a substantial decrease in traffic to their websites, as well as increased costs, if they were to replace free traffic with paid traffic.

The operating entities may be subject to product liability claims for products or brands that are marketed.

As part of the operating entities’ internet media services, they provide integrated marketing services for products or brands. If any product or brand marketed by the operating entities were to cause personal injury or injury to property, the injured party or parties could bring claims against the operating entities. The operating entities could also be subject to claims that consumers were harmed due to their reliance on the operating entities’ promotion of products or brands. If a claim were brought against the operating entities, regardless of its merit, the operating entities’ business and the reputation of their services may be adversely affected. If a claim were to be successful, the operating entities may have the right under the applicable laws, rules, and regulations to seek indemnification from the relevant manufacturers or third-party brands or merchants for any compensation that the operating entities may be required to pay to consumers in connection with product liability, personal injury, or a similar claim, if such relevant party is found liable. However, there can be no assurance that the operating entities will be able to recover all or any amounts from these parties. Any product liability claim, regardless of its merit or success, could result in the expenditure of funds and management time and adverse publicity and could have a negative impact on the operating entities’ reputation, business, financial condition, and results of operations.

Risks relating to the software customization and marketing services

The operating entities may be unable to maintain or raise the quality of their software customization and marketing services.

The operating entities provide software customization and marketing services. The operating entities’ ability to retain existing customers and attract new customers depends in part on the consistency and quality of their software platform and solutions. If the operating entities are unable to maintain or raise the quality of their software platform and solutions, gather or allocate sufficient technical support resources, or respond quickly to accommodate the increases in demand for software functionality, customer services, and technical support, it could adversely affect our results of operations and financial condition.

Our financial condition and results of operations could be materially and adversely affected if the operating entities face interruptions associated with their software solutions.

The successful development and maintenance of the operating entities’ software solutions are crucial to the attractiveness of the operating entities’ software customization and marketing services. However, the operating entities’ software solutions may become inaccessible in the event of system errors, significant traffic increases, power outages, disruption or failure in the national core network, or damage from fire, flood, power loss, or telecommunications failure. In addition, software, systems and source codes could contain undetected errors or “bugs” that could adversely affect their performance. The operating entities’ computer networks may also be vulnerable to unauthorized access, hacking, computer viruses, and other security breaches. A user who circumvents the operating entities’ security measures could misappropriate proprietary information or cause interruptions or malfunctions in operations. Moreover, the operating entities may be required to expend significant resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. As of the date of this prospectus, the operating entities’ software and technological systems have not encountered any material error or technical issue that could have adversely affected or disrupted the operating entities’ operations. However, any network interruption or inadequacy in the future that causes interruptions in the availability of the operating entities’ software solutions, systems, or other platforms could reduce customer satisfaction. If sustained or repeated, these performance issues could reduce the attractiveness of the operating entities’ service offerings to their customers, which in turn may materially and adversely affect our financial condition and results of operations.

The operating entities may face disruptions in technology infrastructure.

The operating entities rely on the uninterrupted functioning of certain technology infrastructure. Any disruption or failure of the server used by the operating entities could result in a significant impact on the availability and performance of their software solutions and service offerings, potentially affecting their reputation and financial performance. The implementation, support, development, and upgrades of the operating entities’ technology infrastructure may incur significant costs. In addition, such technology infrastructure is potentially vulnerable to damages or interruptions as a result of a variety of events beyond control, such as natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses, malicious cyberattacks, criminal acts, and similar events. These and other events may lead to the disruption of the operating entities’ technology infrastructure, the interruption of service delivery, and the unavailability of the operating entities’ services. Any material interruption or failure in the technology infrastructure could cause disruptions in business operations and may require a significant investment to update, remediate or replace with alternatives, which may have a material adverse effect on our business, financial condition and results of operations.

Risks relating to the business planning and consulting services

The operating entities’ business planning and consulting business depends on non-recurring engagements and failure to secure new engagements could lead to a decrease in our revenues.

The operating entities provide business planning and consulting services and the engagements typically are project-based and non-recurring. The operating entities’ ability to replace engagements is subject to numerous factors, including the following: delivering consistent, high-quality business planning and consulting services to the customers; tailoring services to the changing needs of the customers; and the ability to match the skills and competencies of consulting staff to the skills required for the fulfillment of existing or potential engagements. A material decline in the operating entities’ ability to replace engagements will have an adverse impact on our financial condition and results of operations.

The loss of access to financial and other data from external sources could harm the operating entities’ ability to provide business planning and consulting services.

We rely upon data from customers, government databases and public record sources to provide business planning and consulting services. For a variety of reasons, including concerns of data providers arising out of the legislatively or judicially imposed restrictions on use, security breaches or reasons related to competition, the operating entities’ data sources could become unavailable, the necessary data may not be delivered on time or the cost of the third-party data-related services may be raised. The providers of the data sources could elect to make the information available to competitors. If a substantial number of data sources or certain key data sources were to withdraw or be unable to provide their data, if the operating entities were to lose access to data due to government regulation, or if the collection, disclosure or use of data becomes prohibitively expensive, the operating entities’ ability to provide business planning and consulting services to their customers could be adversely affected, which could result in decreased revenue and reputational loss. There can be no assurance that the operating entities would be able to obtain data from alternative sources if the current sources become unavailable.

If the operating entities provide unreliable business planning and consulting analysis, their customers’ decision-making may be adversely affected, which could in turn adversely affect our financial condition and cause the loss of customer trust.

If the operating entities provide inaccurate or unreliable business planning and consulting services, due to various reasons such as making unsound business judgments or relying on the outdated data provided by third parties, it could adversely affect decision-making of the customers of the operating entities and poses reputational, compliance-related and financial risk to the operating entities. According to certain terms of the contracts between the customer and the operating entities, provision of inaccurate or unreliable business planning and consulting services may allow the customers to terminate the contracts prematurely, which may result in a financial loss to the operating entities.

The business planning and consulting industry is rapidly changing and evolving, and the operating entities may not be able to adjust the mix of services to meet the needs of the market.

The business planning and consulting industry is rapidly changing, and the operating entities’ future growth will be dependent in part on the ability to successfully develop and commercially introduce new services for this market. In addition, the business planning and consulting industry in general presents several risks, many of which are outside of the Company’s control. As the market changes, the operating entities may need to redefine themselves, which is a complex, time-consuming and expensive process. It could involve changing strategies, changing management and employees, redefining the types of services offered, and focusing on new markets and customers. The operating entities could spend considerable amounts of money and commit resources, but ultimately receive little or no return on this investment. Customers may not be receptive, and competitors may already be established in the new markets, making it difficult for the operating entities to gain a sustainable market share or acquire new customers.

The operating entities may be unable to adapt to the changing demand for their business development and consulting services.

The operating entities’ success will depend on their ability to offer services that keep pace with changing customer preferences and demands. The operating entities carefully evaluate each customer’s needs to provide the appropriate consulting services. If the operating entities experience extraordinary changes to customers’ needs, for example a dramatic increase in customers’ orders, the operating entities may not have sufficient resources or capacity to provide the needed consulting services on a timely basis.

Competition in the consulting industry is intense, and many of the operating entities’ competitors have substantially greater resources and name recognition than they do.

The business development and consulting services industry is highly competitive and served by numerous national, regional and local firms. The business development and consulting services market includes participants from a variety of market segments, including consulting and systems integration firms, contract programming companies, application software firms and their professional services groups, and e-business solution providers.

We also face competition from service organizations within potential customers. Some of these competitors, particularly large systems integrators, may have a pre-existing relationship with many of our potential customers, either through consulting services that they provide to such customers or, in the case of large consulting firms, through other types of services those management consulting firms provide to our current or potential customers.

In addition to facing a large number of potential competitors, many of the operating entities’ competitors also have certain advantages over us, including:

•        better name recognition;

•        a broader range of services;

•        greater sales, marketing, distribution and technical capabilities;

•        significantly greater revenues and financial resources; and

•        established market positions.

The operating entities may not be able to compete effectively with these companies. In addition, competitors with greater financial resources may be able to respond more quickly to new or emerging technologies and changes in customer requirements that may render the operating entities’ services obsolete or make it more difficult for us to compete with these companies. The operating entities cannot predict whether they will be able to compete successfully with their existing and new services or with current and future competitors. In addition, the operating entities believe that technological change will continue to cause rapid evolution in the competitive environment. The full scope and nature of these changes are difficult to predict at this time, but increased competition could lead to reduced gross margins and diminished market share, which could have a material adverse effect on the operating entities’ business, financial condition and results of operations.

We may not be able to adequately evaluate the risks associated with non-fungible tokens (“NFTs”).

The operating entities have provided business planning and consulting on the feasibility of NFT-related platforms. For further details on the operating entities’ services related to NFTs, see “Business — Our Services — Business planning and consulting services.” Because the market for NFTs is relatively nascent, it is difficult to predict how the legal and regulatory framework around NFTs will develop and how such developments will impact the operating entities’ business. Further, market acceptance of NFTs is uncertain because market participants may be unfamiliar or uncomfortable with transacting in digital assets and assessing the value of NFTs. The occurrence of any of these risks could materially and adversely affect our financial condition, results of operations and prospects.

General business risks

We expect competition from existing competitors and other companies that may enter the market or introduce new services in the future, which could result in pricing pressures and a decline in both our market share and revenue.

We compete with various international and local service providers. Competition may result in pricing pressures, declining revenue and profitability, or a loss of market share. The operating entities face competitors who are constantly seeking appealing ideas and introducing competitive services. Many of the existing competitors may have strong competitive advantages, including longer operating histories, larger and broader customer bases, lower operating costs, more established relationships with a broader set of suppliers and customers, greater brand recognition, and greater financial, research and development, marketing, distribution, and other resources than the operating entities do. In addition, new companies may enter the market with innovative business models or more appealing service offerings, and disrupt the competitive landscape, making it even more challenging for us to maintain our market position. We may lose customers if the operating entities fail to compete successfully, which could adversely affect our financial performance and business prospects. We cannot guarantee that the operating entities’ strategies will remain competitive or successful in the future. Increasing competition may result in pricing pressures and loss of the operating entities’ market share, either of which could have a material adverse effect on our financial condition and results of operation.

The operating entities may not timely identify and respond to new trends and market demands in the future.

There is no assurance that the operating entities will be able to timely identify and respond to new trends and market demands in the future. The new services that the operating entities introduce, if any, may not achieve widespread market acceptance, and their investment in such services may not achieve the level of returns that they anticipated. The operating entities may experience difficulties that could delay or prevent the successful development, introduction, or marketing of their new services. If the operating entities fail to keep up with changing trends, offer creative advertising ideas to the satisfaction of their customers, or introduce successful and well-accepted services for their existing and potential customers, the operating entities may lose their customers and their revenue and growth could be adversely affected.

The operating entities’ business may rely on a few customers that account for more than 10% of their total revenue, and interruption in their operations may have an adverse effect on our financial condition and results of operations.

For the six months ended March 31, 2024 and 2023, two and four customers independently accounted for more than 10% of our total revenue, respectively. For the fiscal years ended September 30, 2023 and 2022, three and two customers independently accounted for more than 10% of our total revenue, respectively. See “Business — Our Customers.” We believe that, in the foreseeable future, the operating entities may continue to derive a significant portion of their revenue from a limited number of major customers. If one or more of such major customers fail to make payments, do not honor their contractual commitments, or experience a downturn in their business, our revenue and results of operations may be materially and adversely affected. The operating entities may lose a major customer due to a variety of factors, including their capacity to deliver reliable services, their service efficiency, as well as the competitiveness of their pricing strategies. Even though the operating entities have maintained stable relationships with the major customers in the previous two fiscal years, we cannot guarantee that they will continue to maintain their business cooperation with these major customers at the same level, or at all. If any significant customer terminates its relationship with the operating entities, we cannot guarantee that the operating entities will be able to secure an alternative arrangement with a comparable customer in a timely manner, or at all. Losing one or more of these major customers could adversely affect our revenue and profitability.

The operating entities may be dependent on a limited number of suppliers and any disruption to the relationships with the major suppliers may have material adverse effects on the operating entities’ business.

For the six months ended March 31, 2024 and 2023, two and three suppliers independently accounted for more than 10% of our total operating costs, respectively. For the fiscal years ended September 30, 2023 and 2022, three and three suppliers independently accounted for more than 10% of our total operating costs, respectively. See “Business — Our Suppliers.” If, for any reason, the operating entities were to experience any material disruptions in their business relationship with any of their key suppliers or discontinue their collaboration with any of the key suppliers, the operating entities may not be able to switch to an alternative supplier within a short period of time or at all. Even if the operating entities are able to switch to an alternative supplier, the operating entities may not be able to do so on the same or similar terms. As a result, the operating entities’ business and results of operations could be materially and adversely affected.

Significant revenue is generated in Macau and Mainland China. Therefore, any risks affecting these areas may materially adversely affect the business of the operating entities.

For the six months ended March 31, 2024 and 2023, and the fiscal years ended September 30, 2023 and 2022, our revenue was primarily generated in Macau and Mainland China. For the six months ended March 31, 2024, Macau and Mainland China accounted for approximately 18.2% and 81.8% of our total revenue, respectively. For the fiscal year ended September 30, 2023, Macau and Mainland China accounted for approximately 63.8% and 27.0% of our total revenue, respectively. See “Business — Our Customers.” Any risks described in this prospectus, such as economic downturns and political unrest, affecting Macau and Mainland China, may materially adversely affect the business of the operating entities, which could adversely affect our financial condition and results of operations.

The operating entities’ customers, suppliers and other business partners may be subject to extensive government regulations.

The operating entities’ customers, suppliers and other business partners may be subject to extensive government regulations and may be required to obtain and maintain a number of statutory and regulatory licenses, permits, certificates and approvals. While we have not encountered any incident in the past involving non-compliance by any of the operating entities’ major customers, suppliers and business partners as of the date of this prospectus, we cannot assure you that all of such customers, suppliers and business partners would have obtained or renewed the relevant permits, certificates and approvals prior to entering into any transaction with the operating entities. If any of the operating entities’ major customers, suppliers and business partners do not receive such permits, certificates and approvals or are unable to renew such permits, certificates and approvals in a timely manner, our operations may be adversely affected. Further, the relevant authorities may initiate penal action against them, limit or suspend their operations, impose fines or penalties, or initiate legal proceedings for their inability to renew or obtain permits, certificates and approvals in a timely manner or at all, which will consequently have an adverse impact on our financial condition, results of operations, cash flows and prospects.

The operating entities may be the subject of detrimental conduct by third parties, which could have a negative impact on their reputation.

The operating entities may be the target of anti-competitive, harassing, or other detrimental conduct by third parties including their competitors. Such conduct may include complaints, anonymous or otherwise, to regulatory agencies regarding the operating entities’ operations, accounting, business relationships, business prospects, and business ethics. Additionally, anyone may post false allegations online against the operating entities on an anonymous basis. The operating entities may be subject to government or regulatory investigation as a result of such third-party conduct and may be required to expend significant time and incur substantial costs in order to address such third-party conduct, and there can be no assurance that each of the allegations will be refuted conclusively within a reasonable period of time, or at all. The operating entities’ business and reputation may also be adversely affected as a result of such public dissemination of anonymous allegations or malicious statements.

Any negative publicity about the operating entities, their services, and their management may materially and adversely affect their reputation and business.

The operating entities may from time to time receive negative publicity in regards to the operating entities themselves, or their management or business. Some of such negative publicity may be the result of malicious harassment or unfair competition acts by third parties. The reputation of the operating entities may also be harmed due to other reasons, including misconduct of their employees or any third-party business partners with whom they conduct business. The operating entities may be materially and adversely affected as a result of any negative publicity, which in turn may cause them to lose market share, marketing customers, industry partners, and other business partnerships.

The operating entities may fail to protect their intellectual property.

As of the date of this prospectus, the operating entities have registered one domain name and one trademark. See “Business — Intellectual Property.” The operating entities rely on the intellectual property laws to protect their intellectual property rights. Nevertheless, the measures the operating entities take to protect their intellectual property rights may be inadequate to prevent improper or unauthorized uses. The improper or unauthorized use of the operating entities’ intellectual property rights may decrease the brand value and cause a decline in sales. The operating entities could, even if by omission, fail to renew their intellectual property rights in a timely manner, or third parties may challenge, and succeed in obtaining the invalidation of, any existing or future intellectual property-related documentation or rights issued to, or licensed to the operating entities. Monitoring and preventing the improper or unauthorized use of intellectual property rights requires significant effort, and could result in substantial costs and diversion of the operating entities’ management’s attention and resources. There can be no assurance that the steps that have been, or will be, taken to protect intellectual property rights will be sufficient or that third parties will not infringe upon or misappropriate the operating entities’ proprietary rights. Failure to adequately protect the operating entities’ intellectual property could materially and adversely affect our financial condition and results of operations.

Litigation may also be necessary to defend against claims of infringement or invalidity by others as the operating entities actively pursue innovation and enhance the value of their intellectual property portfolio. Any adverse outcome in litigation or any similar proceedings could adversely affect our financial condition and results of operation. In addition, the diversion of management’s attention and resources while addressing any intellectual property litigation claim, regardless of whether the claim is valid, could significantly affect our business, financial condition and results of operation.

The operating entities may be subject to intellectual property infringement disputes from time to time based on their alleged use of third-party intellectual property.

There can be no assurance that the software, technology systems, platforms, applications or other intellectual property developed or utilized by the operating entities do not or will not infringe upon valid intellectual property rights held by third parties. The operating entities may encounter disputes from time to time over rights and obligations concerning intellectual property rights held by third parties, and the operating entities may not prevail in those disputes. There could also be existing intellectual property, of which we are not aware, upon which our services may inadvertently infringe. There can be no assurance that the operating entities’ personnel or other affiliates will not use third-party copyrighted materials or intellectual property without proper authorization, on the operating entities’ websites, platforms, or applications, and users may also post unauthorized third-party content on the operating entities’ platforms, systems, or applications without authorization. As a result, the operating entities may incur liability for unauthorized duplication or distribution of the materials posted. As of the date of this prospectus, the operating entities have not been involved in claims against them alleging infringement of third-party intellectual property rights. However, the operating entities may be subject to such claims in the future. Any such intellectual property infringement claim could result in costly litigation, harm the operating entities’ reputation, divert their management attention and resources, and subject them to substantial financial harm. As a result, our financial performance may be materially and adversely affected.

The operating entities may face increased labor costs, inability to retain suitable employees, or unfavorable labor relations.

The operating entities devote significant resources to recruiting and training employees. Their ability to manage and control labor costs is subject to numerous external factors beyond their control, including market pressures with respect to prevailing wage rates, unemployment levels, health and insurance expenses, as well as the impact of wage and employee benefits legislation and regulations. Any changes in these external factors could significantly increase labor costs, which would reduce the operating entities’ net income and cash flows.

The operating entities aim to motivate and retain qualified employees. If the employees are unsatisfied with what the operating entities offer, such as remuneration packages or working environment, the operating entities may not be able to retain qualified employees or replace them with personnel of appropriate skill sets and personal attributes at comparable costs. If such an event, the operating entities may need to expend additional resources to retain or replace suitable employees.

As of the date of this prospectus, the operating entities have not been subject to any employment-related claims. However, from time to time, the operating entities may be subject to various employment-related claims, such as individual actions or government enforcement actions relating to wage-hour, labor standards, or healthcare and benefits issues. Such actions, if brought against the operating entities and are successful in whole or in part, may materially and adversely affect our financial condition and results of operations.

If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success depends, to a large extent, on the efforts of our key personnel, executive officers, senior management, and other key employees who have valuable experience, knowledge, and business connections. There is no assurance that these key personnel will not voluntarily terminate their employment with us. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our financial condition, operating results, and business prospects.

The operating entities lease facilities, and there is no assurance that the operating entities will be able to renew the leases or find suitable alternative premises upon the expiration of the relevant lease terms.

The operating entities have leased space for corporate headquarters and offices. Although the operating entities have maintained good relationships with the landowners, there is no assurance that the operating entities will be able to renew such leases on commercially reasonable terms, or at all. In the event that the operating entities are unable to renew the current leases, they will be forced to relocate and may not be able to find suitable alternative premises. Even if the operating entities are able to find desirable alternative locations, they may incur extraordinary relocation costs, hefty rental payments and significant managerial expenses. If any of these events occurs, our financial condition, operating results, and prospects may be materially and adversely affected.

In addition, the operating entities have leased office space in the PRC. The relevant PRC laws and regulations stipulate that a written lease contract shall be registered with the Department of Housing Administration for the record. In the case of a failure to comply with the registration requirement above, a fine may be imposed on the lessor and the lessee by the governmental authorities. As of the date of this prospectus, our PRC subsidiaries have two lease agreements that have not been registered with the PRC governmental authorities as required by the PRC laws and regulations. Although the failure to do so does not in itself invalidate the leases, our PRC subsidiaries may be ordered by the PRC government authorities to rectify such noncompliance and, if such noncompliance is not rectified within a given period of time, our PRC subsidiaries may be subject to fines imposed by PRC government authorities ranging from RMB1,000 to RMB10,000 for each lease agreement that has not been registered with the relevant PRC governmental authorities. The operating entity in Macau, Aosi, has leased office spaces in Macau. The relevant laws and regulations in Macau require the signature of Aosi’s director(s) or representative, as well as the signature of the counterparty on the leasing agreements and notarization. However, Aosi and the counterparty have used their company seals on the leasing agreements instead of the signature of Aosi’s director(s) or representative. As a result, the leasing agreements may be rendered invalid. In addition, certain operating agreements face the same issue. As of the date of this prospectus, Aosi intends to take remedial actions to ensure compliance with the relevant requirements; however, in connection therewith, fines may be incurred.

If the operating entities are unable to conduct marketing activities in a cost-effective manner, their results of operations and financial condition may be materially and adversely affected.

The operating entities utilize a broad mix of marketing programs to promote their services, including online advertising and other types of advertising activities. There is no assurance that these marketing programs will always be well received or result in the anticipated levels of sales, or that these programs will always be implemented in a cost-effective manner, or that these programs will always keep pace with industry developments and consumer preferences, or that the operating entities will be able to recruit or retain experienced marketing employees. Failure to implement the existing marketing programs in a cost-effective manner or to introduce new branding approaches to adapt to the evolving trends could reduce the operating entities’ market share and cause our revenue to decline.

The operating entities face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt their operations.

The operating entities’ business may be negatively impacted by the fear of, exposure to, or actual effects of, a disease outbreak, epidemic, pandemic, or similar widespread public health concern, including travel restrictions or recommendations or mandates from governmental authorities as a result of COVID-19, the threat of the virus, or the emergence of any variants. During the years ended September 30, 2023 and 2022, COVID-19 adversely affected the operating entities’ business operations. On May 5, 2023, the World Health Organization declared that COVID-19 is no longer a public health emergency of international concern. As of the date of this prospectus, the operating entities have generally recovered from the adverse impact of COVID-19 and COVID-19 has minimal impact on the operating entities’ business and operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — COVID-19 Affecting Our Results of Operations.” The emergence of regional recurrences of COVID-19 and the corresponding restrictive measures are beyond our control. The extent to which COVID-19, or similar natural disasters and health epidemics and outbreaks, may impact the operating entities will depend on future developments, which are highly uncertain and cannot be predicted, including the duration, severity, and recurrence of any such outbreak, the effectiveness of mitigation strategies, and the third-party actions taken to contain its spread and mitigate its public health effects. Any of these factors may materially and adversely affect our financial condition and results of operations.

Uncertain economic or social conditions may adversely impact the operating entities’ business.

The operating entities’ business could be negatively impacted by reduced demand for their services related to one or more significant local, regional, or global economic or social disruptions. These disruptions may include: a slow-down, recession or inflationary pressures in the general economy; reduced market growth rates; tighter credit markets for the operating entities’ suppliers, vendors, or customers; a significant shift in government policies; significant social unrest; or the deterioration of economic relations between countries or regions. Additionally, these and other economic conditions may cause the operating entities’ suppliers, distributors, contractors or other third-party partners to suffer financial or operational difficulties that they cannot overcome, resulting in their inability to provide the operating entities with the needed materials and services, in which case our results of operations could be adversely affected.

Fluctuation in the exchange rate between the US$ and foreign currencies may have an adverse effect on our business.

Some of the operating entities’ customers are located in jurisdictions that use currencies other than US$, and the operating entities’ services are delivered using foreign currencies, such as RMB, Singapore dollars, and MOP$. The MOP$ is pegged to the Hong Kong dollar, which is pegged to the US$. The MOP$ is currently pegged at approximately 8.0652 MOP to one U.S. dollar. The values of foreign currencies such as the Singapore dollar and the RMB may fluctuate against the U.S. dollars. As a result, we are exposed to risks from the foreign exchange rate fluctuations. Exchange rates between some of these currencies, such as RMB, and the US$ in recent years have fluctuated significantly and may do so in the future, thereby impacting our results of operations and cash flows in US$ terms. As of the date of this prospectus, we do not hedge our exposure to foreign exchange fluctuations through derivatives or any other means. Any adverse movement in currency exchange rates may result in an increase in our costs, which could have an adverse effect on our financial condition, results of operations, cash flows and prospects.

Fluctuations in interest rates could negatively affect our reported results of operations.

Our financial performance could be negatively impacted by the fluctuations in interest rates. Elevated interest rates may result in increased borrowing costs, potentially diminishing the operating entities’ profitability. While we strive to maintain competitive pricing for the operating entities’ services, an increase in interest rates may necessitate price adjustments. However, the competitive landscape within our industry may limit our ability to pass on these increased costs to customers. As of the date of this prospectus, interest rates have historically shown fluctuations. There is no guarantee that the operating entities will be able to fully mitigate the potential adverse effects of interest rate fluctuations. If the operating entities are unable to do so, our financial condition and results of operations could also be materially and adversely affected.

The operating entities may be involved in legal and other disputes and claims arising out of their operations.

As of the date of this prospectus, the operating entities are not a party to any material lawsuits, and we are not aware of any threats of lawsuits against the operating entities that are anticipated to have significant effects on the operating entities’ financial condition or profitability. See “Business — Legal Proceeding.” The operating entities may, from time to time, be involved in disputes with and be subject to claims by customers or other parties. There can be no assurance that when legal actions arise in the ordinary course of the operating entities’ business, any of the legal actions will be resolved in their favor. The operating entities are subject to uncertainties as to the outcome of such legal proceedings and the operating entities’ business operations may be disrupted. Legal or other proceedings involving the operating entities may, among others, result in the operating entities incurring significant costs, divert management’s attention and other resources, negatively affect the operating entities’ operations, cause negative publicity against the operating entities, or damage their reputation, regardless of whether they are successful in defending such claims or proceedings. As a result, our financial condition and results of operations may be materially and adversely affected.

Our historical financial and operating results are not indicative of our future performance and our financial and operating results may fluctuate.

Our Company’s revenue has demonstrated significant growth in the previous two fiscal years. In the fiscal years ended September 30, 2023 and 2022, our revenue was $9,702,145 and $1,834,193, respectively, representing a growth rate of approximately 429.0%. For the same fiscal years, our net income was $1,993,262 and $132,455, respectively, representing a growth rate of approximately 1,404.9%. Our growth in the same fiscal years was due to the expansion of the scope of business in 2023, with the addition of internet media services, software customization and marketing services, and business planning and consulting services. Approximately 69.59% of the increase in revenue was due to the addition of these businesses, and we may not experience similar significant growth rates in future periods. In the six months ended March 31, 2024 and 2023, our revenue was $8,218,541 and $1,786,639, respectively, and our net income was $173,415 and $314,601, respectively. While we have achieved strong financial results in the past, these results may not be sustainable or indicative of future results, and we cannot assure you that we will achieve or maintain profitability on a consistent basis. The results of operations may vary from period to period in response to a variety of factors beyond our control, including general economic conditions, regulatory actions, changes in demand for the operating entities’ services, increased competition, constantly changing industry trend, or our failure to capitalize on growth opportunities. Due to these and other factors, our historical financial performance, growth rates, profitability and operating results may not indicate future performance and you should not rely on them to predict our future performance.

Our inability to effectively manage our growth could have an adverse effect on our financial condition, results of operations, cash flows and prospects.

Our inability to manage our expansion effectively and execute our growth strategy in a timely manner, or within budget estimates, or our inability to meet the expectations of customers and other stakeholders, could have an adverse effect on our financial condition, results of operations, cash flows and prospects. Our future prospects will depend on our ability to grow our business and operations, which could be affected by many factors, including our ability to introduce new services and maintain the quality of the services, general political and economic conditions, government policies or strategies in respect of specific industries, prevailing interest rates, price of products we procure, energy supply and currency exchange rates.

In order to manage our growth effectively, we must implement, upgrade and improve our operational systems, procedures and internal controls on a timely basis. If we fail to implement these systems, procedures and controls on a timely basis, or if there are weaknesses in our internal controls that would result in inconsistent internal standard operating procedures, we may not be able to meet our customers’ needs, hire and retain new employees or operate our business effectively. Moreover, our ability to sustain our rate of growth depends significantly upon our ability to select and retain key managerial personnel, maintain effective risk management practices and train managerial personnel to address emerging challenges.

We cannot assure you that our existing or future management, operational and financial systems, procedures and controls will be adequate to support future operations or establish or develop business relationships beneficial to future operations. Failure to manage growth effectively could have an adverse effect on our financial condition, results of operations, cash flows and prospects.

The operating entities may not maintain adequate insurance, which could expose them to significant costs and business disruption.

The operating entities maintain certain insurance policies to safeguard against risks and unexpected events. See “Business — Insurance.” However, there can be no assurance that such insurance coverage will always be available or will always be sufficient to cover any damages resulting from any kind of claims. In addition, there are certain types of risks that may not be covered by the operating entities’ insurance policies, such as war, force majeure events, or certain business interruptions. In addition, there can be no assurance that when the current insurance policies expire, the operating entities will be able to renew them on favorable terms and with sufficient coverage. Claims that are not covered by the policies or a failure to renew the insurance policies may materially and adversely affect the operating entities’ business, financial condition, and results of operations.

Future acquisitions may have an adverse effect on the operating entities’ ability to manage their business.

The operating entities may acquire businesses, technologies, services, or products that are complementary to their existing businesses, although as of the date of this prospectus, our Company has not identified, nor has our Company engaged in any material discussions regarding, any potential target. Future acquisitions may expose the operating entities to potential risks, including risks associated with the integration of new operations, services, and personnel, the diversion of resources from their existing businesses, failure to achieve expected growth by the acquired businesses, and the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from their integration of new businesses.

In addition, the operating entities may be unable to identify appropriate acquisition or strategic investment targets when it is necessary or desirable to make such acquisition or investment in order to remain competitive or to expand the operating entities’ business. Even if the operating entities identify an appropriate acquisition or investment target, they may face challenges in successfully negotiating favorable terms of the acquisition or investment and in financing the proposed transaction. The operating entities may need to raise additional debt funding or sell additional equity securities to effectuate such acquisitions. The raising of additional debt funding by the operating entities, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on their assets, that would restrict their operations. The sale of additional equity securities could result in additional dilution to our shareholders. If any one or more of the afore-mentioned risks associated with acquisitions or investments materialize, the acquisitions or investments may not be beneficial to the operating entities, which in turn may materially and adversely affect our financial condition and results of operations.

We may require additional financing in the future and the operating entities’ operations could be curtailed if we are unable to obtain required additional financing when needed.

In addition to the proceeds to be raised in this offering, we may need to obtain additional debt or equity financing to fund the operating entities’ future capital expenditures. While we do not anticipate seeking additional financing in the immediate future, any additional equity financing may result in dilution to the holders of our outstanding Ordinary Shares. Additional debt financing may impose affirmative and negative covenants that would restrict our freedom to operate our business. There can be no assurance that we will be able to raise proceeds in this offering or obtain additional financing on favorable terms, or any financing at all, and the failure to obtain sufficient financing could adversely affect our business.

We have a limited operating history at our current scale, which may make it difficult to evaluate our business and future prospects.

We have a limited history of generating revenue at our current scale. As a result, we have limited financial data that can be used to evaluate our business and future prospects. Any evaluation of our business and prospects must be considered in light of our limited operating history, which may not be indicative of future performance. Because of our limited operating history, we face increased risks, uncertainties, expenses, and difficulties, including the risks and uncertainties discussed in this section.

We are subject to credit risks associated with accounts receivable, and if we are unable to collect accounts receivable from our customers, our results of operations and cash flows could be materially adversely affected.

As of March 31, 2024, we had $14,774,992 in accounts receivable. As of September 30, 2023 and 2022, we had $9,023,754 and $2,911,443 in accounts receivable, respectively. Due to uncertainty of the timing of collection, the Company maintains an allowance for doubtful accounts which reflects the Company’s best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts taking into consideration various factors, including but not limited to, historical collection experience, credit-worthiness of the debtors and the age of the receivables balance. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income (loss). See our audited consolidated financial statements included elsewhere in this prospectus.

Although we manage credit risk related to our customers by performing periodic evaluations of credit worthiness and applying other credit risk monitoring procedures, if there is an occurrence of circumstances that affect our customers’ ability to pay us such as deteriorating conditions in, bankruptcies, or financial difficulties of a customer or within their industries generally, our operating cash flow will be under significant pressure, and we could experience payment delays or default in payment to our suppliers or other creditors, which may result in material and adverse impact on our business, financial condition and results of operations.

We have historically been significantly reliant on related party loans.

We have historically been financed through related party loans. See “Related Party Transactions.” For the six months ended March 31, 2024 and 2023, we received loans from related parties in the amounts of $1,188,294 and $435,456, respectively. For the fiscal years ended September 30, 2023 and 2022, we received loans from related parties in the amounts of $477,532 and $45,741, respectively. See “Management’s Discussion and Analysis of Financial Condition And Results Of Operations — Liquidity and Capital Resources.” As of the date of this prospectus, the outstanding amount of related party loans is $1,427. Our significant related party relationships may be perceived negatively by potential stockholders or investors. In providing financing to us, certain related parties have acquired considerable influence upon our Company with respect to our operating policies, including, but not limited to, our ability to incur additional debt, make certain investments or distributions. Therefore, significant related party relationships and transactions, the terms of such relationships and transactions, and/or the termination of any such relationships or transactions, may have a material adverse effect on our results of operations moving forward.

Risks Relating to Doing Business in the PRC

In the opinion of Lektou — Advogados e Notários, our counsel as to Macau law, given that Macau is a Special Administrative Region of the PRC, the legal and operational risks associated with operating in China apply to our operations in Macau. While Macau currently operates under a different set of laws from mainland China, there can be no assurance as to whether the government of Macau will enact laws and regulations similar to mainland China, or whether any laws or regulations of mainland China will become applicable to our operations in Macau in the future, which could happen at any time and with no advance notice.

Advertisements shown during the PRC subsidiaries’ events may subject them to penalties and other administrative actions.

Under PRC advertising laws and regulations, the PRC subsidiaries are obligated to monitor the advertising content shown during their events to ensure that such content is true, accurate, and in full compliance with applicable laws and regulations. In addition, where a special government review is required for specific types of advertisements prior to posting, such as advertisements relating to pharmaceuticals, medical instruments, agrochemicals, and veterinary pharmaceuticals, they are obligated to confirm that such review has been performed and approval has been obtained from competent governmental authority. Violation of these laws and regulations may subject the PRC subsidiaries to penalties, including fines, confiscation of income, orders to cease dissemination of the advertisements, and orders to publish an announcement correcting the misleading information. In circumstances involving serious violations, such as posting a pharmaceutical product advertisement without approval, or posting an advertisement for fake pharmaceutical product, PRC governmental authorities may force the PRC subsidiaries to terminate their advertising operation or revoke their licenses.

A majority of the advertisements shown during the PRC subsidiaries’ events are provided to them by third parties. Although significant efforts have been made to ensure that the advertisements shown during their events are in full compliance with applicable laws and regulations, the PRC subsidiaries cannot assure you that all the content contained in such advertisements is true and accurate as required by the advertising laws and regulations, especially given the large number of advertisements and the uncertainty in the application of these laws and regulations. The inability of the PRC subsidiaries’ procedures to adequately and timely discover such evasions may subject them to regulatory penalties or administrative sanctions. Although the PRC subsidiaries have not been subject to any penalties or administrative sanctions in the past for the advertisements shown during their events, if they are found to be in violation of applicable PRC advertising laws and regulations in the future, the PRC subsidiaries may be subject to penalties and their reputation may be harmed, which may have a material and adverse effect on their business, financial condition, results of operations, and prospects.

Content produced and/or distributed by the PRC subsidiaries may be found objectionable by PRC regulatory authorities, which may have an adverse effect on their business.

PRC laws and regulations impose certain restrictions on content of advertisements. See “Regulations — PRC — Regulations Related to Internet Advertisement.” These regulations provide that content is prohibited to, among other things, violate PRC laws and regulations, impair the national dignity of China or the public interest, or incite ethnic hatred, propagate cults and superstition, disturb social order, spread obscenity, gambling, or violence. In addition, PRC regulatory authorities may find any content objectionable, and accordingly such content may be limited or eliminated. For example, since the outset of 2018, the Chinese government has tightened its crackdown on content it deemed to be “vulgar” or “low taste,” which caused certain rap songs to be deleted or their lyrics redacted since the government deemed them inappropriate. As of the date of this prospectus, the PRC subsidiaries have not received any notice of warning or been subject to penalties or other disciplinary action regarding content that they produce or distribute. However, we cannot assure you that content that the PRC subsidiaries produce, promote, or distribute will not be found objectionable by regulatory authorities in the future. In the event that the PRC regulatory authorities find any content that the PRC subsidiaries produce and/or distribute objectionable, such content may be deleted or restricted. As a result, the PRC subsidiaries’ business, financial condition, and results of operations may be materially and adversely affected.

The PRC subsidiaries may fail to comply with the regulations that govern their business operations.

The PRC subsidiaries are required under PRC laws and regulations to obtain and maintain permits and licenses to conduct their business, including business licenses. The PRC subsidiaries are also subject to certain supervision from the PRC government authorities, such as the State Administration for Market Regulation (the “SAMR”). The PRC regulatory authorities have broad powers to adopt regulations and other requirements affecting or restricting the PRC subsidiaries’ operations. Moreover, these regulatory authorities possess significant powers to enforce applicable regulatory requirements in case of non-compliance by the PRC subsidiaries, including the imposition of fines, sanctions, or the revocation of licenses or permits to operate the PRC subsidiaries’ business. As of the date of this prospectus, the PRC subsidiaries have maintained all the permits, approval, licenses, or other qualifications required for their operations and have not been subject to any review, investigation, fine, or penalty from any PRC regulatory authority. However, there can be no assurance that the PRC subsidiaries will not face administrative fines or penalties concerning their operations in the future, which, if imposed, may materially and adversely affect our financial condition and results of operations.

Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the PRC subsidiaries’ business and our offering.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

As of the date of this prospectus, we have not received any notice from any authorities identifying the PRC subsidiaries as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. In the opinion of our PRC counsel, AllBright Law Offices (Xiamen), neither the operations of the PRC subsidiaries, nor our listing will be affected, and that we and the PRC subsidiaries are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, because the PRC subsidiaries are not CIIOs or online platform operators that possess personal information of at least one million users or engage in data processing activities that affect or may affect national security. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that the PRC subsidiaries will not be subject to cybersecurity review and network data security review in the future. During such reviews, the PRC subsidiaries may be required to suspend their operations or experience other disruptions to their operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our financial conditions and results of operations.

The Opinions on Severely Cracking Down on Illegal Securities Activities According to Law (the “Opinions”), the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and the Archive Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In the opinion of our PRC counsel, AllBright Law Offices (Xiamen), we will not be required to complete the filing procedure since (i) we are not a PRC domestic company; and (ii) our offering and listing is not an indirect overseas offering or listing, because the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. Macau, as a Special Administrative Region of the PRC, exercises a high degree of autonomy and enjoys executive, legislative and independent judicial power, including that of final adjudication, authorized by the National People’s Congress of PRC, in accordance with the provisions of the Basic Law of Macau. In this regard, national laws of the PRC shall not be applied in Macau, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation mandating that the laws in Macau shall be in line with those in the PRC. Besides, in accordance with PRC laws, a subsidiary in mainland China in which Macau investors made an investment has been regarded and treated as a foreign-invested enterprise since its establishment. Therefore, Aosi as our Macau subsidiary shall be excluded when determining the “under 50%” threshold for filing procedures with the CSRC. As of September 30, 2023, the operating revenue of the PRC subsidiaries was RMB 18,528,301.87, which accounted for approximately 27% of the total revenue in our audited consolidated financial statements; the total income before tax of the PRC subsidiaries was RMB 1,450,734.84, which accounted for approximately 9% of the total income in our audited consolidated financial statements; the total assets of the PRC subsidiaries were RMB 14,439,438.19, which accounted for approximately 19% of the total assets in our audited consolidated financial statements; the net assets of the PRC subsidiaries were RMB 490,714.38, which did not account for 50% of the net assets in our audited consolidated financial statements.

On February 24, 2023, the CSRC, together with the Ministry of Finance (the “MOF”), National Administration of State Secrets Protection and National Archives Administration of China, promulged the Archive Provisions, which became effective on March 31, 2023 together with the Trial Measures. The Archive Provisions require that, among other things, (i) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (ii) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. In the opinion of our PRC counsel, AllBright Law Offices (Xiamen), the documents we have provided or disclosed, or plan to provide or disclose, do not contain any state secrets or working secrets of government agencies. However, there remains uncertainty as to how relevant competent authorities will define “state secrets or working secrets of government agencies.” If they recognize that the documents we have disclosed or provided, or plan to disclose or provide, contain “state secrets or working secrets of government agencies,” we or the PRC subsidiaries may be subject to the approval requirements of the Archive Provisions. Any failure or perceived failure by our Company or the PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the Archive Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Opinions, the Trial Measures, the Archive Provisions, and any related implementing rules to be enacted may subject us to additional compliance requirements in the future. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will meet the standards of the CSRC if we are subject to relevant compliance requirements, or that we will be able to comply with any additional regulatory requirements, which may arise from the evolving interpretation of the Opinions, the Trial Measures, or any related implementing rules to be enacted, with respect to our future overseas capital-raising activities.

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on the PRC subsidiaries’ business and operations.

Substantially all of the PRC subsidiaries’ assets and operations are currently located in China. Accordingly, the PRC subsidiaries’ business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect the PRC subsidiaries’ business and operating results, reduce demand for their products, and weaken their competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on the PRC subsidiaries. For example, the PRC subsidiaries’ financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may cause decreased economic activities in China, which may adversely affect the PRC subsidiaries’ business and operating results.

Furthermore, our Company, the PRC subsidiaries, and our investors may face uncertainty about future actions by the government of China that could significantly affect the PRC subsidiaries’ financial performance and operations. As of the date of this prospectus, neither our Company nor the PRC subsidiaries have received or were denied permission from Chinese authorities to list on U.S. exchanges. However, there is no guarantee that our Company or the PRC subsidiaries will receive or not be denied permission from Chinese authorities to list on U.S. exchanges in the future.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. The PRC subsidiaries are subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations (some of which are not published in a timely manner or at all) that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Given the Chinese government’s significant oversight and control over the conduct of the PRC subsidiaries’ business, the Chinese government may intervene or influence their operations at any time, which could result in a material change in the PRC subsidiaries’ operations and/or the value of our Ordinary Shares.

The Chinese government has significant oversight and control over the conduct of the PRC subsidiaries’ business and may intervene or influence their operations at any time as the government deems appropriate to further regulatory, political, and societal goals, which could result in a material change in the PRC subsidiaries’ operations and/or the value of our Ordinary Shares.

The Chinese government has recently published new policies that significantly affected certain industries such as the internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect the PRC subsidiaries’ business, financial condition, and results of operations. Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, the PRC subsidiaries’ may incur increased compliance costs or become subject to additional restrictions in their operations. Certain areas of the law, including intellectual property rights and confidentiality protections, in China may also not be as effective as in the United States or other countries. In addition, the PRC subsidiaries cannot predict the effects of future developments in the PRC legal system on their business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors.

Any actions by the Chinese government, including any decision to intervene or influence the operations of the PRC subsidiaries, may cause us to make material changes to the operations of the PRC subsidiaries, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to decline significantly or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of our subsidiaries to operate in China may be impaired by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, foreign investment limitations, and other matters. The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts for the PRC subsidiaries to ensure their compliance with such regulations or interpretations. As such, the PRC subsidiaries may be subject to various government and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be later denied or rescinded. Although we believe our Company and the PRC subsidiaries are currently not required to obtain permission from any Chinese authorities and have not received any notice of denial of permission to list on U.S. exchanges as of the date of this prospectus, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, particularly in the event permission to list on U.S. exchanges may be later required, or withheld or rescinded once given.

Accordingly, government actions in the future, including any decision to intervene or influence the operations of the PRC subsidiaries at any time, may cause us to make material changes to the operations of the PRC subsidiaries, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to decline significantly or be worthless.

The PRC subsidiaries have not made adequate housing fund contributions for all employees as required by PRC regulations, which may subject them to penalties.

According to the PRC Social Insurance Law and the Administrative Regulations on the Housing Funds, companies operating in China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance (collectively known as “social insurance”), and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees. The requirement of social insurance and housing fund has not been implemented consistently by the local governments in China given the different levels of economic development in different locations.

The PRC subsidiaries have not made adequate housing fund contributions for all employees. With respect to housing fund plans, the PRC subsidiaries may be required to pay and/or deposit housing funds in full and on time within the prescribed time limit. If they fail to do so, relevant authorities could impose a fine of not less than RMB10,000 nor more than RMB50,000 and file applications to competent courts for compulsory enforcement of payment and deposit. As of September 30, 2023, we estimate that the amount of outstanding housing funds was approximately $789.53 and the amount of late fees and potential fines was in the range of approximately $1,389.04 and $6,945.20. We have not made accruals for the expected amounts owed, including late fees and fines that may be imposed by the relevant local government authorities in the financial statements. There are a number of policies providing that local governmental authorities shall act carefully to avoid burdensome measures over the small- and medium-size entities. For example, pursuant to the Emergency Notice on Practicing Principles of the State Council Executive Meeting and Stabilizing Work on Collecting Social Insurance Premiums, promulgated by the Ministry of Human Resources and Social Security on September 21, 2018, local authorities are prohibited from recovering the unpaid social insurance premiums from enterprises without permission in a centralized manner. Although we have not received any inquiry, notice, warning, or sanctions regarding such late fees or fines, the interpretation and implementation of labor-related laws and regulations are still constantly evolving which may be further amended from time to time. Accordingly, if the relevant PRC authorities determine that the PRC subsidiaries shall make supplemental housing fund contributions or that they are subject to fines and legal sanctions in relation to their failure to make housing fund contributions in full for their employees, their business, financial condition, and results of operations may be adversely affected.

Recent joint statement by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act (the “HFCA Act”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years (two consecutive years as amended under the Consolidated Appropriations Act, as discussed below), the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the HFCA Act. In the announcement, the SEC clarified that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also stated that the SEC staff is actively assessing how best to implement the other requirements of the HFCA Act, including the identification process and the trading prohibition requirements.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act.

On December 16, 2021, the PCAOB issued a report on its determinations that the Board is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, Enrome LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Singapore, and subject to inspection by the PCAOB on a regular basis. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and substantially all of our operations are conducted in China. Furthermore, if the PCAOB is unable to inspect our accounting firm in the future, the HFCA Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within two years, as amended, will prohibit trading in our securities, and, as a result, an exchange may determine to delist our securities and trading in our securities could be prohibited.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or the PRC subsidiaries to liability or penalties, limit our ability to inject capital into the PRC subsidiaries, limit the PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, the State Administration of Foreign Exchange (“SAFE”) issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or “SAFE Circular 37.” According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual shareholder, name, and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. In February 2015, SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Circular 13,” effective in June 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

In addition to SAFE Circular 37 and SAFE Circular 13, our ability to conduct foreign exchange activities in China may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions, the failure of which may subject such PRC individual to warnings, fines, or other liabilities.

As of the date of this prospectus, certain of our current shareholders who are subject to the SAFE Circular 37 have not completed the initial registrations with the qualified banks as required by the regulations. We may not be informed of the identities of all the PRC residents holding direct or indirect interest in our Company, and we have no control over any of our future beneficial owners. Thus, we cannot provide any assurance that our current or future PRC resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC resident beneficial owners to comply with these SAFE regulations may subject us or our PRC resident beneficial owners to fines and legal sanctions, restrict our cross-border investment activities, or limit the PRC subsidiaries’ ability to distribute dividends to or obtain foreign-exchange-dominated loans from us, or prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

The PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

We are an exempted company with limited liability incorporated in the Cayman Islands. We may need dividends and other distributions on equity from the PRC subsidiaries to satisfy our liquidity requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If the PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Current PRC regulations permit the PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, the PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. The PRC subsidiaries may also allocate a portion of their respective after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. These limitation on the ability of the PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Governmental control of currency conversion may affect the value of your investment and our payment of dividends.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. The PRC subsidiaries receive substantially all of their revenue in RMB. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, the PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demand, we may not be able to pay dividends in foreign currencies to our shareholders.

The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules and recently adopted PRC regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the Ministry of Commerce (“MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers or acquisitions that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to MOFCOM when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the “Prior Notification Rules,” issued by the State Council in August 2008 is triggered. In addition, the Provisions of the Ministry of Commerce on the Implementation of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “Security Review Rules”) issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the Security Review Rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is clear that the PRC subsidiaries’ business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns. MOFCOM or other government agencies, however, may publish explanations in the future determining that the PRC subsidiaries’ business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. The PRC subsidiaries’ ability to expand their business or maintain or expand their market share through future acquisitions would as such be materially and adversely affected.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against our Company or our management based on foreign laws.

Our Company is an exempted company incorporated under the laws of the Cayman Islands. In addition, a majority of our senior executive officers, directors and independent director nominees, including Yunting Chen, Qiongshan Huang, and Jinbo Xu, reside within mainland China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon our Company or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our Company and those persons inside mainland China. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against our Company or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against our Company or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Risks Relating to Doing Business in Macau and Singapore

Conducting business in Macau has certain risks relating to political, economic, and social changes in Macau and mainland China.

Given that Macau is a Special Administrative Region of the PRC, the legal and operational risks associated with operating in China apply to our operations in Macau. While Macau currently operates under a different set of laws from mainland China, there can be no assurance as to whether the government of Macau will enact laws and regulations similar to mainland China, or whether any laws or regulations of mainland China will become applicable to our operations in Macau in the future, which could happen at any time and with no advance notice.

Conducting business in Macau involves certain risks relating to changes in the political, economic, and social conditions of mainland China and Macau. Additional risks include changes in Macau’s governmental policies, Macau’s laws and regulations, or exchange control regulations, restrictions on foreign investment, repatriation of capital, measures introduced to combat inflation, such as interest rate hikes, and changes to the rates or method of taxation. Our operations in Macau are exposed to the risk of changes in laws and policies that govern operations of Macau-based companies. Therefore, we cannot be certain whether new PRC government policies and regulatory measures applicable in mainland China may indirectly but nevertheless materially and adversely affect our business, financial condition, results of operations or prospects.

We are subject to Macau laws and regulations that are generally applicable to Macau entities, including Macau laws and regulations that result in oversight over data security.

Aosi, as a Macau registered entity, is subject to Macau laws generally applicable to Macau entities. Aosi provides internet media, business planning and consulting, and software customization and marketing services in Macau. We believe Aosi is compliant with the laws and regulations governing its existence and operations in Macau, including without limitation, laws and regulations relating to data security and anti-monopoly, to the extent such laws and regulations are applicable to Aosi. In the opinion of Lektou — Advogados e Notários, our counsel as to Macau law, the regulatory requirements related to data security in Macau are stipulated by Law no. 8/2005 “Personal Data Protection Act”, Law no. 11/2009 “Law on Computer Crime Combat” (amended by Law no. 4/2020) and Law no. 13/2019 “Cybersecurity Law.” The relevant provisions for anti-monopoly practices in Macau are stipulated by the Macau Commercial Code, which addresses “Unfair Competition,” as well as in Law no. 9/2021 “Consumer Rights and Interests Protection Law.” In the opinion of Lektou — Advogados e Notários, violations of the relevant laws and regulations would result in administrative penalties, criminal or civil liability, or may incur accessory penalties such as the closure of business premises or a prohibition on engaging in related business activities for a particular period of time. Under general terms, violations of the afore-mentioned laws would not fundamentally impede Aosi’s ability to conduct business, accept foreign investment or list on U.S./foreign exchanges, unless under certain circumstances. For instance, violations of provisions in Law no. 11/2009 could potentially lead to the court ordering the dissolution of the company, or Public Ministry may request the judicial liquidation of the company under the specific circumstances specified in Article 329 of the Macau Commercial Code. However, the usual penalties for regulatory infractions, while disruptive, would not permanently or fundamentally impact Aosi’s capacity to perform its business activities or seek foreign investment, except in the event of these more severe legal consequences like company dissolution or liquidation.

Developments in the social, political, regulatory and economic environment in Singapore, may have a material and adverse impact on us.

The operating entities have some operations in Singapore. Our business prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Singapore. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. Negative developments in Singapore’s socio-political environment may adversely affect our financial condition, results of operations and prospects. Although the overall economic environment in Singapore appears to be positive, there can be no assurance that this will continue to prevail in the future.

Risks Relating to This Offering and the Trading Market

There has been no public market for our Ordinary Shares prior to the completion of this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to the completion of this offering, there has not been a public market for our Ordinary Shares. As of the date of this prospectus, we plan to list our Ordinary Shares on the Nasdaq Capital Market. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed below in “— The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our Ordinary Shares, distort the market perception of our share price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid share price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase Ordinary Shares offered by us in the offering, upon completion of the offering, you will incur immediate dilution of $[•] per share, based on an initial public offering price of $[•]. See “Dilution.” In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Ordinary Shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes- Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The PCAOB has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon completion of this offering, we will become subject to certain reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit in accordance with U.S. securities laws is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the applicable rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to reduced disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these reduced regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will incur substantial increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, will impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations will increase our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We will evaluate and monitor developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 25,000,000 Ordinary Shares are issued and outstanding before the consummation of this offering, and 26,500,000 Ordinary Shares will be issued and outstanding immediately after the consummation of this offering, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future and you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. All dividends are subject to certain restrictions under Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium account, and provided that under no circumstances may a dividend be paid if following such payment the Company shall be unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to the completion of our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. See “Use of Proceeds.” Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the net proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We plan to list our Ordinary Shares on the Nasdaq Capital Market. Following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control.

Some provisions of our amended and restated memorandum of association (the “Memorandum”) and amended and restated articles of association (the “Articles of Association”), as amended from time to time (collectively the “Memorandum and Articles of Association”), may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

•        provisions that authorize our board of directors to issue preference shares in one or more series and to designate the rights, preferences and restrictions of such preference shares without any further vote or action by our shareholders to the extent of available authorized but unissued shares; and

•        provisions that limit the ability of our shareholders to requisition and convene general meetings of shareholders.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades, transactions or transfers of Ordinary Shares entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our board of directors may decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 40 days in any year.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our Memorandum and Articles of Association, by the Companies Act (As Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than they would as public shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our Articles of Association allow our shareholders holding shares which carry in aggregate not less than ten percent of all votes attaching to the issued and outstanding shares of the Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board of directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Advance notice of not less than seven clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of, at the time when the meeting proceeds to business, the holders of a third of the shares of the Company present in person or by proxy.

It is not certain if we will be classified as a Singapore tax resident.

Under the Singapore Income Tax Act, the tax residency of a company is determined by where the business is controlled and managed, even if it is established outside Singapore. A company is a non-resident when the control and management of its business is not exercised in Singapore, where “control and management” is defined as the making of decisions on strategic matters, such as those concerning a company’s policy and strategy. This is a question of fact. Typically, the location of the company’s board of director meetings where strategic decisions are made determines where the control and management is exercised. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore or where board resolutions are merely passed by written resolutions and no physical meeting is held. Where board meetings are held by teleconference or videoconference, it is possible that the place of de facto control and management will be considered to be in Singapore where the majority of the board of directors with the authority to make strategic decisions are physically located in Singapore when they sign such consent or attend such conferences, or where the chairman of the board of directors is physically located in Singapore.

We believe that the Company, which is a Cayman Islands exempted company, is not a Singapore tax resident for Singapore income tax purposes. However, the tax residence status of the Company is subject to determination by the Inland Revenue Authority of Singapore (“IRAS”), and uncertainties remain with respect to the interpretation of the term “control and management” for the purposes of the Singapore Income Tax Act. If IRAS determines that the Company is a Singapore tax resident for Singapore income tax purposes, the portion of the Company’s single company income on an unconsolidated basis that is received or deemed by the Singapore Income Tax Act to be received in Singapore, where applicable, may be subject to Singapore income tax at the prevailing tax rate of 17% before applicable income tax exemptions or relief. If the Company is regarded as a Singapore tax resident, any dividends received or deemed received by the Company in Singapore from our subsidiary located in a foreign jurisdiction with a rate of income tax or tax of a similar nature of no more than 15% may generally be subject to additional Singapore income tax where there is no other applicable tax treaty between such foreign jurisdiction and Singapore. Income is considered to have been received in Singapore when it is: (i) remitted to, transmitted, or brought into Singapore; (ii) applied in or towards the satisfaction of any debt incurred in respect of a trade or business carried on in Singapore; or (iii) applied to purchase any movable property that is brought into Singapore.

In addition, as Singapore does not impose withholding tax on dividends declared by Singapore resident companies. If the Company is considered a Singapore tax resident, dividends paid to the holders of our Ordinary Shares will not be subject to withholding tax in Singapore. Regardless of whether or not the Company is regarded as a Singapore tax resident, holders of our Ordinary Shares who are not Singapore tax residents would generally not be subject to Singapore income tax on gains derived from the disposal of our Ordinary Shares if such shareholders do not maintain a permanent establishment in Singapore, to which the disposition gains may be effectively connected, and the entire process (including the negotiation, deliberation, execution of the acquisition and sale, etc.) leading up to the actual acquisition and sale of our Ordinary Shares is performed outside of Singapore. For Singapore resident shareholders, if the gain from disposal of our Ordinary Shares is considered by IRAS as income in nature, such gain will generally be subject to Singapore income tax, and not taxable in Singapore if the gain is considered by IRAS as capital gains in nature.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our [•] taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed to be a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Taxation — Passive Foreign Investment Company (“PFIC”) Consequences.”

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we make a liquidating distribution, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our Company to claims, by paying public shareholders prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Our Company and any director or manager of the Company who knowingly and willfully authorizes or permits any distribution or dividend to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would commit an offence and may be liable to a fine of Cayman Islands dollars 15,000 and to imprisonment for five years in the Cayman Islands.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

Our Company is an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, as amended and by the Companies Act (As Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on the civil liability provisions of U.S. securities laws, so far as the liabilities imposed by those provisions are penal in nature.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” “potential” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

•        our ability to execute our growth strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to attract customers and further enhance our brand recognition;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        trends and competition in our industry; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Industry Data and Forecasts

This prospectus contains data related to our industry. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. Our industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of our industry subjects any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

As of the date of this prospectus, all our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier (Cayman) LLP, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Ogier (Cayman) LLP that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

Bird, our counsel with respect to the laws of Singapore, has advised us that there is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

Bird has further advised us that in making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a definite sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed or ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law. However, a foreign judgment will generally not be enforced, even if it satisfies the requirements above, if it was procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy of Singapore, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such a determination has yet to be conclusively made by a Singapore court in a reported decision.

Macau

Lektou — Advogados e Notários, our counsel as to Macau law, has advised us the recognition and enforcement of foreign judgments are provided for under the Macau Civil Procedure Law. Macau courts may recognize and enforce foreign judgments in accordance with the requirements set forth in the Macau Civil Procedure Law, unless there is a special arrangement in place, such as the Agreement on Reciprocal Confirmation and Enforcement of Judgments in Civil and Commercial Matters between China and the Macau Special Administrative Region of 2006. For the Macau courts to recognize and enforce foreign judgments, the following requirements must generally be met:

•        There must be no doubts about the authenticity of the document containing the decision or about the intelligibility of the decision.

•        The decision must have become final and unappealable according to the law of the place where it was rendered.

•        It must come from a court whose jurisdiction has not been provoked in fraud of the law and does not deal with matters of exclusive jurisdiction of the courts of Macau.

•        The exception of lis pendens or res judicata cannot be invoked on the basis of the matter affecting the Macau court, unless it was the Macau court outside Macau that prevented the jurisdiction.

•        The defendant must have been regularly summoned for the action, under the terms of the law of the place of the court of origin, and the principles of the adversarial system and the equality of the parties must have been observed.

•        The decision cannot contain a ruling whose confirmation would lead to a result that is manifestly incompatible with public order.

The Macau court’s role in the recognition and enforcement of foreign judgments is limited to examining whether the foreign judgments satisfy the specific aforementioned requirements. The court does not delve into the substantive or fundamental issues of the case.

Mainland China

As of the date of this prospectus, a majority of our senior executive officers, directors and independent director nominees, including Yunting Chen, Qiongshan Huang, and Jinbo Xu, reside within mainland China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon our Company or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against our Company and those persons inside mainland China. In the opinion of AllBright Law Offices (Xiamen), our PRC legal counsel, there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman Islands courts that are predicated upon the civil liability provisions of the United States federal and state securities laws. AllBright has further advised that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. See “Risk Factors — Risks Relating to Doing Business in the PRC — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against our Company or our management based on foreign laws.”

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 1,500,000 Ordinary Shares in this offering will be approximately $6,725,000, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, based on the assumed initial public offering price of $5.00 per Ordinary Share, the midpoint of the estimated price range set forth on the cover page of this prospectus, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants.

We plan to use the net proceeds we receive from this offering for the following purposes:

•        approximately 45% for working capital and other general operations;

•        approximately 28% for business expansion through acquisitions of appropriate media platforms, although as of the date of this prospectus, our Company has not identified, nor has our Company engaged in any material discussions regarding, any potential target;

•        approximately 15% for brand promotion and marketing; and

•        approximately 12% for software development.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors — Risks Relating to This Offering and the Trading Market — Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.”

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

In using the proceeds of this offering, we are permitted under PRC laws and regulations to utilize the proceeds from this offering to fund our PRC subsidiaries by making loans or additional capital contributions, subject to applicable government registration and approval requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors — Risks Relating to Doing Business in the PRC.”

EXCHANGE RATE INFORMATION

The accompanying consolidated financial statements are presented in U.S. dollars, which is the reporting currency of SMD. The functional currency of Smart Digital Meta is Singapore dollars. The functional currency of Smart Digital HK is Hong Kong dollars. The functional currency of Aosi is Macanese Pataca. The functional currency of Smart Digital GZ, Hengqin, and Liubenmu is RMB.

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of income and comprehensive income as other income (other expenses).

The Macanese Pataca is pegged to the Hong Kong dollar, which is pegged to the U.S. dollars. The Macanese Pataca is currently pegged at approximately 8.0652 Macanese Pataca to one U.S. dollar. The values of foreign currencies such as the Singapore dollar and the RMB may fluctuate against the U.S. dollars. Any significant variations of the aforementioned currencies may materially affect our financial condition in terms of reporting in U.S. dollars. See “Risk Factors — Risks Relating to Our Business and Industry — Fluctuation in the exchange rate between the US$ and foreign currencies may have an adverse effect on our business.” The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	March 31, 2024	March 31, 2023
US$ to Singapore dollar Year End	1.3476	1.3270
US$ to Singapore dollar Average Rate	1.3453	1.3604
	March 31, 2024	March 31, 2023
US$ to RMB Year End	7.0950	6.8717
US$ to RMB Average Rate	7.1234	6.9688
	September 30, 2023	September 30, 2022
US$ to Singapore dollar Year End	1.3661	1.4323
US$ to Singapore dollar Average Rate	1.3518	1.3717
	September 30, 2023	September 30, 2022
US$ to RMB Year End	7.2975	7.1092
US$ to RMB Average Rate	7.0618	6.5586

DIVIDEND POLICY

We are a holding company incorporated in the Cayman Islands. As a holding company, we have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Subject to the PFIC rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

The payment of dividends will be determined at the discretion of our board of directors and is also subject to Cayman Islands law and our memorandum and articles of association, as amended from time to time. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend out of profits or its share premium account, provided that in no circumstances may a dividend be paid if following such payment, the company shall be unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on the receipt of dividends and other distributions from our subsidiary, Smart Digital Meta. Smart Digital Meta will rely on payments made from its subsidiaries, Smart Digital HK and Aosi. Smart Digital HK will rely on payments made from its subsidiary, Smart Digital GZ, which in turn will rely on payments made from its subsidiary, Liubenmu. Aosi will rely on payments made from its subsidiary, Hengqin.

Under the Companies Act 1967 of Singapore, no dividend is payable to the shareholders of any Singapore-incorporated company except out of profits. As a result, our ability to pay dividends depends upon dividends paid by Smart Digital Meta and its subsidiaries. There is currently no foreign exchange control restriction imposed by the Singapore government on the ability of Smart Digital Meta to transfer capital within, into and out of Singapore.

Current PRC regulations permit the PRC subsidiaries, to pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the PRC subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. The PRC subsidiaries are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of their boards of directors. Although the statutory reserves can be used, among other purposes, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, SAFE Circular 3 issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if the PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or the PRC subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Smart Digital HK may be considered a non-resident enterprise for tax purposes, so that any dividends Smart Digital GZ pays to Smart Digital HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration — PRC Taxation.”

Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to any dividends paid by Smart Digital GZ to its immediate holding company, Smart Digital HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or the PRC subsidiaries to liability or penalties, limit our ability to inject capital into the PRC subsidiaries, limit the PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us,” “Risk Factors — Risks Relating to Doing Business in the PRC — The PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business,” and “Risk Factors — Risks Relating to Doing Business in the PRC — Governmental control of currency conversion may affect the value of your investment and our payment of dividends.”

Pursuant to the Macau Commercial Code, shareholders share profits and losses proportional to their capital contributions, and a Macau company cannot distribute its assets to shareholders except as profits. Profits are the accounting period’s value exceeding the company’s capital plus required reserves, and cannot be distributed if there are prior year losses without first covering them and replenishing the reserves that are compulsory in accordance with the law or with the articles of association. A part of the profits of the accounting period of no less than 25% shall be retained as legal reserve by the company, until it reaches an amount equal to half of the capital. The articles of association can stipulate that a certain percentage of the distributable profits of the accounting period, of no less than 25% and no more than 75%, shall be compulsorily distributed to shareholders. Distributable profits are disposed of by the shareholders’ resolution. The profit distribution resolution must distinguish between the current period profits and the free reserves which are stipulated by the articles of association or by resolution of the shareholders. The administrators must not effect any profit distribution that violates the foregoing rules. If the profit distribution resolution is not put into effect, the administrators must explain the reasons to the supervisory board or to the single supervisor of the company, if they exist, and call a shareholder meeting to discuss and decide on the situation.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2024:

•        on an actual basis; and

•        on an as adjusted basis to reflect the issuance and sale of 1,500,000 Ordinary Shares by us in this offering at the assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of March 31, 2024
	Actual	As adjusted(1)
	$	$
Cash and cash equivalents	180,323	6,905,323
Short-term loans	—
Long-term loans, including current portion	—
Finance lease liabilities, including current portion	—
Shareholders’ Equity:
Additional paid in capital	(25,000)	6,698,500
Ordinary shares, US$0.001 par value, 50,000,000 shares authorized, 25,000,000 shares issued and outstanding; 26,500,000 shares issued and outstanding, as adjusted, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants	25,000	26,500
Retained earnings	4,797,995	4,797,995
Accumulated other comprehensive income	6,996	6,996
Total Shareholders’ Equity	804,991	11,529,991
Total Capitalization	804,991	11,529,991

____________

(1)      Reflects the issuance and sale of 1,500,000 Ordinary Shares in this offering at an assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. We estimate that the net proceeds will be approximately $6.73 million.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, would increase (decrease) each of total shareholders’ equity and total capitalization by $1.38 million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants. An increase (decrease) of 1,000,000 Ordinary Shares in the number of Ordinary Shares offered by us would increase (decrease) each of total shareholders’ equity and total capitalization by $4.6 million, based on an assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and estimated expenses payable by us, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently issued and outstanding Ordinary Shares.

Our net tangible book value as of March 31, 2024, was US$4,804,991, or US$0.19 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the estimated underwriting discounts to the underwriters and the estimated offering expenses payable by us, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants.

After giving effect to the sale of Ordinary Shares offered in this offering based on the initial public offering price of $5.00 per Ordinary Share (the midpoint of the estimated price range set forth on the cover page of this prospectus) after deduction of the estimated underwriting discounts and non-accountable expense allowance to the underwriters and the estimated offering expenses payable by us, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants, our as adjusted net tangible book value as of March 31, 2024, would have been $11.53 million, or $0.44 per issued and outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.25 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $4.56 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions.

Assumed Initial public offering price per Ordinary Share	$5.00
Net tangible book value per Ordinary Share as of March 31, 2024	$0.19
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$0.25
Pro forma net tangible book value per Ordinary Share immediately after this offering	$0.44
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$4.56

The following tables summarize, on a pro forma as adjusted basis as of March 31, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and non-accountable expense allowance to the underwriters and the estimated offering expenses payable by us, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	25,000,000	94.34%	$25,000	0.33%	$0.001
New investors	1,500,000	5.66%	$7,500,000	99.67%	$5.00
Total	26,500,000	100%	$7,525,000	100%	$0.28

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

SMD was incorporated on November 3, 2022, as an exempted company with limited liability in the Cayman Islands.

On October 1, 2020, EASY COMMERCE PTE. LTD., the predecessor of Smart Digital Meta, was incorporated in Singapore. On September 15, 2022, the name of EASY COMMERCE PTE. LTD was changed to SMART DIGITAL META PTE. LTD., which was originally 100% owned by WANG XIAOMEI. Smart Digital Meta has subsequently become a wholly owned subsidiary of SMD through the following equity transfers: (i) on September 15, 2022, WANG XIAOMEI transferred 100% equity interests in Smart Digital Meta to SAM WAI HONG; and (ii) on January 12, 2024, SAM WAI HONG transferred 100% equity interests in Smart Digital Meta to SMD.

On November 18, 2022, Smart Digital HK was incorporated in Hong Kong as a wholly owned subsidiary of Smart Digital Meta.

On December 28, 2018, Aosi was organized in Macau, which was originally 90% owned by SAM WAI HONG and 10% owned by LEI TUN KEI, SAM WAI HONG’s wife. Aosi has subsequently become a wholly owned subsidiary of Smart Digital Meta through the following equity transfers: (i) on October 25, 2022, SAM WAI HONG transferred 40% of equity interests in Aosi to Smart Digital Meta, and LEI TUN KEI transferred 10% of equity interests in Aosi to Smart Digital Meta; and (ii) on January 8, 2023, SAM WAI HONG transferred the remaining 50% equity interests in Aosi to Smart Digital Meta.

On December 30, 2022, Smart Digital GZ was organized in Guangzhou city, Guangdong province, PRC, as a wholly owned subsidiary of Smart Digital HK.

On February 7, 2018, Liubenmu was organized in Xiamen city, Fujian province, PRC. On May 23, 2023, Smart Digital GZ acquired 100% equity interests in Liubenmu from Minbo Fu.

On April 3, 2023, Hengqin was organized in Zhuhai city, Guangdong province, PRC, as a wholly owned subsidiary of Aosi.

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands with no material operations of our own. We are not a Chinese operating company. Our operations are conducted through the operating entities in Macau, Singapore and mainland China. Our corporate structure involves unique risks to investors. Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to decline significantly or become worthless. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the operating entities in Macau, Singapore and mainland China. Holders of our Ordinary Shares do not directly own any equity interests in our subsidiaries, including the equity interests in the operating entities in Macau, Singapore and mainland China, but will instead own shares of a Cayman Islands holding company.

We directly hold 100% equity interests in the operating entities, and we do not currently use a VIE structure. The following diagram illustrates the ownership structure of the Company as of the date of this prospectus, and upon completion of this offering, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants:

____________

Notes:

(1)      Represents an aggregate of 6,416,052 Ordinary Shares held by 20 minority shareholders, each one of which holds less than 5% of our Ordinary Shares, as of the date of this prospectus. Among such minority shareholders is Winwin Asia Group Co., Ltd, which holds 500,000 Ordinary Shares and is 100% owned by SAM WAI HONG, our Chairman of the Board of Directors, as of the date of this prospectus.

(2)      Represents 10,000,000 Ordinary Shares held by CHINAINVEST INTERNATIONAL GROUP CO., LTD., which is 100% owned by SAM WAI HONG, our Chairman of the Board of Directors, as of the date of this prospectus.

(3)      Represents 4,448,948 Ordinary Shares held by BOBO WORLDWIDE HOLDINGS LIMITED, which is 100% owned by WEI LIYA, as of the date of this prospectus.

(4)      Represents 4,135,000 Ordinary Shares held by LIAO Junhui, as of the date of this prospectus. LIAO Junhui is the legal representative, executive director, and manager of Smart Digital GZ. See “Related Party Transactions.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Disclosure Regarding Forward-Looking Statements” and elsewhere in this prospectus.

Overview

Our Company is an exempted company incorporated in the Cayman Islands. Our Company has no material operations of its own and conducts its business operations through three operating entities: SMART DIGITAL META PTE. LTD., AOSI PRODUCTION CO., LTD., and Xiamen Liubenmu Culture Media Co., Ltd. The afore-mentioned operating entities conduct their business activities in Singapore, Macau, and Mainland China, respectively. In the fiscal year ended September 30, 2022, the operating entities provided only event planning and execution services. In the fiscal year ended September 30, 2023, the operating entities expanded the scope of their business and began to provide a broader range of services including: (1) event planning and execution services, which consist of drafting event planning proposals, customizing event marketing strategies, engaging event sponsors and other related services; (2) internet media services, which include developing marketing strategies, designing marketing content, distributing such marketing content on select internet platforms and other related services; (3) software customization and marketing services, which enable customers to formulate and implement marketing activities through our AOSI PRODUCTION CO., LTD.’s proprietary software; and (4) business planning and consulting services, which include business development planning, business data analysis and other related services.

Our total revenue increased from approximately $1.8 million for the six months ended March 31, 2023 to approximately $8.2 million for the six months ended March 31, 2024. We recognized a net income of approximately $0.3 million for the six months ended March 31, 2023 and a net income of approximately $0.2 million for the six months ended March 31, 2024. Our total revenue increased from approximately $1.8 million for the fiscal year ended September 30, 2022 to approximately $9.7 million for the fiscal year ended September 30, 2023. We recognized a net income of approximately $0.1 million for the fiscal year ended September 30, 2022 and a net income of approximately $2.0 million for the fiscal year ended September 30, 2023.

Key Factors Affecting Our Results of Operations

In addition to the general factors affecting the global economy and our industry, our results of operations and financial condition are affected by numerous factors, including those set out below:

Competition from Established Competitors and New Market Entrants

The operating entities’ services face competition from established competitors, often with substantially more experience or customer resource advantage, providing high-quality services that are competitive with the operating entities’ services. Also, many of these competitors have technical advantage and supplier resource advantage, which enables these competitors to provide services at a relatively lower price. The entrance of or an additional allocation of resources by one of these competitors into the services that directly compete with the operating entities’ services could create increased pricing pressure, reduced profit margins, increased sales and marketing expenses, or the loss of market share or expected market share. See “Risk Factors — Risks Relating to Our Business and Industry — We expect competition from existing competitors and other companies that may enter the market or introduce new services in the future, which could result in pricing pressures and a decline in both our market share and revenue.”

Limited Operating History and Resources

Our limited operating history and resources prevented us from introducing a larger range of services to the customers. Our limited resources could limit our ability to maintain our operating profits, increase sales, and improve our operating results. See “Risk Factors — Risks Relating to Our Business and Industry — We have a limited operating history at our current scale, which may make it difficult to evaluate our business and future prospects.”

Extensive Government Regulations Affecting Customers, Suppliers and Other Business Partners

The operating entities’ customers, suppliers and other business partners may be subject to extensive government regulations and may be required to obtain and maintain a number of statutory and regulatory licenses, permits, certificates and approvals, which will in turn, affect the operating entities’ business and operations. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities’ customers, suppliers and other business partners may be subject to extensive government regulations.”

Trend Information

Other than the impact of COVID-19 disclosed below, we are not aware of any trends, uncertainties, demands, commitments or events for the six months ended March 31, 2024 and 2023 and for the fiscal years ended September 30, 2023 and 2022 that are reasonably likely to have a material and adverse effect on our net revenues, income, profitability, liquidity or capital resources, or that would cause the disclosed financial information to be not necessarily indicative of future results of operations or financial condition.

Impact of COVID-19

COVID-19 adversely affected the operating entities’ business operations in the fiscal years ended September 30, 2023 and 2022, as follows:

•        the operating entities encountered obstacles in providing event planning and execution services, such as the increased difficulty in obtaining permits for public gatherings, higher event execution costs, higher risk of event venue cancellations, the need for more event execution personnel, and fewer channels for customer acquisition, during the COVID-19 pandemic; and

•        the COVID-19 pandemic affected our financial performance, including the increased costs for event planning and execution services and prolonged payment collection periods from certain customers who rely on the real economy.

To address these challenges associated with COVID-19, the operating entities adopted a series of measures, including (i) developing and providing new services to customers in the fiscal year ended September 30, 2023, (ii) converting some of the existing offline events into online events, (iii) using online advertising channels to acquire customers, and (iv) communicating with suppliers to extend payment collection periods to mitigate cash flow risks.

As of the date of this prospectus, the operating entities have generally recovered from the adverse impact of COVID-19 and COVID-19 has had minimal impact on the operating entities’ business and operations. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt their operations.”

Results of Operations for the Six Months Ended March 31, 2024 and 2023

The following table summarizes our results of operations for the six months ended March 31, 2024 and 2023, respectively, and provides information regarding the dollar and percentage increase or decrease during such years:

	For the six months ended March 31,
	2024	2023	Amount	%
Revenue	$8,218,541	$1,786,639	$6,431,902	360.0%
Cost of revenue	(6,868,389)	(1,307,442)	(5,560,947)	425.3%
Gross profit	1,350,152	479,197	870,955	181.8%
Operating expenses:
Selling expenses	(75,499)	(39,349)	(36,150)	91.9%
General and administrative expenses	(1,040,069)	(81,437)	(958,632)	1,177.1%
Total operating expenses	(1,115,568)	(120,786)	(994,782)	823.6%
Income from operations	234,584	358,411	(123,827)	(34.5)%
Other expenses	(6,510)	(101)	(6,409)	6,345.5%
Interest income	362	7	355	(5,071.4)%
Interest expense	(8,870)	(9,911)	1,041	(10.5)%
Exchange gain	190	—	190	—%
Total other expense, net	(14,828)	(10,005)	(4,823)	48.2%
Income before income tax	219,756	348,406	(128,650)	(36.9)%
Income tax expense	(46,341)	(33,805)	(12,536)	37.1%
Net income	$173,415	$314,601	$(141,186)	(44.93)%

Revenue

The following table sets forth the breakdown of our revenue by service type for the six months ended March 31, 2024 and 2023, respectively:

	For the six months ended March 31,
	2024	%	2023	%	Amount	%
Internet media services	$6,271,133	76.3%	$—	—%	$6,271,133	—%
Business planning and consulting services	450,216	5.5%	638,692	35.7%	(188,476)	(29.5)%
Event planning and execution services	1,497,192	18.2%	1,147,947	64.3%	349,245	30.4%
Total	$8,218,541	100.0%	$1,786,639	100.0%	$6,431,902	360.0%

Our revenue is generated from internet media services, business planning and consulting services, and event planning and execution services. For the six months ended March 31, 2024, our revenue increased by approximately $6.4 million, or 360.0%, compared to the six months ended March 31, 2023, primarily because the operating entities expanded the scope of their business and began to provide a broader range of services.

The following table sets forth the breakdown of our revenues by geographic location for the six months ended March 31, 2024 and 2023, respectively:

	For the six months ended March 31,
Country/Region	2024	%	2023	%	Amount	%
Mainland China	$1,497,191	18.2%	$897,531	50.2%	$599,660	66.8%
Macau	6,721,350	81.8%	595,077	33.3%	6,126,273	1,029.5%
Singapore	—	—%	294,031	16.5	(294,031)	(100.0)%
Total	$8,218,541	100.0%	$1,786,639	100.0%	$(6,431,902)	360.0%

Compared with the six months ended March 31, 2023, our revenue increased by approximately $0.6 million in sales in Mainland China, by approximately $6.1 million in Macau, and decreased by approximately $0.3 million in Singapore. The increase was primarily attributed to the provision of internet media services in the six months ended March 31, 2024.

Revenue from internet media services increased by approximately $6.3 million, to approximately $6.3 million for the six months ended March 31, 2024 from nil for the six months ended March 31, 2023. The increase was primarily due to newly increased three service projects in the six months ended March 31, 2024.

Revenue from business planning and consulting services decreased by approximately $0.2 million, or 29.5%, to approximately $0.5 million for the six months ended March 31, 2024 from $0.6 million for the six months ended March 31, 2023. The decrease was mainly attributable to the completion of a certain consulting services for the six months ended March 31, 2023, with no new additions for the six months ended March 31, 2024.

Revenue from event planning and execution services increased by approximately $0.3 million, or 30.4%, to approximately $1.4 million for the six months ended March 31, 2024 from approximately $1.1 million for the six months ended March 31, 2023. The increase was primarily due to the acquisition of two sales projects for the six months ended March 31, 2024.

We did not generate any revenue from software customization and marketing services for the six months ended March 31, 2024, because we allowed the customers for software customization and marketing services to use the software free of charge for one year starting from 2024 primarily due to the general economic conditions in China.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the six months ended March 31, 2024 and 2023, respectively:

	For the six months ended March 31,
	2024	%	2023	%	Amount	%
Internet media services	$5,470,252	79.6%	$—	—	$5,470,252	—%
Business planning and consulting services	21,363	0.3%	360,671	27.7%	(339,308)	(94.1)%
Event planning and execution services	1,376,774	20.1%	946,771	72.3%	430,003	45.4%
Total	$6,868,389	100.0%	$1,307,442	100.0%	$5,560,947	425.3%

Cost of revenue of internet media services increased by approximately $5.5 million, to approximately $5.5 million for the six months ended March 31, 2024 from nil for the six months ended March 31, 2023. The increase was primarily due to a new customer obtained in the six months ended March 31, 2024. The introduction of the new customer and the resultant increase in revenue has also led to the increased related costs.

Cost of revenue of business planning and consulting services decreased by approximately $0.3 million, or 94.1%, to approximately $0.02 million for the six months ended March 31, 2024 from $0.4 million for the six months ended March 31, 2023. The decrease was primarily due to the decrease in sales volume as discussed above. The completion of a certain consulting service for the six months ended March 31, 2023, with no new additions for the six months ended March 31, 2024 has also led to the decreased related costs.

Cost of revenue of event planning and execution services increased by approximately $0.4 million, or 45.4%, to approximately $1.4 million for the six months ended March 31, 2024 from approximately $1.0 million for the six months ended March 31, 2023. The increase was primarily due to the increase in the new sales projects for the six months ended March 31, 2024.

Gross profit

The following table sets forth the breakdown of the gross profit for the six months ended March 31, 2024 and 2023, respectively:

	For the six months ended March 31,
	2024	%	2023	%	Amount	%
Internet media services	$800,881	59.3%	$—	—	$800,881	100.0%
Business planning and consulting services	428,853	31.8%	278,021	58.0	150,832	54.3%
Event planning and execution services	120,418	8.9%	201,176	42.0%	(80,758)	(40.1)%
Total	$1,350,152	100.0%	$479,197	100.0%	$870,955	181.8%

The overall gross profit increased by approximately $0.9 million, or 181.8%, to approximately $1.4 million for the six months ended March 31, 2024 from approximately $0.5 million for the six months ended March 31, 2023. Gross profit from internet media services increased by approximately $0.8 million, or 100.0%, to approximately $0.8 million for the six months ended March 31, 2024 from nil for the six months ended March 31, 2023. Gross profit from business planning and consulting services increased by approximately $0.2 million, or 54.3%, to approximately $0.4 million for the six months ended March 31, 2024 from $0.3 million for the six months ended March 31, 2023. Gross profit from event planning and execution services decreased by $80,758, or 40.1%, to $120,418 for the six months ended March 31, 2024 from $201,176 for the six months ended March 31, 2023 because the number of events decreased from 53 for the six months ended March 31, 2023 to 6 for the six months ended March 31, 2024 as a result of our change in business focus and strategy.

The overall gross margin decreased by 10.4% to 16.4% for the six months ended March 31, 2024 from 26.8% for the six months ended March 31, 2023. The decrease in overall gross margin was mainly attributable to the change in gross margin of event planning and execution services from 17.5% in the six months ended March 31, 2023 to 8.0% in the six months ended March 31, 2024.

Selling expenses

Selling expenses increased by $36,150, or 91.9%, to $75,499 for the six months ended March 31, 2024 from $39,349 for the six months ended March 31, 2023. The increase was primarily attributable to an increase in sales and marketing expenses incurred by sales and marketing staff, which included staff salaries and related benefit expenses.

General and administrative expenses

General and administrative expenses, which consist primarily of salaries, and those not specifically dedicated to selling activities, such as depreciation of property and equipment, amortization of operating leasing assets, legal and professional services fees, rental and other general corporate related expenses, increased by approximately $1.0 million, or 1,177%, to approximately $1.0 million for the six months ended March 31, 2024 from approximately $0.08 million for the six months ended March 31, 2023. The increase was primarily attributable to (i) an increase in allowance for doubtful accounts of approximately $0.5 million; and (ii) an increase in IPO expenses of approximately $0.5 million, such as audit fee and legal and professional services fees.

Other expenses

Other expenses increased by $4,823, or 48.2%, to $14,828 for the six months ended March 31, 2024 from $10,005 for the six months ended March 31, 2023. The increase was primarily attributable to an increase in bank service fees.

Income from operations

As a result of the foregoing, we recorded income from operations of approximately $0.2 million for the six months ended March 31, 2024, representing a decrease of approximately $0.1 million from approximately $0.3 million for the six months ended March 31, 2023.

Interest income

Interest income increased by $355, or 5,071.4%, to $362 for the six months ended March 31, 2024 from $7 for the six months ended March 31, 2023. The increase was primarily attributable to an increase in cash balance.

Interest expense

Interest expense decreased by $1,041, or 10.5%, to $8,870 for the six months ended March 31, 2024 from $9,911 for the six months ended March 31, 2023, since the amortization of right-of-use assets gradually decreased.

Provisions for Income Tax

Our income tax expense was approximately $0.05 million for the six months ended March 31, 2024, an increase of $12,536 or 37.1% from approximately $0.03 million for the six months ended March 31, 2023 due to our increased taxable income.

Net income

As a result of the factors described above, our net income was approximately $0.2 million for the six months ended March 31, 2024, representing a decrease of approximately $0.1 million from approximately $0.3 million for the six months ended March 31, 2023.

Results of Operations for the Fiscal Years Ended September 30, 2023 and 2022

The following table summarizes our results of operations for the fiscal years ended September 30, 2023 and 2022, respectively, and provides information regarding the dollar and percentage increase or decrease during such years:

	For the fiscal years ended September 30,
	2023	2022	Amount	%
Revenue	$9,702,145	$1,834,193	$7,867,952	429.0%
Cost of revenue	(6,491,069)	(1,387,887)	(5,103,182)	367.7%
Gross profit	3,211,076	446,306	2,764,770	619.5%
Operating expenses:
Selling expenses	(81,441)	(57,536)	(23,905)	41.5%
General and administrative expenses	(843,728)	(220,668)	(623,060)	282.4%
Total operating expenses	(925,169)	(278,204)	(646,965)	232.6%
Income from operations	2,285,907	168,102	2,117,805	1259.8%
Other expenses	(523)	—	(523)	100.0%
Interest income	50	1	49	4900.0%
Interest expense	(20,482)	(3,313)	(17,169)	518.2%
Total other expense, net	(20,955)	(3,312)	(17,643)	532.7%
Income before income tax	2,264,952	164,790	2,100,162	1274.4%
Income tax expense	(271,690)	(32,335)	(239,355)	740.2%
Net income	$1,993,262	$132,455	$1,860,807	1404.9%

Revenue

The following table sets forth the breakdown of our revenue by service type for the fiscal years ended September 30, 2023 and 2022, respectively:

	For the fiscal years ended September 30,
	2023	%	2022	%	Amount	%
Internet media services	$2,082,817	21.5%	$—	—	$2,082,817	100.0%
Business planning and consulting services	3,736,926	38.5%	—	—	3,736,926	100.0%
Event planning and execution services	2,950,094	30.4%	1,834,193	100.0%	1,115,901	60.8%
Software customization and marketing services	932,308	9.6%	—	—	932,308	100.0%
Total	$9,702,145	100.0%	$1,834,193	100.0%	$7,867,952	429.0%

Our revenue is generated from internet media services, business planning and consulting services, event planning and execution services and software customization and marketing services. For the fiscal year ended September 30, 2023, our revenue increased by approximately $7.9 million, or 429.0%, compared to the fiscal year ended September 30, 2022, primarily because the operating entities expanded the scope of their business and began to provide a broader range of services.

The following table sets forth the breakdown of our revenues by geographic location for the fiscal years ended September 30, 2023 and 2022, respectively:

	For the fiscal years ended September 30,
Country/Region	2023	%	2022	%	Amount	%
Mainland China	$2,623,733	27.0%	$1,350,667	73.6%	$1,273,066	94.3%
Macau	6,185,522	63.8%	483,526	26.4%	5,701,996	1179.3%
Singapore	892,890	9.2%	—	—	892,890	100.0%
Total	$9,702,145	100.0%	$1,834,193	100.0%	$7,867,952	429.0%

Compared with the fiscal year ended September 30, 2022, our revenue increased by approximately $1.3 million in sales in Mainland China, by approximately $5.7 million in Macau, and by approximately $0.9 million in Singapore. The increase was primarily attributed to the provision of business planning and consulting services in the fiscal year ended September 30, 2023.

Revenue from internet media services increased by approximately $2.1 million, or 100.0%, to approximately $2.1 million for the fiscal year ended September 30, 2023 from nil for the fiscal year ended September 30, 2022. The increase was primarily due to a new customer we obtained in the fiscal year ended September 30, 2023.

Revenue from business planning and consulting services increased by approximately $3.7 million, or 100.0%, to approximately $3.7 million for the fiscal year ended September 30, 2023 from nil for the fiscal year ended September 30, 2022. The increase was mainly attributable to the acquisition of five new customers, which led to seven sales projects for the fiscal year ended September 30, 2023.

Revenue from event planning and execution services increased by approximately $1.1 million, or 60.8%, to approximately $3.0 million for the fiscal year ended September 30, 2023 from approximately $1.8 million for the fiscal year ended September 30, 2022. The increase was primarily due to the increase in the average unit sales price from $14,792 per unit for the fiscal year ended September 30, 2022 to $31,721 per unit for the fiscal year ended September 30, 2023.

Revenue from software customization and marketing services increased by approximately $0.9 million, or 100.0%, to approximately $0.9 million for the fiscal year ended September 30, 2023 from nil for the fiscal year ended September 30, 2022. The increase was primarily due to a new customer we obtained in the fiscal year ended September 30, 2023.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the fiscal years ended September 30, 2023 and 2022, respectively:

	For the fiscal years ended September 30,
	2023	%	2022	%	Amount	%
Internet media services	$1,820,977	28.1%	$—	—	$1,820,977	100.0%
Business planning and consulting services	1,970,919	30.4%	—	—	1,970,919	100.0%
Event planning and execution services	2,518,166	38.7%	1,387,887	100.0%	1,130,279	81.4%
Software customization and marketing services	181,007	2.8%	—	—	181,007	100.0%
Total	$6,491,069	100.0%	$1,387,887	100.0%	$5,103,182	367.7%

Cost of revenue of internet media services increased by approximately $1.8 million, or 100.0%, to approximately $1.8 million for the fiscal year ended September 30, 2023 from nil for the fiscal year ended September 30, 2022. The increase was primarily due to a new customer obtained in the fiscal year ended September 30, 2023. The introduction of the new customer and the resultant increase in revenue has also led to the increased related costs.

Cost of revenue of business planning and consulting services increased by approximately $2.0 million, or 100.0%, to approximately $2.0 million for the fiscal year ended September 30, 2023 from nil for the fiscal year ended September 30, 2022. The increase was primarily due to the increase in sales volume as discussed above. The introduction of the new customer and the resultant increase in revenue has also led to the increased related costs.

Cost of revenue of event planning and execution services increased by approximately $1.1 million, or 81.4%, to approximately $2.5 million for the fiscal year ended September 30, 2023 from approximately $1.4 million for the fiscal year ended September 30, 2022. The increase was primarily due to the increase in the average unit cost from $11,193 per unit for the fiscal year ended September 30, 2022 to $27,077 per unit for the fiscal year ended September 30, 2023.

Cost of revenue from software customization and marketing services increased by approximately $0.2 million, or 100.0%, to approximately $0.2 million for the fiscal year ended September 30, 2023 from nil for the fiscal year ended September 30, 2022. The increase was primarily due to a new customer obtained in the fiscal year ended September 30, 2023. The introduction of the new customer and the resultant increase in revenue has also led to the increased related costs.

Gross profit

The following table sets forth the breakdown of the gross profit for the fiscal years ended September 30, 2023 and 2022, respectively:

	For the fiscal years ended September 30,
	2023	%	2022	%	Amount	%
Internet media services	$261,840	8.2%	$—	—	$261,840	100.0%
Business planning and consulting services	1,766,007	55.0%	—	—	1,766,007	100.0%
Event planning and execution services	431,928	13.4%	446,306	100.0%	(14,378)	(3.2)%
Software customization and marketing services	751,301	23.4%	—	—	751,301	100.0%
Total	$3,211,076	100.0%	$446,306	100.0%	$2,764,770	619.5%

The overall gross profit increased by approximately $2.8 million, or 619.5%, to approximately $3.2 million for the fiscal year ended September 30, 2023 from approximately $0.4 million for the fiscal year ended September 30, 2022. Gross profit from internet media services increased by approximately $0.3 million, or 100.0%, to approximately $0.3 million for the fiscal year ended September 30, 2023 from nil for the fiscal year ended September 30, 2022. Gross profit from business planning and consulting services increased by approximately $1.8 million, or 100.0%, to approximately $1.8 million for the fiscal year ended September 30, 2023 from nil for the fiscal year ended September 30, 2022. Gross profit from event planning and execution services decreased by $14,378, or 3.2%, to $431,928 for the fiscal year ended September 30, 2023 from $446,306 for the fiscal year ended September 30, 2022 because of fewer events. Gross profit from software customization and marketing services increased by approximately $0.8 million, or 100.0%, to approximately $0.8 million for the fiscal year ended September 30, 2023 from nil for the fiscal year ended September 30, 2022.

The overall gross margin increased by 8.8% to 33.1% for the fiscal year ended September 30, 2023 from 24.3% for the fiscal year ended September 30, 2022. The increase in overall gross margin was mainly attributable to the change in gross margin of business planning and consulting services from nil in the fiscal year ended September 30, 2022 to 47.3% in the fiscal year ended September 30, 2023 and the change in gross margin of software customization and marketing services from nil in the fiscal year ended September 30, 2022 to 80.6% in the fiscal year ended September 30, 2023.

Selling expenses

Selling expenses increased by $23,905, or 41.5%, to $81,441 for the fiscal year ended September 30, 2023 from $57,536 for the fiscal year ended September 30, 2022. The increase was primarily attributable to an increase in sales and marketing expenses incurred by sales and marketing staff, which included traveling and accommodation expenses, staff salaries and related benefit expenses.

General and administrative expenses

General and administrative expenses, which consist primarily of salaries, and those not specifically dedicated to selling activities, such as depreciation of property and equipment, amortization of operating leasing assets, legal and professional services fees, rental and other general corporate related expenses, increased by approximately $0.6 million, or 282.4%, to approximately $0.8 million for the fiscal year ended September 30, 2023 from approximately $0.2 million for the fiscal year ended September 30, 2022. The increase was primarily attributable to (i) an increase in research and development fees of approximately $0.3 million; (ii) an increase of approximately $0.1 million in staff salaries and related benefits; and (iii) an increase in rental and property management fees of approximately $0.1 million.

Other expenses

Other expenses increased by $523, or 100.0%, to $523 for the fiscal year ended September 30, 2023 from nil for the fiscal year ended September 30, 2022. The increase was primarily attributable to an increase in bank service fees.

Income from operations

As a result of the foregoing, we recorded income from operations of approximately $2.3 million for the fiscal year ended September 30, 2023, representing an increase of approximately $2.1 million from approximately $0.2 million for the fiscal year ended September 30, 2022.

Interest income

Interest income increased by $49, or 4900.0%, to $50 for the fiscal year ended September 30, 2023 from $1 for the fiscal year ended September 30, 2022. The increase was primarily attributable to an increase in cash balance.

Interest expense

Interest expense increased by $17,169, or 518.2%, to $20,482 for the fiscal year ended September 30, 2023 from $3,313 for the fiscal year ended September 30, 2022, as we leased more office space under operating leases and more interest expense related to lease liabilities was recognized.

Provisions for Income Tax

For the fiscal years ended September 30, 2023 and 2022, our income tax expenses were approximately $0.3 million and $0.03 million, respectively. For the fiscal year ended September 30, 2023, the Company had a taxable income of approximately $2.1 million which resulted in corporate income tax of approximately $0.3 million. For the fiscal year ended September 30, 2022, the Company had a taxable income of approximately $0.25 million, which resulted in corporate income tax of approximately $0.03 million.

Net income

As a result of the factors described above, our net income was approximately $2.0 million for the fiscal year ended September 30, 2023, representing an increase of approximately $1.9 million from approximately $0.1 million for the fiscal year ended September 30, 2022.

Liquidity and Capital Resources

Our Company has historically been financed through related party loans.

Our Company maintains the liquidity and capital resources primarily through cash flows provided by operating activities, effective collection of accounts receivable and financial support from our principal shareholders or investors. We recognize revenue when the performance obligation in a contract is satisfied by transferring the control of a promised service to a customer and will receive 30% of the contract amount when obligation takes effect and the rest 70% of the contract amount when customers confirm acceptance and the control of services is transferred. We determine the allowance for doubtful accounts based on various factors, including but not limited to, historical collection experience, credit-worthiness of the debtors and the age of the receivables balance. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. As of the date of this prospectus, we have collected 72.05% of the balance as of March 31, 2024. The following table sets forth a summary of aging of accounts receivable and the allowance for credit losses as of March 31, 2024:

As of March 31, 2024	Total	Less than 1 year	1 – 2 years	2 – 3 years
Accounts receivable	$15,716,182	$12,405,353	$2,085,365	$1,123,865
Credit loss	$(941,191)	$(620,268)	$208,536	$112,386

Our management believes that our current cash, cash flows provided by operating activities, and access to loans will be sufficient to meet our working capital needs for at least the next 12 months. We intend to continue to carefully execute our growth plans and manage market risk. If our customers made payments overdue and our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in the amounts or on the terms acceptable to us, if at all. Any failure by us to raise additional funds on the terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

As a holding company, we may require dividends, distributions or other payments from our PRC subsidiaries to satisfy our liquidity requirements. See “Dividend Policy.”

Indebtedness

As of March 31, 2024, we only had related party loans, and did not have any other debts, finance leases or purchase commitments, guarantees, or other material contingent liabilities.

As of September 30, 2023, we only had related party loans, and did not have any other debts, finance leases or purchase commitments, guarantees, or other material contingent liabilities.

Capital Resources

The material factors impacting our liquidity and capital resources include our ability to generate sufficient cash flows from our operations, as well as proceeds from equity and debt financing, to ensure our future growth and expansion plans.

Working Capital

The total working capital as of March 31, 2024 amounted to approximately $4.4 million, compared to approximately $4.3 million as of September 30, 2023.

The total working capital as of September 30, 2023 amounted to approximately $4.3 million, compared to approximately $2.4 million as of September 30, 2022. The increase in working capital was mainly caused by the net income of approximately $2.0 million for the fiscal year ended September 30, 2023.

Capital Needs

Our capital needs include our daily working capital needs and capital needs to finance the expansion of our business.

Cash flows for the six months ended March 31, 2024 and 2023

The following table sets forth a summary of our cash flows for the six months ended March 31, 2024 and 2023, respectively.

	For the six months ended March 31,
	2024	2023
Net cash (used in) provided by operating activities	$(624,693)	$891,937
Net cash used in investing activities	—	(38,867)
Net cash provided by financing activities	643,263	346,615
Effect of exchange rate changes on cash held in foreign currencies	17,130	(1,336)
Net increase in cash	35,700	1,198,349
Cash at beginning of the year	144,623	121,786
Cash at end of the year	$180,323	$1,320,135

Operating activities

Net cash used in operating activities was $624,693 for the six months ended March 31, 2024, which mainly consisted of a decrease of approximately $6.1 million in accounts receivable as a result of a significant increase in credit sales, partially offset by (i) an increase of approximately $4.9 million in accounts payable because we spent considerable amount of time to check the traffic promotion, market feedback and conversion rate from a new supplier “Tourmind” of $4 million before we paid them service fee, and our another supplier “Paradigm” of $0.7 million did not meet the requirements of our delivery standards as of March 31, 2024, and (ii) an increase of approximately $0.4 million in allowance for doubtful accounts due to partial customer aging has become longer.

Net cash provided by operating activities was $891,937 for the six months ended March 31, 2023, which mainly consisted of (i) an increase of approximately $0.3 million in accounts payable as our revenue increased and we purchased more services from suppliers, (ii) net income of approximately $0.3 million, (iii) an increase of approximately $0.7 million in accounts receivable, and (iv) an increase of approximately $0.4 million in lease liabilities as more offices were leased partially offset by a decrease of approximately $0.4 million in operating lease-right of use assets.

Investing activities

No cash was used in or provided by investing activities for the six months ended March 31, 2024.

Net cash used in investing activities was $38,867 for the six months ended March 31, 2023, which was due to purchases of property and equipment.

Financing activities

Net cash provided by financing activities was $643,263 for the six months ended March 31, 2024, which mainly consisted of (i) collection of $1,188,294 loans from related parties and (ii) payment made on loans of $545,031 to related parties.

Net cash provided by financing activities was $346,615 for the six months ended March 31, 2023, which mainly consisted of (i) collection of $435,456 loans from related parties and (ii) payment made on loans of $88,841 to related parties.

Cash flows for the fiscal years ended September 30, 2023 and 2022

The following table sets forth a summary of our cash flows for the fiscal years ended September 30, 2023 and 2022, respectively.

	For the fiscal years ended September 30,
	2023	2022
Net cash provided by (used in) operating activities	$(179,938)	$26,221
Net cash used in investing activities	(38,867)	—
Net cash provided by financing activities	241,685	8,408
Effect of exchange rate changes on cash held in foreign currencies	(43)	(3,231)
Net increase in cash	22,837	31,398
Cash at beginning of the year	121,786	90,388
Cash at end of the year	$144,623	$121,786

Operating activities

Net cash used in operating activities was $179,938 for the fiscal year ended September 30, 2023, which mainly consisted of a decrease of approximately $6.4 million in accounts receivable as a result of a significant increase in credit sales, partially offset by (i) an increase of approximately $3.5 million in accounts payable as our revenue increased by $2.76 million for the fiscal year ended September 30, 2023, (ii) net income of approximately $2.0 million, (iii) an increase of approximately $0.4 million in taxes payable as a result of an increase of taxable income and (iv) an increase of approximately $0.4 million in operating lease liabilities as more offices were leased.

Our customers are sensitive to the macro environmental changes in China and made payments overdue during the fiscal year ended September 30, 2023. When we are strapped in a tight operating cash flow, our shareholder will provide temporary capital loan to support daily operations and we also make continuous efforts for the collection of accounts receivable.

Net cash provided by operating activities was $26,221 for the fiscal year ended September 30, 2022, which mainly consisted of (i) an increase of approximately $0.4 million in accounts payable, (ii) net income of approximately $0.1 million and (iii) an increase of approximately $0.16 million in allowance for doubtful accounts, partially offset by (i) a decrease of approximately $0.6 million in accounts receivable as a result of an increase in credit sales.

Investing activities

Net cash used in investing activities was $38,867 for the fiscal year ended September 30, 2023, which was due to purchases of property and equipment.

No cash was used in or provided by investing activities for the fiscal year ended September 30, 2022.

Financing activities

Net cash provided by financing activities was $241,685 for the fiscal year ended September 30, 2023, which mainly consisted of (i) collection of $477,532 loans from related parties and (ii) payment made on loans of $237,263 to related parties.

Net cash used in financing activities was $8,408 for the fiscal year ended September 30, 2022, which mainly consisted of (i) collection of $45,741 loans from related parties and (ii) payment made on loans of $37,333 to related parties.

Contractual Obligations and Commitments

We have certain potential commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments.

The following table presents the Company’s material contractual obligations and commitments as of March 31, 2024:

Contractual obligations	Total	Less than 1 year	1 – 2 years	3 – 5 years	More than 5 years
Operating lease obligations	$321,242	$69,812	$97,100	$154,330	—
Total	$321,242	$69,812	$97,100	$154,300	—
Contractual commitments	Total	Less than 1 year	1 – 2 years	3 – 5 years	More than 5 years
Rental commitments	$15,356	$15,356	$—	$—	—
Total	$15,356	$15,356	$—	$—	—

The following table presents the Company’s material contractual obligations as of September 30, 2023:

Contractual obligations	Total	Less than 1 year	1 – 2 years	3 – 5 years	More than 5 years
Operating lease obligations(1)	$432,400	$101,859	$218,974	$111,567	—
Total	$432,400	$101,859	$218,974	$111,567	—

____________

(1)      As of September 30, 2023, the Company had operating lease commitment of approximately $0.4 million (see Note 5 of the notes to consolidated financial statements for details).

Off-Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that we provide financing, liquidity, market risk, or credit support to or engages in hedging or research and development services with us. We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Inflation

We do not believe that our operating results have been materially affected by inflation during the preceding two fiscal years. There can be no assurance, however, that our operating results will not be affected by inflation in the future.

Critical Accounting Policies and Estimates

Revenue recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) on October 1, 2020. Accordingly, the consolidated financial statements for the years ended September 30, 2023 and 2022 are presented under ASC 606. Under ASC 606, revenue is recognized when control of promised services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those services. To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the performance obligation is satisfied. VAT that the Company collects concurrent with revenue-producing activities is excluded from revenue.

The Company follows the requirements of Topic 606-10-55-36 through-40, Revenue from Contracts with Customers, Principal Agent Considerations, in determining the gross versus net revenue recognition for performance obligation(s) in the contract with a customer. Revenue recorded with the Company acting in the capacity of a principal is reported on a gross basis equal to the full amount of consideration to which the Company expects in exchange for the services transferred. Revenue recorded with the Company acting in the capacity of an agent is reported on a net basis, exclusive of any consideration provided to the principal party in the transaction.

The principal versus agent evaluation is matter of judgment that depends on the facts and circumstances of the arrangement and is dependent on whether the Company controls the services before it is transferred to the customer or whether we are acting as an agent of a third party. This evaluation is performed separately for each performance obligation identified. For years ended September 30, 2023 and 2022, there was no revenue recognized on a net basis where the Company is acting as an agent.

The Company’s revenue is primarily derived from the following sources:

Revenue from internet media services

The Company generates revenue from internet media services by providing content promotion services for cooperative brands and project parties, including marketing strategy customization, delivery channel selection, content delivery and other services. The Company enters into contracts with customers as a principal. The contracts contain one single performance obligation with standard quality guarantee, which is providing content promotion to their customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. Revenue is recognized over the service period. During the service period, the customers sign the acceptance confirmation and revenue is recognized in stages corresponding to the work performed and payments received. There are no returns, refund and other similar obligations during each reporting period.

Revenue from business planning and consulting services

The Company generates revenue from business planning and consulting services by providing consulting services related to industry development for cooperative enterprises. The Company enters into contracts with customers as a principal. The contracts contain one single performance obligation, which is providing consulting services to their customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. Revenue is recognized over the service period. During the service period, the customers sign the acceptance confirmation and revenue is recognized in stages corresponding to the work performed and payments received. There are no returns, refund and other similar obligations during each reporting period.

Revenue from event planning and execution services

The Company generates revenue from event planning and execution services by providing planning services and overall implementation services required for offline activities for relevant cooperative enterprises. The Company enters into contracts with customers as a principal. The terms of pricing stipulated in the contracts are fixed. One performance obligation is identified in the contracts with customers. The Company recognizes revenue at a point in time when the services are completed and the customers sign the acceptance confirmation. There are no returns, refund and other similar obligations during each reporting period.

Revenue from software customization and marketing services

The Company generates revenue from software customization and marketing services by providing customers with customized development or standardized marketing systems as a principal. The terms of pricing stipulated in the contract are fixed. One performance obligation is identified in the contracts with customers. Revenue is recognized over the service period. During the service period, the customers sign the acceptance confirmation and revenue is recognized in stages corresponding to the work performed and payments received. There are no returns, refund and other similar obligations during each reporting period.

Accounts receivable, net

Accounts receivable represent the amounts that the Company has an unconditional right to collection, which are stated at the historical carrying amount net of allowance for doubtful accounts.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts taking into consideration various factors, including but not limited to, historical collection experience, credit-worthiness of the debtors and the age of the receivables balance. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income (loss).

Foreign currency translation and transaction

The functional and reporting currency of the Company is the United States Dollar (“US$”). The Company’s operating subsidiaries in Singapore, Macau and PRC generally uses their respective currencies as the functional currencies.

The financial statements of the Company and its subsidiaries, other than subsidiaries with functional currency of US$, are translated into US$ using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in shareholders’ equity. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive income as other comprehensive income or loss.

For the Company’s main operating subsidiary in Macau, except for the shareholders’ equity, the balance sheet accounts on September 30, 2023 and 2022 were translated at MOP8.0652 and MOP8.0853 to $1.00, respectively. The shareholders’ equity accounts were translated at their historical rate. The average translation rates applied to statements of operations for the years ended September 30, 2023 and 2022 were MOP8.0660 and MOP8.0579 to $1.00, respectively. Cash flows were also translated at average translation rates for the periods. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

BUSINESS

Overview

Our Company is an exempted company incorporated in the Cayman Islands. Our Company has no material operations of its own and conducts its business operations through three operating entities: SMART DIGITAL META PTE. LTD., AOSI PRODUCTION CO., LTD., and Xiamen Liubenmu Culture Media Co., Ltd. The aforementioned operating entities conduct their business activities in Singapore, Macau, and Mainland China, respectively. In the fiscal year ended September 30, 2022, the operating entities provided only event planning and execution services. In the fiscal year ended September 30, 2023, the operating entities expanded the scope of their business and began to provide a broader range of services including: (1) event planning and execution services, which consist of drafting event planning proposals, customizing event marketing strategies, engaging event sponsors and other related services; (2) internet media services, which include developing marketing strategies, designing marketing content, distributing such marketing content on select internet platforms and other related services; (3) software customization and marketing services, which enable customers to formulate and implement marketing activities through our AOSI PRODUCTION CO., LTD.’s proprietary software; and (4) business planning and consulting services, which include business development planning, business data analysis and other related services.

Our Company’s revenue has demonstrated significant growth in the previous two fiscal years. In the fiscal years ended September 30, 2023 and 2022, our revenue was $9,702,145 and $1,834,193, respectively, representing a growth rate of approximately 429.0%. For the same fiscal years, event planning and execution services accounted for approximately 30.41% and 100% of our total revenue, respectively; internet media services accounted for approximately 21.47% and 0% of our total revenue, respectively; software customization and marketing services accounted for approximately 9.61% and 0% of our total revenue, respectively; and business planning and consulting services accounted for approximately 38.51% and 0% of our total revenue, respectively. For the same fiscal years, our net income was $1,993,262 and $132,455, respectively, representing a growth rate of approximately 1,404.9%. In the six months ended March 31, 2024 and 2023, our revenue was $8,218,541 and $1,786,639, respectively, and our net income was $173,415 and $314,601, respectively.

Industry Background

The operating entities principally compete in the market of digital marketing services. The market in which the operating entities conduct their business operations has grown continuously in recent years. According to Frost & Sullivan, whom we commissioned in November 2023 to produce the “Independent Market Study on Digital Marketing Services Markets in Hong Kong, Macau, and Southeast Asia” (the “F&S Report”), the market size of digital marketing services in Macau increased from $359.9 million in 2019 to $557.4 million in 2023 with a compound annual growth rate (“CAGR”) of 11.6% and is projected to grow to $1,068.7 million in 2028, and the market size of digital marketing services in Southeast Asia increased from $9,983.8 million in 2019 to $18,381.5 million in 2023 with a CAGR of 16.5% and is projected to grow to $32,586.9 million in 2028.

The operating entities compete against many large and small digital marketing service providers. According to the F&S Report, the digital marketing service market in Macau is highly fragmented, and the operating entities compete against international advertising companies that provide digital marketing services, including Wire & Plastic Products Group, Wunderman Thompson and VMLY&R, as well as local digital marketing service providers, such as U.S.A. Vigorous Int’l Limited and Batten, Barton, Durstine & Osborn. The digital marketing service market in Southeast Asia is well-developed and highly competitive, and the market competition is primarily from local service providers that are mainly concentrated in Singapore, including MediaOne International Group, Impossible Marketing PTD. LTD. and My Marketing Fox PTD. LTD. We believe the operating entities compete mainly on the basis of business networking capacity, corporate reputation, service pricing, service efficiency, and quality of services. As new competitors enter the market, we expect competition in this market will continue to be intense.

Our Strengths

Ability to retain and attract customers

We believe the operating entities’ ability to retain the existing customers and attract new customers is one of the core strengths. For the six months ended March 31, 2024 and 2023, and the fiscal years ended September 30, 2023 and 2022, the operating entities maintained stable relationships with all of their significant customers. The operating entities have cultivated favorable relationships with internet platforms and other business partners by maintaining effective communications, engaging in repeated cooperation and undertaking public relations efforts. We believe such sustainable relationships enhance client retention, new business from word of mouth and corporate reputation.

Ability to meet customer demands

The operating entities are dedicated to providing quality services to their customers. To satisfy customers’ demands, the operating entities seek to maintain effective communications with the customers throughout the continuation of the projects. To address potential customer requirements and stay abreast of industry trends, the operating entities attend industry events, interact with industry experts, collect various sources of market intelligence, such as Internet advertising information, community forum postings and market tenders, and perform market analyses for their primary business locations. We believe the operating entities’ ability to meet customer demands will improve customer experience and enhance customer loyalty.

Visionary operating teams

The operating teams at the operating entities are composed of relatively young professionals with an average age of approximately 31. Such young professionals grew up in the information age and are well-acquainted with the rapid evolution of the internet. They demonstrate insights in digital marketing and various digital and technological innovations, which promotes the operating entities’ ability to provide software customization and marketing services and other services in line with the technological and industry trends. Such young professionals also demonstrate understanding of the young generation’s habits and preferences, which promotes the operating entities’ ability to help customers plan events that appeal to the young target audience. We believe these endeavors will not only enhance the attractiveness and visibility of the operating entities’ services but also lead to customer acquisition opportunities.

Experienced management team

Our Company’s management team has extensive industry experience. The management team has accumulated comprehensive knowledge and skills in logistics management, finance, business development, marketing and operation planning. See “Management.”

Our Services

In the fiscal year ended September 30, 2022, our revenue was generated from the provision of event planning and execution services. In the fiscal year ended September 30, 2023, with our strategic corporate restructuring, the operating entities acquired new customers and transitioned from offering purely event planning and execution services, to providing a range of services, including event planning and execution services, internet media services, software customization and marketing services, and business planning and consulting services, as a result of which we experienced a significant increase in revenue.

The table below presents our revenue by service type for the six months ended March 31, 2024 and 2023:

	For the six months ended March 31,
	2024	%	2023	%	Amount	%
Internet media services	$6,271,133	76.3%	$—	—%	$6,271,133	—%
Business planning and consulting services	450,216	5.5%	638,692	35.7%	(188,476)	(29.5)%
Event planning and execution services	1,497,192	18.2%	1,147,947	64.3%	349,245	30.4%
Total	$8,218,541	100.0%	$1,786,639	100.0%	$6,431,902	360.0%

Note: We did not generate any revenue from software customization and marketing services because we allowed the customers for software customization and marketing services to use the software free of charge for one year starting from 2024 primarily due to the general economic conditions in China.

The table below presents our revenue by service type for the fiscal years ended September 30, 2023 and 2022:

Service type	2023 fiscal year		2022 fiscal year
	Revenue ($)	Percentage of the total revenue (%)	Revenue ($)	Percentage of the total revenue (%)
event planning and execution services	2,950,094	30.41%	1,834,193	100%
internet media services	2,082,817	21.47%	—	—
software customization and marketing services	932,308	9.61%	—	—
business planning and consulting services	3,736,926	38.51%	—	—
Total	9,702,145	100%	1,834,193	100%

Event planning and execution services

The operating entities’ event planning and execution services generally consist of (1) event planning, which include drafting event planning proposals, customizing event marketing strategies, and seeking event sponsors; (2) event design, which include event graphic design, 3D effect design, and logo design; and (3) event execution, which includes offline event execution and online advertising placement for the events. As of the date of this prospectus, the event planning and execution services are mainly provided by Xiamen Liubenmu Culture Media Co., Ltd.

In the six months ended March 31, 2024, and the fiscal years ended September 30, 2023 and 2022, the operating entities planned approximately 11, 93 and 124 events, respectively. Such events can be categorized into sports events, industry meetings, social events, commercial product launch events, and various other corporate and community events. The operating entities are dedicated to providing event planning and execution services that are designed to grow the audience reach, improve consumer loyalty and enhance brand recognition for their customers.

In the six months ended March 31, 2024, and the fiscal years ended September 30, 2023 and 2022, the operating entities provided event planning and execution services to approximately five customers that are primarily based in Mainland China, approximately 64 customers that are primarily based in Mainland China, Macau and Hong Kong, and approximately 91 customers that are primarily based in Mainland China and Macau, respectively. These customers include trade unions, industry associations, individuals, and corporate customers that represent a wide range of industries, such as communications, technology and home furnishings. To ensure that the event planning and execution services satisfy the customers’ requirements, the operating entities generally attend meetings with their customers on a regular basis to discuss progress updates and future plans, and assign specialized staff throughout the continuation of the projects to provide customized services to their customers.

In connection with the provision of event planning and execution services, the operating entities will enter into agreements with their customers, which generally provide that (1) the operating entities shall draft event planning proposals and design marketing strategies for the customers’ review, the operating entities shall revise the proposals and strategies if the customers are unsatisfied with and provide written comments on the proposals and strategies, and the operating entities shall not execute the proposals and strategies unless the customers confirm their approval; (2) the operating entities will pursue and negotiate with potential event sponsors and the customers may also seek event sponsors; (3) during the continuation of the agreements, the operating entities shall resist hostile business engagements; (4) the customers shall provide the information necessary for the operating entities to provide their services; (5) the customers shall pay the service fee to the operating entities in accordance with the agreements, and such fee is usually a fixed amount; and (6) the parties may agree that the work products, including but not limited to intellectual property, created under the agreements shall belong to either party depending on the circumstances, among other things. A copy of the form agreement, which excludes certain non-standard agreement terms, has been filed as Exhibit 10.3 to the registration statement of which this prospectus forms a part.

Internet media services

The operating entities’ internet media services generally consist of (1) marketing planning, which refers to conducting market positioning analysis, studying the brands, products or services to be marketed, analyzing the target audience, developing customized integrated marketing strategies, selecting the internet platforms, including but not limited to, Twitter, Instagram, Meta, YouTube, TikTok, Coindesk, etc.; (2) marketing campaign, which refers to optimizing images, writings and other marketing content, distributing the marketing content on select internet platforms in alignment with the devised marketing strategies; (3) marketing analysis and adjustment, which refers to monitoring internet platform user data, behavior and preferences, analyzing the perceived effects of the marketing campaigns, and adjusting the marketing strategies to achieve maximized impact with the marketing campaigns.

The operating entities started to provide the internet media services in the fiscal year ended September 30, 2023. In the six months ended March 31, 2024, the operating entities provided such services to three customers. During the fiscal year ended September 30, 2023, AOSI PRODUCTION CO., LTD. provided such services to one corporate customer based in Hong Kong called Hong Kong Longren Digital Media Co., Ltd (“Longren”). Longren conducts its business in the media industry, and is not a related party. According to the agreement entered into between AOSI PRODUCTION CO., LTD. and Longren, (1) AOSI PRODUCTION CO., LTD. shall offer integrated marketing services in accordance with Longren’s requirements; (2) Longren shall provide the information necessary for the provision of the services; (3) Longren will review and evaluate the quality of the integrated marketing plans and materials, and Longren will confirm its approval if it is satisfied with the plans and materials; (4) the ownership of the marketing content produced under the agreement will belong to Longren; (5) the agreement cannot be terminated prematurely unless consensus is reached by both parties; and (6) the agreement will not be renewed unless the parties enter into a new agreement, among other things. A copy of the agreement has been filed as Exhibit 10.4 to the registration statement of which this prospectus forms a part.

Software customization and marketing services

The operating entities’ software customization and marketing services enable customers to formulate and implement marketing activities through AOSI PRODUCTION CO., LTD.’s proprietary software. The users of the software will have access to the following basic functions: (1) image, writing and video display, where the users can upload and display images, writings and videos for marketing purposes, (2) online store, where the users can present items that are available for purchase and provide links to direct potential buyers to purchase the items, (3) distribution management, where the users can manage distributors and commissions for wholesale and retail sales, (4) points for purchase, where the users can create a points-based loyalty program to boost buyer engagement, among other things. The operating entities provide software with a range of basic functions for the customers to choose from as well as customized functions based on the customers’ needs. Such software is not web-based.

During the fiscal year ended September 30, 2023, AOSI PRODUCTION CO., LTD. commenced to provide the software customization and marketing services to one corporate customer based in Beijing, China. The customer operates in the media industry. According to the agreement entered into between AOSI PRODUCTION CO., LTD. and such customer, (1) the customer shall act as the exclusive agent for the software owned by AOSI PRODUCTION CO., LTD., and not to sell the agency rights to any third party without permission during the continuation of the agreement; (2) the customer shall provide monthly reports on the sales of the software; (3) AOSI PRODUCTION CO., LTD. shall provide the components, after-sales support, and complementary consulting service for the software; and (4) the agreement will expire on March 31, 2027 and may be terminated prematurely by both parties if consensus is reached, or by either party in the case of the other party’s material breach or other specified events, among other things.

Business planning and consulting services

The operating entities’ business planning and consulting services generally consist of: (1) planning for regional business development, project operation consulting, and business data analysis, and (2) intellectual property positioning, branding, and event marketing planning. As of the date of this prospectus, business planning and consulting services are mainly provided by SMART DIGITAL META PTE. LTD. and AOSI PRODUCTION CO., LTD.

In the six months ended March 31, 2024, the operating entities provided the business planning and consulting services to two customers. In the fiscal year ended September 30, 2023, the operating entities commenced to provide such services to five corporate customers based in Singapore, Hong Kong and Mainland China. These customers operate within the media, technology and trade industries.

An illustrative example of the delivered services is consulting and designing services focusing on digital products, such as non-fungible token (NFT) products, where the operating entities design tailor-made images for NFT products based on customers’ requirements, by gathering customers’ initial requirements on styles and elements, conducting market research on NFT products similar to customers’ requirements, assisting customers with selecting the appropriate styles and elements, and designing the styles, color, accessories, and images of NFT products for customers to choose from. As of the date of this prospectus, the operating entities do not transform the designed images into NFT products. They do not have any custody, ownership interests or intellectual property rights in the NFT components or products. They do not own, operate or maintain any NFT trading platforms. They do not invest in NFTs and do not accept payment for their services in the form of digital assets.

In connection with the provision of business planning and consulting services, the operating entities will enter into agreements with their customers, which generally provide that (1) the operating entities shall provide the business planning and consulting services as needed by the customers, which may include market intelligence collection and analysis, market research, business positioning, strategic planning, budget planning, operational mode design, business process design, product design, financial planning, marketing planning, and promotional services; (2) the customers shall provide the information necessary for the provision of such services; (3) the parties may agree that the customers shall have the right to use the business consulting and planning services within the effective term of the agreements, and may not copy, disseminate, sell, or license the service content to any other third party; (4) the customers are entitled to the copyright, ownership and all related rights to any plans, proposals, and manuscripts created under the agreements; (5) the parties may terminate the agreements if certain specified events take place; and (6) the parties may agree that the operating entities may not engage with or provide similar services to potential clients operating within the customers’ industries during the course of the agreements, among other things. A copy of the form agreement, which excludes certain non-standard agreement terms, has been filed as Exhibit 10.5 to the registration statement of which this prospectus forms a part.

Our Customers

For the six months ended March 31, 2024 and 2023, and the fiscal years ended September 30, 2023 and 2022, our revenue was generated primarily in Macau and Mainland China. See “Risk Factors — Risks Relating to Our Business and Industry — Significant revenue is generated in Macau and Mainland China. Therefore, any risks affecting these areas may materially adversely affect the business of the operating entities.”

The following table sets forth the breakdown of our revenues by geographic location for the six months ended March 31, 2024 and 2023, respectively:

	For the six months ended March 31,
Country/Region	2024	%	2023	%	Amount	%
Mainland China	$1,497,191	18.2%	$897,531	50.2%	$599,660	66.8%
Macau	6,721,350	81.8%	595,077	33.3%	6,126,273	1,029.5%
Singapore	—	—%	294,031	16.5	(294,031)	(100.0)%
Total	$8,218,541	100.0%	$1,786,639	100.0%	$(6,431,902)	360.0%

The following table sets forth the breakdown of our revenues by geographic location for the fiscal years ended September 30, 2023 and 2022, respectively:

	For the years ended September 30,
Country/Region	2023	%	2022	%	Amount	%
Mainland China	$2,623,733	27.0%	$1,350,667	73.6%	$1,273,066	94.3%
Macau	6,185,522	63.8%	483,526	26.4%	5,701,996	1179.3%
Singapore	892,890	9.2%	—	—	892,890	100.0%
Total	$9,702,145	100.0%	$1,834,193	100.0%	$7,867,952	429.0%

For the six months ended March 31, 2024, two customers independently accounted for more than 10% of our total revenue, and they accounted for approximately 50.8% and 18.2% of our total revenue, respectively. For the six months ended March 31, 2023, four customers independently accounted for more than 10% of our total revenue, and they accounted for approximately 19.3%, 17.8%, 16.5% and 11.7% of our total revenue, respectively. For the fiscal year ended September 30, 2023, three customers independently accounted for more than 10% of our total revenue, and they accounted for approximately 24.9%, 21.5%, and 14.0% of our total revenue, respectively. For the fiscal year ended September 30, 2022, two customers independently accounted for more than 10% of our total revenue, and they accounted for approximately 35.3% and 30.5% of our total revenue, respectively. Beijing Dayu Play Culture Media Co., Ltd. was the biggest and the second biggest customer for the fiscal year ended September 30, 2023 and 2022, respectively. None of the significant customers were our related parties.

The operating entities seek to sustain customer relationships through effective communications with and the provision of customized services to their customers. Two significant customers that accounted for approximately 17.8% and 16.5% of our total revenue for the six months ended March 31, 2023, respectively, terminated their business relationship with the operating entities because their engagements were project-based rather than long-term. For the fiscal years ended September 30, 2023 and 2022, the operating entities maintained stable relationships with all the significant customers. If the operating entities lose any one significant customer, it might adversely affect their business operations in the short term, but we believe that the operating entities will be able to find a suitable replacement. As such, we do not believe that the loss of any one customer would have an enduring material adverse impact on the operating entities’ business. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities’ business may rely on a few customers that account for more than 10% of their total revenue, and interruption in their operations may have an adverse effect on our financial condition and results of operations.”

Our Suppliers

The operating entities engage suppliers for the provision of various services. In the provision of event planning and execution services, the operating entities generally engage suppliers to provide event execution rather than undertaking event execution internally. This allows the operating entities to focus on comprehensive event planning and event design. The third-party suppliers mainly offer event execution services in accordance with the detailed instructions from the operating entities. In the provision of the internet media services in the fiscal year ended September 30, 2023, AOSI PRODUCTION CO., LTD. engaged a supplier for the distribution of marketing content on the select internet platforms and some complementary marketing material production services. In the provision of software customization and marketing services, AOSI PRODUCTION CO., LTD. engaged a supplier to develop the software and provide daily maintenance for the software based on AOSI PRODUCTION CO., LTD.’s requirements. The intellectual property rights of the software belong to AOSI PRODUCTION CO., LTD. In the provision of business planning and consulting services, the operating entities generally engage suppliers for ancillary support, which enables the operating entities to focus on overall business planning, market research, business analysis and other services that are core to the business planning and consulting services.

The operating entities consider various factors in selecting third-party suppliers and such factors include corporate reputation, pricing, and history of cooperation. The operating entities’ suppliers are mainly concentrated in Mainland China and Macau. For the six months ended March 31, 2024, two suppliers independently accounted for more than 10% of our total operating costs, and they accounted for approximately 60.8% and 18.8% of our total operating costs, respectively. For the six months ended March 31, 2023, three suppliers independently accounted for more than 10% of our total operating costs, and they accounted for approximately 36.2%, 15.7% and 10.9% of our total operating costs, respectively. For the fiscal year ended September 30, 2023, three suppliers independently accounted for more than 10% of our total operating costs, and they accounted for approximately 34.4%, 13.6% and 13.0% of our total operating costs, respectively. For the fiscal year ended September 30, 2022, three different suppliers independently accounted for more than 10% of our total operating costs, and they accounted for approximately 58.2%, 11.1% and 10.9% of our total operating costs, respectively. Written agreements with the three suppliers that accounted for more than 10% of our total operating costs have been filed as Exhibits 10.6, 10.7, and 10.8 to the registration statement of which this prospectus forms a part. Feitongxiaoke Cultural Communication Co., Ltd. was the second largest supplier in the fiscal year ended September 30, 2022 and 25% of its shares are owned by Mr. SAM WAI HONG, our Chairman of the Board of Directors. None of the other major suppliers were our related parties.

For the six months ended March 31, 2024, and the fiscal years ended September 30, 2023 and 2022, the operating entities maintained stable relationships with all the major suppliers. If the operating entities lose any one major supplier, we believe it will not have a material adverse impact on the operating entities’ business because of the low concentration and availability of suppliers. See “Risk Factors — Risks Relating to Our Business and Industry — The operating entities may be dependent on a limited number of suppliers and any disruption to the relationships with the major suppliers may have material adverse effects on the operating entities’ business.”

Growth Strategies

In order to remain competitive in the marketplace, the operating entities are committed to staying informed about market demands, securing skilled human resources, and continuously seeking ways to enhance service efficiency. In the medium to long term, the operating entities have outlined several growth strategies. First, they plan to gradually shift the focus away from event planning and execution services and retain only certain categories of events for which they will continue to provide services, such as industry meetings and cultural performances. Second, they plan to strengthen the internet media services, software customization and marketing services and business planning and consulting services, by improving the quality of services, leveraging digital and technological innovations, and optimizing their business processes. Third, they plan to create cross-selling opportunities and foster synergic growth in their services. Fourth, they may expand into new markets, including but not limited to Malaysia, because Malaysia is geographically close to our Singapore headquarters, demonstrates similarities in user habits and preferences to our existing markets, and remains an overlooked market where the full market potential has yet to be explored. As of the date of this prospectus, the operating entities have not made any plans to introduce new service types and have not entered into any agreements for the expansion into additional markets.

Sales and Marketing

The operating entities consolidate multi-channel marketing programs to promote the services. The marketing programs and service promotions are implemented mainly through (1) leveraging the management team’s professional networks for customer acquisition, (2) capitalizing on referrals from existing customers, (3) attending various industry events, such as Hong Kong Web3 Festival 2023, and (4) online and other types of advertising activities to increase the public awareness of the services, such as launching advertising campaigns on online platforms and websites. The operating entities design the marketing programs based on their understanding of the current market needs, and distribute the tailored marketing content on select platforms, aiming to reach and engage with the targeted potential customers.

The operating entities conduct sales activities through their professional sales staff. This team is comprised of approximately three members, each of whom has at least three years of sales experience, as of the date of this prospectus. The team holds regular internal sessions to study the market needs and revise the corporate marketing strategies.

Employees

The operating entities strive to attract, recruit, and retain talents through its compensation and benefit programs, as well as learning and career development opportunities. The operating entities enter into employment agreements with each of its employees. We believe that the operating entities maintain good working relationships with their employees, and they have not experienced any labor disputes. None of the employees are represented by labor unions.

The operating entities have a total of 19 full-time employees as of the date of this prospectus. The operating entities had 21 full-time employees, 21 full-time employees and 4 employees as of September 30, 2023, 2022 and 2021, respectively. Among the four employees as of September 30, 2021, one was a full-time employee and three were part-time employees. The operating entities did not employ any temporary employees in the last three fiscal years. The following table sets forth the numbers of employees categorized by function as of the date of this prospectus:

Function	Number
Administration	2
Sales	3
Project	10
Logistics	4
Total	19

The following table sets forth the numbers of employees categorized by location as of the date of this prospectus.

Location	Number
Macau, China	12*
Zhuhai City, Guangdong Province, China	1*
Xiamen City, Fujian Province, China	6
Guangzhou City, Guangdong Province, China	1
Total	19

____________

*        Note: Mr. SAM WAI HONG, our Chairman of the Board of Directors, serves as the general manager in both Macau and Zhuhai.

Operating Lease Right-of-Use Assets

The operating entities have leased space for corporate headquarters and other offices. We believe that the current facilities are adequate for the time being. The operating entities intend to renew all the leases in accordance with the current leases. There may be a need to secure additional office space as the operating entities grow their businesses. The following chart sets forth the location, approximate size, primary use, ownership status, and expiration date of the major properties in use as of the date of this prospectus:

Lessee	Location	Approximate Size in Square Meters	Primary Use	Ownership Status	Expiration Date
SMART DIGITAL META PTE. LTD.	Singapore	90	Office	Lease	September 30, 2027
AOSI PRODUCTION CO., LTD.	Macau, China	35.6	Office and lodging	Lease	December 31, 2026
	Macau, China	38	Office and lodging	Lease	December 31, 2026
Xiamen Liubenmu Culture Media Co., Ltd.	Xiamen City, Fujian Province, China	300	Office	Lease	August 28, 2027
	Xiamen City, Fujian Province, China	434.08	Office	Lease	January 19, 2025
Smart Digital (Guangzhou) Times Culture Development Co., Ltd.	Guangzhou City, Guangdong Province, China	5	Office	Lease	November 16, 2025
Smart Digital (HK) Culture Limited	Hong Kong, China	17	Office	Lease	September 20, 2027

Intellectual Property

As of the date of this prospectus, the operating entities have registered one domain name, being www.smdmeta.com and one trademark “Zhiyoulu” (“智游录”), which is in the form of plain-text words. The operating entities do not own any pending intellectual property applications for the time being. The operating entities rely on a combination of intellectual property laws and contractual restrictions on disclosure to protect their intellectual property rights. Despite the operating entities’ efforts to protect their intellectual property rights, we cannot be certain that the steps they have taken will be sufficient or effective to prevent the unauthorized access, use, copying, reverse engineering, infringement, misappropriation or other violation of their intellectual property and other proprietary information, including by third parties who may use their proprietary information to develop competing services. Additionally, the operating entities’ intellectual property rights may not be respected in the future or may be invalidated, circumvented, challenged, narrowed in scope or rendered unenforceable. As of the date of this prospectus, the operating entities’ intellectual property rights have not been subject to any adverse claims for infringement upon third parties’ intellectual property rights in Mainland China, Macau or Singapore. The operating entities have not been involved in any litigation or other claims related to any third party’s intellectual property rights in Mainland China, Macau or Singapore.

Seasonality

The operating entities’ business is not subject to seasonal fluctuations. The operating entities enter into business contracts with customers throughout the year.

Material contracts

In the preceding two years from the date of this prospectus, the operating entities entered into no material contracts, excluding the contracts entered into in the ordinary course of their business, other than as described in this prospectus.

Insurance

The operating entities maintain certain insurance policies to safeguard against risks and unexpected events. The operating entities in the PRC provide social security insurance, including old-age insurance, medical insurance, unemployment insurance, employment injury insurance, and maternity insurance for its employees in compliance with the applicable PRC laws. The operating entity in Macau provides employees’ compensation insurance for its employees in Macau to cover risks of injuries or illnesses while working. The operating entities do not maintain commercial property insurance, business interruption insurance or key person life insurance. We intend to purchase and maintain directors and officers liability insurance for our directors and officers, which will become effective upon the completion of this offering. During the six months ended March 31, 2024 and the fiscal years ended September 30, 2023 and 2022, no material insurance claims have been made with respect to the Company’s business.

Legal Proceedings

From time to time, the operating entities may become a party to various legal or administrative proceedings arising in the ordinary course of their business, including actions with respect to intellectual property infringement, breach of contract, and labor and employment claims. As of the date of this prospectus, we are not a party to any material lawsuits, and we are not aware of any threats of lawsuits against us that are anticipated to have significant effects on our financial condition or profitability. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial costs and diversion of resources, including management’s attention and resources.

REGULATIONS

The following sets forth a description of certain laws, regulations and government policies relating to our industry and our operations in Macau, Singapore, and mainland China, and the other government regulations which we consider material.

Macau

Based on the public search result from the Macau Social Security Fund regarding whether Aosi has any filed or pending sanctionatory proceedings, Aosi has failed to make contributions for local employees for the period of January 2023 to March 2023 and was subject to a payment totaling MOP2,984. As of the date of this prospectus, Aosi has made up for the local employees’ contributions and fines for the relevant period.

Apart from this, as of the date of this prospectus, and as confirmed by Aosi and its directors, Aosi has not received any notifications from government authorities or regulators in Macau regarding non-compliance with any laws and regulations.

Laws and regulations in relation to the provision of advertising

The relevant legal framework in respect of advertising in Macau is regulated by Law no. 7/89/M, also known as the “Advertising Law.” This law establishes the general regime that the dissemination of advertising messages must comply with, whatever the medium used, as well as the conditions for their registration and public display. The Law no. 7/89/M of Macau defines advertisement as any type of communication that aims to attract the general public’s interest with the objective of promoting the purchase of a specific commercial product or service. This includes a wide range of mediums such as newspapers, magazines, television and radio broadcasts, internet billboards, leaflets, etc.

Advertising content must adhere to the principal provisions outlined in the Law no. 7/89/M of Macau, including the principles of fair competition, legality, identifiability, and authenticity. It is necessary to stress that advertising information should not distort facts or mislead advertisement recipients, and it should be verifiable at any moment.

The Law no. 7/89/M of Macau explicitly prohibits certain types of advertising practices in Macau, such as prohibiting any advertising content that is deceptive, encourages criminal activities, pornographic, conveys messages inciting any form of pollution, or promotes money lending activities, among other things (articles 7 to 14).

Regarding the placement of advertisements, the Law no. 7/89/M of Macau stipulated that prior licensing from Municipal Affairs Bureau (IAM) is required. Advertising licensing standards must take into account whether it would restrict panoramic views, affect aesthetics, damage listed monuments or structures, cause harm to third parties, compromise safety, imitate road signage, or impede the movement of pedestrians. IAM have the authority to order removal of advertising messages and halt or demolish works that violate the law.

Removable advertisements in public locations should also meet the afore-mentioned standards. Entities responsible for installation are also responsible for their removal, unless they can demonstrate that they are not liable for the display or installation. Even if governmental agencies perform the removal, those responsible for displaying advertisements are liable for the costs of their removal. If responsibility cannot be ascertained, persons identifiable by the exhibited messages are liable, unless they can demonstrate that they are not responsible for the display.

The Law sets out penalties for non-compliance with its provisions. Breaching the Law no. 7/89/M of Macau may lead to administrative fines up to MOP40,000. Additionally, illegal conduct in advertising may result in civil and criminal liabilities. According to article 32 of Law no. 7/89/M, advertisements that carry illegal messages that are likely to harm legally protected interests may be subject to confiscation, as determined by the entity authorized to impose the fine.

Furthermore, advertising of pharmaceutical products is regulated by Decree-Law no. 30/95/M of Macau. To advertise a pharmaceutical product in Macau, according to the stipulations of the relevant Decree-Law, the relevant pharmaceutical product must be legally licensed for sale in the territory, and the advertisement content must be authorized in advance by the Pharmaceutical Administration Bureau.

Laws and regulations in relation to consulting and marketing services

There are currently no specific laws and regulations governing consulting and marketing services. Such activities are subject to the general rules of the Macau Civil Code and the Macau Commercial Code relating to the provision of services.

Laws and regulations in relation to software customization and marketing services and Non-Fungible Tokens (NFTs) related services

There are currently no specific laws and regulations governing software customization and marketing services and Non-Fungible Tokens (NFTs) related services. Such activities are subject to the general rules of the Macau Civil Code and the Macau Commercial Code. It is important to note that engaging in such activities may involve considerations of copyright law. In Macau, copyright is regulated by Decree Law No. 43/99/M of Macau (the “Regime of Copyright and Related Rights”), which came into force on 1 October 1999 (amended by Law no. 5/2012 of April 10). In line with the Agreement on Trade-Related Aspects of Intellectual Property Rights (the “TRIPS Agreement”), Macau law classifies computer software programs as literary works.

Copyright protects any works that are the result of human creativity. The following works are specifically listed as being protected under the Regime, provided that they are originals:

1.      Texts of a literary, journalistic, scientific or any other nature, including computer programs.

2.      Lectures, speeches, addresses and sermons.

3.      Dramatic and dramatic-musical works and the direction thereof.

4.      Works of choreography or mime that are expressed in written or other form.

5.      Musical compositions, with or without words.

6.      Cinematographic, television, video, and other audiovisual works.

7.      Works of drawing, tapestry, painting, sculpture, ceramics, glazing, engraving, lithography, and architecture.

8.      Photographic works and works produced by processes analogous to photography.

9.      Works of applied art, industrial designs or models and designer works that constitute artistic creations.

10.    Illustrations and maps.

11.    Plans, sketches, and three-dimensional works relating to architecture, geography, or other sciences.

12.    Slogans or mottoes, even if of an advertising nature.

13.    Parodies and other literary or musical compositions, even if inspired by the theme or subject of another piece of work.

14.    Databases and other compilations that are original in the arrangement of their subject matter or the selection of their contents.

When determining the protection provided to a work in the Macau Special Administrative Region, exclusively Macau Special Administrative Region law shall apply.

The author shall enjoy personal rights and economic rights in the protected work:

1.      The author’s economic rights include the exclusive right: (a) to use and economically exploit the work, and to authorize its economic exploitation, in whole or in part, by a third party; (b) to receive remuneration for the use that a third party makes of the work, where the author’s permission for that use is dispensed with by law.

2.      The author’s personal rights include the power: (a) to keep the work unpublished; (b) to claim authorship of the work and to be identified as the author on the original, on each copy and in any publicity; (c) to withdraw his/her works from circulation as provided in Article 48; (d) to ensure the authenticity and integrity of his/her work and object to any mutilation or distortion of it and in general to all and any acts that detract from it and might adversely affect his/her honor and reputation as an author.

Unless otherwise provided, the original owner of copyright is the intellectual creator of the work. A creator can enjoy copyright protection without registration. The copyright for a piece developed by a team is shared by all team members. In general, a copyright lasts from the date it was acquired until 50 years after the creator’s death. Co-owned copyright lasts from the of acquisition until 50 years after the deaths of all the creators.

Violation of Decree Law No. 43/99/M of Macau can lead to both criminal and administrative offenses, which may incur accessory penalties include: (a) a good conduct bond; (b) temporary prohibition from exercising certain activities and professions; (c) temporary closure of establishments; (d) permanent closure of establishments; (e) publication of the sentence.

In addition, the Monetary Authority of Macau (the “AMCM”) issued an announcement in 2022 that “virtual currencies” are classified as “virtual commodities” and are not recognized as legal tender or financial instruments. Macau residents were advised to exercise caution regarding virtual currencies and the potential for associated fraudulent activities, as they may be utilized for illegal purposes. The AMCM explicitly prohibited all banks and payment institutions in Macau from engaging directly or indirectly in any services related to virtual currencies, including financial transactions involving the use of virtual commodities as a medium of exchange. Any institution offering regulated financial services, such as currency exchange, cross-border fund transfers, or operating financial trading platforms, without proper authorization, would be in violation of applicable provisions under Macau Financial System Act.

Labor, health, and safety

The Macau Labor Relations Law of 2008 establishes the general regime of labor relations, containing various rules concerning employment contracts that range from, but are not limited to, general principles applicable to employment relationships, duties and obligations of the employer and the employee, probation period, employment contract requirements, employment contract for a fixed period, working hours, overtime, weekly time-off, annual leave, and compensation in case of contract termination without justifiable cause.

Regarding the employment of foreign labor, it is important to note that non-residents of Macau are generally not permitted to work unless a proper work permit has been obtained. The employment of such workers is subject to strict regulations included in Law no. 21/2009 of Macau.

Specifically regarding non-residents, their labor contracts are obligatorily made in writing, with the inclusion of mandatory minimum information as set out in Law no. 21/2009 of Macau such as the residence or headquarters of each party, the term of the contract and the grounds justifying it, the professional grade or functions agreed upon and the respective remuneration, the place in which the work will be performed, the working time and normal working hours, the date when the contract comes into effect, the functions of the replaced employee (in the case of replacement of an absent employee), and the date when the contract is entered into. The written labor contracts must also be signed in two originals whereof one original is to be held by each party.

Non-compliance with the rules included in Law no. 21/2009 of Macau may constitute administrative offenses, sanctioned with fines and accessory sanctions of revocation of all or part of the authorizations to employ non-resident workers along with the prohibition to request new authorizations for a period of six months to two years, and/or criminal offenses related to illegal employment, sanctioned with effective incarceration periods, fines and/or accessory sanctions of (i) revocation of all or part of the authorizations to employ non-resident workers and the prohibition for a period of six months to two years to request new authorizations; (ii) prohibition, for a period of six months to two years, to participate in public tenders related to public works or public concessions; and (iii) prohibition, for the period of six months to two years, to receive any subsidies or benefits conferred by Macau public entities.

Regarding the work environment, according to Decree-Law no. 37/89/M of Macau, an employer must comply with the rules provided under the General Regulation of Work Safety and Hygiene of Offices, Services and Commercial Establishment in order to provide a safe and clean working environment for its employees. Failure to comply with those rules may result in the application of fines to the employer, according to Decree-Law no. 13/91/M of Macau (sanctions for the non-compliance with the General Regulation of Macau of working safety and hygiene of office, service and commercial establishments).

Pursuant to Decree-Law no. 40/95/M of Macau (Legal Regime of Compensation of Damages Caused by Industrial Accidents and Occupational Diseases), a company must provide industrial accident insurance for its employees. In the event the employer fails to provide such insurance, fines may be imposed as legal sanction.

Singapore

As of the date of this prospectus, Smart Digital Meta Pte. Ltd. is in good standing in Singapore and there have been no notifications received by Smart Digital Meta Pte. Ltd. from any government authorities or regulators of any non-compliance with any laws and regulations in Singapore.

Corporate Governance

Annual General Meetings and Annual Returns

Under Section 175 of the Companies Act 1967, a Singapore company must hold an Annual General Meeting (“AGM”) within six (6) months after the end of each financial year. In pursuant to Section 175A, a private company can be exempted from holding AGMs if a resolution has been passed by all members to dispense with the holding of AGMs or if the company sends their financial statements to their members within five (5) months after the financial year end. Under Section 197 of the Companies Act 1967, a Singapore company must file annual returns with the Accounting and Corporate Regulatory Authority (“ACRA”) within seven (7) months after the end of each financial year.

Dividend Distributions

Under the Companies Act 1967, a company is only allowed to pay dividends out of profits in compliance with Section 403 of the Companies Act. Companies are prohibited from paying dividends derived from any profits of the company applied towards the purchase or acquisition of its own shares or gains derived by the company from the disposal of treasury shares. The distribution of dividends must be in accordance with the company’s constitution and the generally acceptable accounting principles in Singapore.

Financial Statements and Audits

Under Section 201 of the Companies Act 1967, directors must present and lay before the company at its AGM, financial statements and consolidated financial statements (if a parent company) that have been audited for the financial year in respect of which the AGM is held. Directors of a dormant unlisted company and a private company with a resolution in force to dispense with holding of AGMs are exempt from the duty to prepare financial statements, in pursuant to Section 201A and Section 201C respectively.

Under Section 205 of the Companies Act 1967, directors of a company must appoint an accounting entity or accounting entities to be the auditor or auditors of the company at each AGM. The appointed auditor(s) will hold office until the conclusion of the next AGM unless removed from office by general resolution of which special notice has been given. The auditor(s) must report and state whether the financial statements and consolidated financial statements (if a parent company) are in compliance with the requirements of accounting standards and give a true and fair view of the financial position and performance of the company and group (if a parent company). A company is exempted from statutory audit requirements if the company is a small company or is a dormant unlisted company, in pursuant to Section 205C and Section 205B respectively.

Directors and Officers

Under Section 145 of the Companies Act 1967, a company must have at least one (1) director who is ordinarily resident in Singapore and is a natural person. Under Section 149B of the Companies Act 1967, unless otherwise provided by the constitution, a company may appoint a director by ordinary resolution passed at a general meeting. Under Section 152, unless otherwise provided by the constitution, a company may remove a director by ordinary resolution at a general meeting.

Under Section 171 of the Companies Act 1967, companies must appoint a company secretary and the office of secretary must not be left vacant for more than six (6) months at any one time. The company secretary cannot be the same person as the sole director of a company.

Maintenance of Statutory Registers

The Companies Act 1967 requires every company to keep and maintain up-to-date electronic registers of members, directors, secretaries, auditors, CEOs and controllers on ACRA. Any change to information contained in the register must updated within 14 days from the date of change. In relation to share transfers, the transfer only takes effect after the company has filed a “Transfer of Shares/Update List of Members” transaction on ACRA and ACRA has updated the electronic register of members accordingly.

Data Protection

The Personal Data Protection Act 2012 of Singapore (“PDPA”) generally requires organisations to provide notification and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or other accessible information), and to provide individuals with the right to access and correct their own personal data. Organizations have mandatory obligations to assess data breaches they suffer, and to notify the Personal Data Protection Commission (“PDPC”) and where applicable, the relevant individuals where the data breach is (or is likely to be) of a significant scale or resulting in (or is likely to result in) significant harm to individuals. Other obligations include accountability, protection, retention, and requirements around the overseas transfers of personal data. Additionally, prior to sending marketing messages addressed to Singapore telephone numbers, organizations must check “Do-Not-Call” registries, unless clear and unambiguous consent to such marketing was obtained from the individual.

The PDPC may impose sanctions for certain failures to comply with the PDPA, including the Do-Not-Call requirements. Organizations who contravene provisions of the PDPA may be liable for a financial penalty of (a)(i) up to $1 million or (ii) in the case of a contravention by an organization whose annual turnover in Singapore exceeds $10 million — 10% of the annual turnover in Singapore of the organization, and/or (b) imprisonment.

PRC

Regulations Related to Internet Advertisement

The Advertising Law of the PRC（《中华人民共和国广告法》） was first promulgated by the Standing Committee of National People’s Congress (“SCNPC”) on October 27, 1994, amended in 2015, 2018 and 2021 respectively, and became effective on April 29, 2021. According to the Advertising Law of the PRC, “advertiser” means a natural person, a legal person, or any other organization that designs, produces, and publishes advertisements or authorizes any other person to do so for the purpose of marketing its goods or services; “advertising agent” means a natural person, a legal person, or any other organization that accepts authorization to provide advertisement design, production, and agency services; “advertisement publisher” means a natural person, a legal person, or any other organization that publishes advertisements for an advertiser or an advertising agent authorized by the advertiser. It is State Administration for Market Regulation (“SAMR”) that is responsible for advertising supervision and administration nationwide, and the relevant departments of the State Council shall be responsible for advertising administration within their respective functions. The Advertising Law of the PRC regulates both the content of the advertisements and activities of advertising. Those failing to comply with the legal requirements may be subject to fines, revocation of business license and criminal liabilities.

The Measures for the Administration of Internet Advertising（《互联网广告管理办法》）was promulgated by SAMR and took effect on May 1, 2023, replacing Interim Measures for the Administration of Internet Advertising（《互联网广告管理暂行办法》）. Commercial advertising activities which directly or indirectly market goods or services, through websites, web pages, Internet application programs, and other Internet media, in the form of scripts, images, audio, video, or other means, within the territory of the PRC, shall be regulated by both the Advertising Law of the PRC and the Measures for the Administration of Internet Advertising.

According to the above laws and regulations, an Internet advertisement shall be identifiable, enabling consumers to identify it as an advertisement, and an indication of “advertisement” is required for goods or services that appear resulting from advertisement auction or in the form of knowledge imparting, experience sharing, or consumption evaluation, among means, accompanied by a shopping link or any other purchase method. Furthermore, an advertiser or advertisement publisher who publishes Internet advertisements, including pop-ups, is required to clearly display a closing button that allows users to close the advertisement with a single click. Besides, advertising agencies and advertisement publishers shall establish, improve and implement systems of registration, examination and archives management, which includes but not limited to verifying and registering real information of the advertisers, creating advertisement archives with regular check and update, examining supporting documents required and the content of advertisements. Failure of compliance may result in fines, ban on distribution of advertisements, suspension of business, cancellation of license and even criminal liabilities.

In the opinion of our PRC legal counsel, AllBright Law Offices (Xiamen), as of the date of this prospectus, none of the PRC subsidiaries has been subject to any penalties or sanctions from the relevant government authorities due to non-compliance with the PRC laws and regulations related to internet advertising.

Regulations Related to Company Establishment and Foreign Investment

Companies established and operating in the PRC are subject to the Company Law of the PRC（《中华人民共和国公司法》）, or the “Company Law,” which was promulgated on December 29, 1993 and newly amended on December 29, 2023. The Company Law provides general principle and rules for corporate establishment, organization and operation in the PRC, including foreign-invested enterprises (“FIE”). The latest amendment, which came into force on July 1, 2024, brings changes to company capital rules, corporate governance structures, liquidation procedures, and shareholder rights. Particularly, under the latest amendment, a 5-year maximum capital contribution time limit is applied to all limited liability companies, and the existing limited liability companies shall gradually adjust their capital contribution schedule to comply with the 5-year requirement.

FIEs are generally required to adhere to the Company Law, unless specified otherwise by foreign investment laws of PRC.

Before January 1, 2020, FIEs in the PRC should mainly be regulated by the Law of the PRC on Wholly Foreign-Owned Enterprises（《中华人民共和国外资企业法》) (the “Foreign-Owned Enterprise Law”) promulgated on April 12, 1986 and amended respectively on October 31, 2000 and September 3, 2016, the Implementing Rules for the Foreign-Owned Enterprise Law of the PRC（《中华人民共和国外资企业法实施细则》）promulgated on December 12, 1990 and amended on April 12, 2001 and February 19, 2014, and the Interim Administrative Measures for the Record-filing of the Incorporation and Change of Foreign-invested Enterprises（《外商投资企业设立及变更备案管理暂行办法》）promulgated on October 8, 2016 and amended on July 30, 2017 and June 29, 2018. The Foreign-Owned Enterprise Law, together with the Law of the PRC on Sino-Foreign Equity Joint Ventures（《中华人民共和国中外合资经营企业法》）and the Law of the PRC on Sino-Foreign Cooperative Joint Ventures（《中华人民共和国中外合作经营企业法》）, has been collectively referred to as the Old Foreign Investment Laws of the PRC (“三资企业法”). According to the Old Foreign Investment Laws and relevant associated regulations, the establishment of a FIE necessitates approval or filing with the Ministry of Commerce (“MOFCOM”) or its local counterpart. Additionally, these FIEs are required to register and file with the relevant administrative bureau of industry and commerce.

Since January 1, 2020, the Foreign Investment Law of the PRC（《中华人民共和国外商投资法》）(the “Foreign Investment Law”, which was promulgated by the National People’s Congress On March 15, 2019) came into effect, simultaneously repealing Old Foreign Investment Laws. As per the Foreign Investment Law, foreign investment encompasses direct or indirect investment activities conducted by foreign individuals, enterprises, or organizations (referred to as “Foreign Investors”) in China. This includes the following actions: (1) Foreign Investors establishing FIEs in China independently or in partnership with other investors; (2) Foreign Investors acquiring shares, equities, properties, or similar rights of Chinese domestic enterprises; (3) Foreign Investors investing in new projects in China either independently or in collaboration with other investors; and (4) Foreign Investors making investments through other methods prescribed by laws, regulations, or the State Council. The State adopts a management system known as “pre-establishment national treatment”（准入前国民待遇）and “negative list”（负面清单）for foreign investment. Pre-establishment national treatment ensures that Foreign Investors and their investments receive treatment at the investment access stage that is no less favorable than that given to domestic investors and their investments. The negative list management system entails the implementation of specific administrative measures for foreign investment access in certain fields, in which Foreign Investors are prohibited from investing in any sectors listed as forbidden in the negative list and must meet the conditions specified in the negative list before investing in restricted fields. The negative list is released with the approval of the State Council.

The Implementation Regulations for the Foreign Investment Law of the PRC（《中华人民共和国外商投资法实施条例》）(the “FIL Implementing Regulations”) was adopted at the 74th executive meeting of the State Council on December 26, 2019 and came into effect on January 1, 2020. The purpose of the FIL Implementation Regulations is to encourage and promote foreign investment, safeguard the legitimate rights and interests of investors, regulate the administration of foreign investment, and consistently enhance the foreign investment environment in the PRC. FIEs established before the implementation of the Foreign Investment Law, in accordance with the Old Foreign Investment Law, have the discretion to decide whether to change or retain their organizational forms and structures in compliance with the Company Law, Partnership Enterprise Law of the PRC（《中华人民共和国合伙企业法》）, and other applicable laws within a period of five years from the implementation of the Foreign Investment Law. On the same day, the Interpretation of the Supreme People’s Court on Several Issues Concerning the Application of the Foreign Investment Law of the PRC（《最高人民法院关于适用<中华人民共和国外商投资法>若干问题的解释》）was released and became effective on January 1, 2020, which applies to all contractual disputes that arise from the acquisition of rights and interests by Foreign Investors through means such as gifts, property divisions, mergers, and divisions of enterprises.

In order to implement the administrative system of pre-establishment national treatment plus negative list for foreign investment, the Foreign Investment Law and FIL Implementing Regulation clarify that the state will establish a catalogue of industries to encourage foreign investment. This catalogue will specify the industries, fields, and regions where Foreign Investors are encouraged and directed to invest. Previously, foreign investment activities in the PRC were primarily governed by the Catalogue of Industries for Guiding Foreign Investment (2017 Revision)（《外商投资产业指导目录(2017修订）》）, which was issued and periodically amended by MOFCOM and the National Development and Reform Commission (NDRC). This catalogue has since been divided into two separate legal documents: the Catalog of Industries for Encouraged Foreign Investment, or the Encouraged Catalog（《鼓励外商投资产业目录》） and the Special Administrative Measures for Access of Foreign Investment, or the Negative List（《外商投资准入特别管理措施（负面清单）》）. The current Encouraged Catalog, issued by MOFCOM and NDRC on July 9, 2022, became effective on January 1, 2023. The current Negative List is the 2024 edition, promulgated by MOFCOM and NDRC on September 6, 2024, and became effective on November 1, 2024. Unless otherwise restricted or prohibited by other PRC laws, foreign investment in industries not listed on the 2024 Negative List is generally considered permissible. The Negative List undergoes periodic review and updates by the PRC government.

In the opinion of our PRC legal counsel, AllBright Law Offices (Xiamen), as of the date of this prospectus, each of the PRC subsidiaries is in full compliance with the Company Law and the Foreign Investment Law in China, and there have not been notifications of any non-compliance since none of the PRC subsidiaries fall under the 2024 Negative List.

Regulations Related to Foreign Exchange

Pursuant to the Foreign Exchange Administration Regulations (《中华人民共和国外汇管理条例》), as promulgated in January 1996 and amended in August 2008, the Chinese currency, or RMB, is freely convertible for current account transactions, including dividend distribution, interest payments, trade, and service-related foreign exchange activities. However, for capital account transactions such as direct investments, loans, repatriation of investments, and investments in securities outside of China, prior approval from the State Administration of Foreign Exchange (SAFE) is required, along with registration with SAFE.

In May, 2013, SAFE promulgated the Circular of the SAFE on Printing and Distributing the Administrative Provision on Foreign Exchange in Domestic Direct Investment by Foreign Investors and Relevant Supporting Documents (《国家外汇管理局关于印发<外国投资者境内直接投资外汇管理规定>及配套文件的通知》), amended on October 10, 2018 and December 30, 2019, which outlines and streamlines the procedural steps and regulations concerning foreign exchange matters associated with direct investment by foreign investors. These include foreign exchange registration, opening and utilization of accounts, receipt and payment of funds, as well as the settlement and sale of foreign exchange.

Pursuant to the Notice on Further Simplifying and Improving Policies of Foreign Exchange Administration on Direct Investment（《国家外汇管理局关于进一步简化和改进直接投资外汇管理政策的通知》）, promulgated on February 13, 2015, and effective from June 1, 2015, two administrative approval procedures related to foreign exchange registration for domestic and overseas direct investments are directly reviewed and processed by banks. The SAFE and its local bureaus exercise indirect supervision by overseeing the foreign exchange registration conducted by banks for direct investment purposes.

Pursuant to the Circular on the Reform of the Management Method for the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises（《国际外汇管理局关于改革外商投资企业外汇资本金结汇管理方式的通知》）promulgated by the SAFE on March 30, 2015 and became effective on June 1, 20l5, and was partially amended in December 2019 and March 2023, and the Circular on the Reform and Standardization of the Management Policy of the Settlement of Capital Projects (《国家外汇管理局关于改革和规范资本项目结汇管理》) promulgated by the SAFE on June 9,2016, and was partially amended in December 2023, FIEs follow the policy of discretionary foreign exchange settlement for handling their foreign exchange transactions. However, such discretionary settlements are restricted to the operational needs within the business scope of the FIEs, adhering to the principle of authenticity. It is prohibited for FIEs to utilize foreign exchange earnings from capital account transactions or the RMB obtained through such settlements for the following purposes: (1) making direct or indirect payments that exceed their business scope or are prohibited by PRC laws and regulations, (2) engaging in securities investments or investments other than capital-protected banking products (unless expressly permitted), (3) providing loans to non-affiliated enterprises (except as expressly permitted within their business scope), and (4) constructing or purchasing real estate for non-personal use (excluding real estate enterprises).

On January 26, 2017, the SAFE promulgated the Notice of the SAFE on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification（《国家外汇管理局关于进一步推进外汇管理改革完善真实合规性审核的通知》）, which came into effect immediately. This notice introduces several measures aimed at enhancing the verification of genuineness and compliance in cross-border transactions and capital flows. These measures include, but are not limited to, the requirement for banks to verify board resolutions, tax filing forms, and audited financial statements prior to transferring foreign exchange distributions exceeding $50,000 for FIEs. Additionally, it emphasizes the need to strengthen the verification of genuineness and compliance for foreign direct investments.

On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment（《国家外汇管理局关于进一步促进跨境贸易投资便利化的通知》）, or the SAFE Circular 28. According to this circular, non-investment FIEs are permitted to utilize their capital for equity investments in China, as long as such investments comply with the laws and regulations and do not violate the applicable Negative List. The projects being invested in must be genuine and in accordance with relevant laws and regulations.

On April 10, 2020, the SAFE issued the Notice of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business（《国家外汇管理局关于优化外汇管理 支持涉外业务发展的通知》）. As per this circular, enterprises are permitted to use income under capital account, such as capital funds, foreign debts, and overseas listings for domestic payments under the condition that the use of funds is genuine and compliant with the current administrative provisions on the use of income related to the capital account. It is noteworthy that there is no requirement to submit materials evidencing the veracity of each payment to the bank prior to the transaction.

Regulations Related to Dividend Distribution

According to the Company Law and Foreign Investment Law, FIEs as PRC Subsidiaries must allocate 10% of their after-tax profits annually, if applicable, to establish a statutory reserve. However, once the cumulative balance of the statutory reserve reaches or exceeds 50% of the registered capital, the requirement to allocate after-tax profits to the reserve may cease. The statutory reserves accumulated by FIEs cannot be distributed as cash dividends. Additionally, according to the Law of the PRC on Enterprise Income Tax（《中华人民共和国企业所得税法》）, which became effective in January 2008 with the latest amendment on December 29, 2018, the maximum withholding tax rate on dividend payments from FIEs to overseas investors not considered “resident” for tax purposes is 20%. However, the Regulation on the Implementation of the Enterprise Income Tax Law of the PRC（《中华人民共和国企业所得税法实施条例》）, issued by the State Council in December 2007, and amended on April 23, 2019, reduced the withholding tax rate to 10%.

Regulations Related to Foreign Exchange Registration of Offshore Investment by PRC Residents

Pursuant to the Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicles（《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》）,

or Circular 37, promulgated by SAFE and which became effective on July 4, 2014, PRC residents are required to register with their local bureau of SAFE system before contributing assets or equity interests to an Overseas Special Purpose Vehicle (“SPV”), which are directly established or controlled by such PRC residents for the purpose of investing and financing purposes. Failure to comply with these registration requirements may lead to penalties for evading foreign exchange controls. Banks under Circular 37 are authorized to directly handle the initial foreign exchange registration and amendment registration processes.

As of the date of the prospectus, certain PRC residents of our Cayman shareholders have not completed the Circular 37 Registration. Failure to comply with Circular 37 registration may result in restrictions being imposed on part of foreign exchange activities of the offshore special purpose vehicles, including restrictions on their ability to receive registered capital as well as additional capital from PRC resident shareholders who fail to complete Circular 37 registration. In addition, such violation may subject each of the PRC resident shareholders to fines less than RMB50,000.

Regulations Related to Mergers and Acquisitions and Overseas Listings

M&A Rules

The Provisions on Merger or Acquisition of Domestic Enterprises by Foreign Investors（《关于外国投资者并购境内企业的规定》） jointly issued by the MOFCOM and a variety of regulatory authorities on August 8, 2006 and amended by the MOFCOM on June 22, 2009, regulates Foreign Investors engaging in activities such as purchasing equity interests or subscribing to the increase in registered capital of non-foreign-invested enterprises, establishing FIEs to acquire and operate assets of non-foreign-invested enterprises, or purchasing assets of non-foreign-invested enterprises to establish FIEs for operating those assets. Particularly, in the event of acquiring a PRC company affiliated with a domestic company, enterprise, or individual, through an overseas company established or controlled by such domestic entity, an application for examination and approval must be submitted.

In the opinion of our PRC legal counsel, AllBright Law Offices (Xiamen), as of the date of this prospectus, the Company and each of the PRC subsidiaries are in full compliance with the M&A Rules in China, and there have not been notifications of any non-compliance.

Overseas Listings

The Trial Measures on the Administration of Overseas Securities Offerings and Listings（《境内企业境外发行证券和上市管理试行办法》）, together with five supporting guidelines (collectively “Trial Measures”), were promulgated by China Securities Regulatory Commission (“CSRC”) on February 17, 2023 and became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies of PRC intending to offer or list securities overseas, whether directly or indirectly, are required to complete filing procedures with the CSRC, while failure to fulfill the filing procedure may result in administrative penalties. An indirect overseas offering and listing by a domestic company shall be identified from two perspectives: (1) in the most recent accounting year, the total assets, net assets, revenues, or profits of the domestic operating entities of the issuer should account for more than 50% of the corresponding figures in the issuer’s audited consolidated financial statements for the same period, and (2) the issuer’s major operational activities should be conducted in China, its main places of business should be located in China, and the senior managers responsible for the issuer’s operation and management should predominantly be Chinese citizens or reside in China. In the case of a domestic company seeking an indirect overseas offering and listing, the issuer must designate a major domestic operating entity responsible for filing procedures with the CSRC. These filings should be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

In the opinion of our PRC counsel, AllBright Law Offices (Xiamen), we will not be required to complete the filing procedure with the CSRC since (i) we are not a China domestic company; and (ii) our offering and listing is not an indirect overseas offering or listing, because the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. Macau, as a Special Administrative Region of the PRC, exercises a high degree of autonomy and enjoys executive, legislative and independent judicial power, including that of final adjudication, authorized by the National People’s Congress of PRC, in accordance with the provisions of the Basic Law of the Macau. In this regard, national laws of the PRC shall not be applied in Macau, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation mandating that the laws in Macau shall be in line with those in the PRC. Besides, in accordance with PRC laws, a subsidiary in mainland China in which Macau investors made an investment is regarded and treated as a foreign-invested enterprise since its establishment. Therefore, Aosi as our Macau subsidiary shall be excluded when determining the “under 50%” threshold for filing procedures with the CSRC. As of September 30, 2023, the operating revenue of the PRC subsidiaries was RMB 18,528,301.87, which accounted for approximately 27% of the total revenue in our audited consolidated financial statements; the total income before tax of the PRC subsidiaries was RMB 1,450,734.84, which accounted for approximately 9% of the total income in our audited consolidated financial statements; the total assets of the PRC subsidiaries were RMB 14,439,438.19, which accounted for approximately 19% of the total assets in our audited consolidated financial statements; the net assets of the PRC subsidiaries were RMB 490,714.38, which did not account for 50% of the net assets in our audited consolidated financial statements.

Regulations Related to Employment and Social Welfare

The Labor Law of the PRC（《中华人民共和国劳动法》）, or the Labor Law, effective in January 1995 and amended in 2018, as well as the Labor Contract Law of the PRC（《中华人民共和国劳动合同法》）, or the Labor Contract Law, effective in January 2008 and amended in 2012, both outline several obligations for employers. These include but not limited to providing written contracts to employees, restricting the use of temporary workers, ensuring long-term job security, making payment of wages that meet or exceed the local minimum wage standards, implementing labor safety and workplace sanitation systems, adhering to state labor regulations and standards, and providing appropriate workplace safety training to employees. The State Council further enacted the Implementing Regulations for the PRC Labor Contract Law（《中华人民共和国劳动合同法实施条例》） in September 2008, which provides additional interpretation and supplementation of the Labor Contract Law.

Under the Social Insurance Law of the PRC（《中华人民共和国社会保险法》）, the Interim Regulation on the Collection and Payment of Social Insurance Premiums (《社会保险费征缴暂行条例》), and the Administrative Regulations on the Housing Provident Funds (《住房公积金管理条例》), as well as a variety of other regulations, including but not limited to the Regulation on Work-Related Injury Insurances（《工伤保险条例》）, the Regulations on Unemployment Insurance（《失业保险条例》）, employers are obligated to contribute to various social security funds on behalf of their employees, including funds for basic pension insurance, unemployment insurance, basic medical insurance, occupational injury insurance, maternity insurance and to housing provident funds. Non-compliance with contribution requirements may result in fines and an obligation to rectify the deficit within a specified timeframe.

In the opinion of our PRC legal counsel, AllBright Law Offices (Xiamen), in the fiscal years ended September 30, 2022 and 2023, the PRC subsidiaries did not pay housing provident fund contributions in full for all of the employees. As of the date of this prospectus, no administrative actions, fines or penalties have been imposed by the relevant PRC government authorities with respect to such non-compliance, nor has any order been received by the PRC subsidiaries to settle the outstanding amount of housing provident fund contributions.

Regulations Relating to Lease Property

The SCNPC promulgated the Urban Real Estate Administration Law of the PRC（《中华人民共和国城市房地产管理法》）on July 5, 1994, last amended on August 26, 2019 and effective on January 1, 2020, while the Ministry of Housing and Urban-Rural Development promulgated the Administrative Measures on Commodity Housing Leasing（《商品房屋租赁管理办法》）on December 1, 2010, effective on February 1, 2011. These laws and regulations stipulate that a written lease contract, including matters of term, purpose, liability for repair as well as other rights and obligations, is required between the leaser and the lessee, and shall be registered with the department of housing administration for the record. In the case of failure to comply with the registration requirement above, the leaser and the lessee may be imposed a fine by the governmental authorities.

According to the Civil Code of the PRC, the lessee may sublease the leased premises to a third party, subject to the consent of the lessor. Where the lessee subleases the premises, the lease contract between the lessee and the lessor remains valid. The lessor is entitled to terminate the lease agreement if the lessee subleases the premises without the prior consent of the lessor.

As of the date of this prospectus, our PRC subsidiaries have two lease agreements that have not been registered with the PRC governmental authorities as required by the PRC laws and regulations. Although the failure to do so does not in itself invalidate the leases, our PRC subsidiaries may be ordered by the PRC government authorities to rectify such noncompliance and, if such noncompliance is not rectified within a given period of time, our PRC subsidiaries may be subject to fines imposed by PRC government authorities ranging from RMB1,000 to RMB10,000 for each lease agreement that has not been registered with the relevant PRC governmental authorities.

Regulations Relating to Cyber Security

The Cybersecurity Law of the PRC（《中华人民共和国网络安全法》）was promulgated by SCNPC in 2016 and came into effect in June, 2017, serves as a general legal basis for the construction, operation, maintenance and use of networks as well as the supervision and administration of cybersecurity in China, currently undergoing an amendment process with its first revision draft released by the Cyberspace Administration of China (“CAC”) on September 14, 2022 to better align with the newly implemented laws concerning cybersecurity in China since 2016. The Cybersecurity Law of PRC centers around “network operation security” and “network information security”; specifically, the former aims at safeguarding network infrastructure, information systems, and related products from illegal and detrimental activities such as interference, sabotage, theft, and tampering, while the latter places emphasis on ensuring the integrity, confidentiality, and availability of various types of network data, including personal information. Besides, it defines critical information infrastructure (“CII”) as those in key industries and sectors, including public communication and information services, energy, transportation, water conservancy, finance, public services, e-government, and other sectors that, if disrupted, rendered nonfunctional, or suffered data breaches, could significantly jeopardize national security, the economy, people’s livelihoods, and public interests. Such operators of CII (“CIIO”) shall undertakes strict operational requirements, including data localization, annual risk assessment and other security obligations. Network service providers that fail to comply with the Cybersecurity Law of the PRC may be subject to fines, suspension of their businesses, shutdown of their websites, and revocation of their business licenses.

The Regulation on Protecting the Security of Critical Information Infrastructure（《关键信息基础设施安全保护条例》）was promulgated by the State Council and became effective on September 1, 2021, stipulates that under the overall coordination of CAC as well as the guidance and supervision of the Ministry of Public Security of the PRC(“MPS”), the telecommunications department and other relevant departments under the State Council shall be responsible for the security protection, supervision, and administration in respect of CII within their respective responsibilities in accordance with relevant laws and administrative regulations.

The Data Security Law of the PRC（《中华人民共和国数据安全法》） was promulgated on June 10, 2021 by SCNPC and became effective on September 1, 2021, applying to data processing activities conducted in the territory of PRC and those outside the territory of the PRC to the detriment of its national security, public interest, or lawful rights and interests of citizens and organizations. “Data processing” shall be defined as the collection, storage, use, processing, transmission, provision and public disclosure, while “data security” means the state of effective protection and lawful utilization of data and the capability to safeguard the continuing state of security. The Data Security Law of the PRC also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it may cause to national security, public interests, or legitimate rights and interests of individuals or organizations if such data are tampered with, destroyed, leaked, illegally acquired or illegally used, with the appropriate level of protection measures required to be taken for each respective category of data. “Important data”, which has been first mentioned in the Cybersecurity Law of the PRC, remains to be determined in the form of specific catalogues and protected in a stricter way. “National core data” is described as those related to national security, the lifeblood of the national economy, important aspects of people’s lives, major public interests, etc., in need of a stricter management system. Violation of Data Security Law of the PRC may subject the relevant entities or individuals to warning, fines, and business suspension, revocation of permits or business licenses, or even criminal liabilities.

The Personal Information Protection Law of the PRC（《中华人民共和国个人信息保护法》, “PIPL”） promulgated by the SCNPC on August 20, 2021 and became effective on November 1, 2021, applying to the processing activities within the territory of the China of the personal information of natural persons as well as those outside China if the information is processed for the purpose of providing products or services to natural persons located within China, analyzing or assessing the conduct of natural persons located within China or under any other circumstance as provided by any law or administrative regulation. Pursuant to PIPL, “Personal information” means all kinds of information related to identified or identifiable natural persons that are electronically or otherwise recorded, excluding information that has been anonymized. An individual’s consent shall be obtained for processing his or her personal information, except under the circumstances stipulated otherwise, such as the fulfillment of statutory functions and obligations, public emergency and public interest. PIPL also defines “sensitive personal information” as personal information that, once leaked or illegally used, may easily cause harm to the dignity of natural persons grave harm to personal or property security, including information on biometric characteristics, religious beliefs, specially-designated status, medical health, financial accounts, individual location tracking, etc., as well as the personal information of minors under the age of 14. Personal information handlers may only process sensitive personal information in cases where there is a specific purpose and a legitimate need, and under strict protection measures. Failure to comply with PIPL may cause personal information handlers to correct or suspend or terminate the provision of services, confiscation of illegal income, fines or other penalties.

On December 28, 2021, the CAC, the NDRC, the MIIT, and several other PRC governmental authorities jointly issued the Cybersecurity Review Measures（《网络安全审查办法》）, which became effective on February 15, 2022 and replaced the 2020 version promulgated in 2020. Pursuant to Cybersecurity Review Measures, CIIOs that purchase network products and services and online platform operators that engages in data processing activities are subject to cybersecurity review provided that such activities affect or may affect national security. Specifically, before the purchase of network products or services and after self-assessment, a CIIO shall declare any network product or service that affects or may affect national security to the Office of Cybersecurity Review for cybersecurity review; any online platform operator intends to be listed on a foreign stock exchange, who possesses personal information of more than 1 million users, is obliged to declare to the Office of Cybersecurity Review for cybersecurity review.

As of the date of this prospectus, our PRC counsel advised us that our PRC subsidiaries are not subject to the cybersecurity review by the CAC for this offering, given that: (i) our PRC subsidiaries presently possess personal information of less than one (1) million individual end customers in our business operations as of the date of this prospectus; (ii) each of our PRC subsidiaries is not a CIIO as neither of them has been notified by the competent PRC government authorities for such purposes; and (iii) absent of official catalogues of important data formulated by the CAC or other competent PRC government authorities, we and our PRC subsidiaries made our own data classification and grading strategy based on the Data Security Law, according to which, no data possessed by us and our PRC subsidiaries is classified as core or important data. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and how the PRC regulatory agencies may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. We cannot assure you that we and/or our PRC subsidiaries will comply with such regulations in all respects and we and/or our PRC subsidiaries may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We and/or our PRC subsidiaries may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

Regulations Relating to Intellectual Property

The Trademark Law of the PRC（《中华人民共和国商标法》）was first promulgated and took into effect in March 1983 and was amended in 2019 lately. In principle, trademarks in China must be registered with the Trademark Office of China National Intellectual Property Administration (“CNIPA”) in order to gain the exclusive right of trademark use and receive legal protection, except “well-known trademark.” The period of validity of a registered trademark shall be ten years, starting from the day the registration is approved. Upon expiration of period of validity, an application for renewal shall be made within 12 months before the expiration, with an extension period of 6 months may be granted if such renewal application is overdue. Failure to apply for the renewal will result in the deregistration of the registered trademark. In April 2014, the revised Regulation for the Implementation of the Trademark Law of the PRC was issued, which specified the requirements of applying for trademark registration and review.

MANAGEMENT

The following sets forth information regarding members of our board of directors, our officers and other key employees as of the date of this prospectus.

Name	Age	Position(s)
Yunting Chen	33	Chief Executive Officer
Qiongshan Huang	32	Chief Financial Officer
SAM WAI HONG	46	Chairman of the Board of Directors and Director
Jinbo Xu	47	Independent Director Nominee
Jefferson Chen	37	Independent Director Nominee
Huihuang Lin	76	Independent Director Nominee

The following is a brief biography of each of our executive officers and directors:

Mr. Yunting Chen has served as our Chief Executive Officer since June 2024. Mr. Chen was the general manager at Bacterome Era (Xiamen) Digital Industry Co., Ltd. from June 2022 to November 2022. Mr. Chen served as the general manager at Zhongpu Digital Yuan (Xiamen) Digital Technology Co., Ltd from March 2022 to June 2022. Mr. Chen served as the general manager at AoYun Capital Investment Management from January 2021 to March 2022. Mr. Chen holds a bachelor’s degree in management from Huaqiao University in China.

Ms. Qiongshan Huang has served as our Chief Financial Officer since June 2024. Ms. Huang served as the accounting supervisor at Gaoqing (Xiamen) Industry and Trade Co., LTD from November 2016 to October 2023. Ms. Huang holds a bachelor’s degree in accounting from Xiamen University in China.

Mr. SAM WAI HONG has served as our Chairman of the Board of Directors and Director since November 2023. Mr. SAM was a general manager at Shutter Studio LTD, an advertisement company, and AOSI PRODUCTION CO., LTD. where he was in charge of strategic decision-making from 2015 to 2022. Mr. SAM holds a bachelor’s degree in tourism management from Huaqiao University in China.

Mr. Jinbo Xu will serve as our independent director upon effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Xu has served as the vice president at Xiamen Yuange Management Consulting Co., LTD since October 2022. Mr. Xu was the chief financial officer at Nanwei Software Co., LTD from May 2022 to October 2022. Mr. Xu was the chief financial officer at Hangzhou Weishi Technology Co., LTD from November 2017 to May 2022. Mr. Xu holds a bachelor’s degree in accounting from Jimei University in China.

Mr. Jefferson Chen will serve as our independent director upon effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Chen served as the chief executive officer of Anqiao Pinzuo (Chongqing) Enterprise Management Consulting Co., Ltd. since 2019. He has served as the chairman of the board of directors at Zhongmao Qiaoyang (Beijing) Commercial Co., Ltd. since 2014. He holds a bachelor’s degree in business management from King’s College London in the United Kingdom.

Mr. Huihuang Lin will serve as our independent director upon effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Lin has served as the chairman of internationalization committee at the Singapore Logistics Association since October 2018 where he is responsible for the decision-making of the international logistics in the committee. He holds a bachelor’s degree in accounting from Nanyang Technological University in Singapore.

Family Relationships

None of our directors or officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors consists of [•] directors, three of whom are “independent” within the meaning of the corporate governance standards of the Nasdaq Listing Rules and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including (i) a duty to act in good faith in what the director believes to be in the best interests of the company; (ii) a duty to exercise their powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) a duty not to make a personal profit based on his position as director (unless the company permits him to do so) and (iv) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. The Companies Act (As Revised) of the Cayman Islands also imposes a number of statutory duties on a director. We have the right to seek damages if a duty owed by any of our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the company and mortgaging or charging the property of the company; and

•        maintaining a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Our directors may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and may hold office until such time as they are removed from office by ordinary resolution of the shareholders. Under our Articles of Association, a director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally; (ii) in the opinion of a registered medical practitioner becomes physically or mentally incapable of acting as a director, (iii) resigns his office by notice in writing to the company, or (iv) is absent from board meetings for a continuous period of six months and our directors resolve that his office be vacated. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements and Indemnification Agreements

We will enter into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part, we will agree to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement [•] days before the end of the current employment term, and payment of cash compensation and benefits shall become payable when the Company becomes a public reporting company in the U.S. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with [•]-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We will also enter into indemnification agreements with each of our directors and executive officers, the form of which is filed as Exhibit 10.2 to the registration statement of which this prospectus forms a part. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Compensation of Directors and Executive Officers

For the fiscal year ended September 30, 2023, we paid US$32,283, as compensation to our executive officers, and we did not compensate our non-executive directors for their services, other than to reimburse them for the out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers.

Insider Participation Concerning Executive Compensation

Our board of directors, which consists of [•] directors, will be making all determinations regarding executive officer compensation from the inception of the Company. When established, our compensation committee will determine regarding executive officer compensation.

Committees of the Board of Directors

We will establish three committees of the board of directors prior to the closing of this Offering: an audit committee, a compensation committee, and a nominating and corporate governance committee. The appointment to the committees will be effective immediately upon the effective date of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of Jinbo Xu, Jefferson Chen and Huihuang Lin, chaired by Jinbo Xu. The Company has determined that each of them satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. The Company has determined that Jinbo Xu qualifies as an “audit committee financial expert” within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Listing Rules of Nasdaq. The audit committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. The audit committee is responsible for, among other things:

•        establishing clear hiring policies for employees or former employees of the independent auditors;

•        reviewing and recommending to our board of directors for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•        approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

•        obtaining a written report from our independent auditor describing matters relating to its independence and quality control procedures;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        reviewing and recommending the financial statements for inclusion within our quarterly earnings releases and to our board of directors for inclusion in our annual reports;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing policies with respect to risk assessment and risk management;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        periodically reviewing and reassessing the adequacy of the committee charter;

•        approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•        establishing and overseeing procedures for the handling of complaints and whistleblowing;

•        meeting separately and periodically with management, the internal auditors and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance;

•        reporting periodically to our board of directors; and

•        such other matters that are specifically delegated to our audit committee by our board of directors from time to time.

Compensation Committee

Our compensation committee will consist of Jinbo Xu, Jefferson Chen and Huihuang Lin, chaired by Jefferson Chen. We have determined that Jinbo Xu, Jefferson Chen and Huihuang Lin satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and evaluating our executive compensation and benefits policies generally;

•        reviewing and recommending any incentive compensation or equity plans, programs or other similar arrangements;

•        periodically reviewing and reassessing the adequacy of the committee charter;

•        selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management;

•        reporting periodically to our board of directors; and

•        such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of Jinbo Xu, Jefferson Chen and Huihuang Lin, chaired by Huihuang Lin. We have determined that Jinbo Xu, Jefferson Chen and Huihuang Lin satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to our board of directors for election or re-election to our board of directors, or for appointment to fill any vacancy or newly created directorships on our board of directors;

•        reviewing periodically with our board of directors the current composition of our board of directors with regards to characteristics such as judgment, experience, expertise, diversity and background;

•        recommending to our board of directors such criteria with respect to nomination or appointment of members of its board of directors and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

•        recommending to our board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        periodically reassessing the adequacy of the committee charter;

•        overseeing compliance with the corporate governance guidelines and code of business conduct and ethics; and

•        overseeing and leading the self-evaluation of our board of directors in its performance and effectiveness as a whole.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to us, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to us a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, in recent years, English and Commonwealth authorities have moved away from the traditional purely subjective test referencing the individual director whose conduct is being judged towards a combined objective and subjective test for the applicable standard of skill and care which a director will be required to have with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. Following these cases it is likely that the applicable skill and care test will be that of “a reasonable diligent person having both–(a) the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and (b) the general knowledge, skill and experience that that director has”. There is, therefore, a minimum objective standard based upon the functions given to the director in question but the standard can be raised where the director in question has more knowledge, skill and experience than would normally be expected; for example, if they have been recruited as an expert in a particular business of the company. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. We have the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain circumstances have the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, directing and supervising our business affairs. The functions and powers of our board of directors include, among others, (i) convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends, (iii) appointing officers and determining their terms of offices and remuneration, and (iv) approving the transfer of shares of our Company, including the registering of such shares in our register of members.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics that is applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

•        each of our directors and executive officers who beneficially own our Ordinary Shares (individually and as a group); and

•        each person known to us to own beneficially more than 5% of our issued and outstanding Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Percentage of beneficial ownership of each listed person prior to the completion of this offering is based on 25,000,000 Ordinary Shares issued and outstanding immediately prior to the effectiveness of the registration statement of which this prospectus forms a part. The percentage of beneficial ownership of each listed person after this offering includes 26,500,000 Ordinary Shares issued and outstanding immediately after the completion of this offering, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our issued and outstanding Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq Listing Rules.

	Ordinary Shares Beneficially Owned Prior to the Completion of this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number	Percent	Number	Percent
Directors and Executive Officers(1):
SAM WAI HONG(2)	10,500,000	42.0%	10,500,000	39.6%
Yunting Chen	—	—	—	—
Qiongshan Huang	—	—	—	—
Jinbo Xu	—	—	—	—
Jefferson Chen	—	—	—	—
Huihuang Lin	—	—	—	—
All directors and executive officers as a group (six individuals):	10,500,000	42.0%	10,500,000	39.6%

5% Shareholders:
CHINAINVEST INTERNATIONAL GROUP CO., LTD.(2)	10,000,000	40.0%	10,000,000	37.7%
BOBO WORLDWIDE HOLDINGS LIMITED(3)	4,448,948	17.8%	4,448,948	16.8%
LIAO Junhui	4,135,000	16.5%	4,135,000	15.6%

____________

Notes:

(1)      Unless otherwise indicated, the business address of each of the individuals is 150 Beach Road #2805/06 Gateway West, Singapore 189720.

(2)      The number of Ordinary Shares beneficially owned represents (i) 10,000,000 Ordinary Shares held by SAM WAI HONG through CHINAINVEST INTERNATIONAL GROUP CO., LTD. and (ii) 500,000 Ordinary Shares held by SAM WAI HONG through Winwin Asia Group Co., Ltd. SAM WAI HONG holds 100% of equity interests in CHINAINVEST INTERNATIONAL GROUP CO., LTD., a company organized under the laws of Macau. The registered address of CHINAINVEST INTERNATIONAL GROUP CO., LTD. is 2nd Floor, AY1, Phase 1 of Sun City Commercial Center, Avenida

de Artur Tamagnini Barbosa, Macau. SAM WAI HONG holds 100% of equity interests in and is the sole director of Winwin Asia Group Co., Ltd, a company incorporated under the laws of British Virgin Islands. The registered address of Winwin Asia Group Co., Ltd is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(3)      The number of Ordinary Shares beneficially owned represents 4,448,948 Ordinary Shares held by BOBO WORLDWIDE HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands. WEI Liya is the sole shareholder of BOBO WORLDWIDE HOLDINGS LIMITED. The registered address of BOBO WORLDWIDE HOLDINGS LIMITED is OMC Chambers, Wickhams Cay, 1 Road Town, Tortola, British Virgin Islands.

On January 15, 2024, CHINAINVEST INTERNATIONAL GROUP CO., LTD. transferred 4,135,000 Ordinary Shares to LIAO Junhui. LIAO Junhui is the legal representative, executive director, and manager of Smart Digital GZ. See “Related Party Transactions.”

None of the Company’s major shareholders will have any different or special voting rights with respect to their Ordinary Shares. As of the date of this prospectus, none of our issued and outstanding Ordinary Shares is held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

Major related parties that transacted with the Company and their respective relationships with the Company are listed as below:

Name	Relationship with the Company
SAM WAI HONG	Our Chairman of the Board of Directors, legal representative and executive director of Zhuhai Hengqin Aosi Cultural Communication Co., Ltd.
Yi Zehua	Supervisor of Xiamen Liubenmu Cultural Media Co., Ltd.
Yunting Chen	Our Chief Exectuvie Officer, legal representative, executive director, and manager of Smart Digital (Guangzhou) Times Culture Development Co., Ltd. and Xiamen Liubenmu Cultural Media Co., Ltd.
Liu Xinbin	Supervisor of Smart Digital (Guangzhou) Times Culture Development Co., Ltd.
Guo Junting	Supervisor of Zhuhai Hengqin Aosi Cultural Communication Co., Ltd.
AOSI ADVERTISING & PRODUCTION	100% owned by SAM WAI HONG
Platinum International Entertainment Co., Ltd.	90% owned by SAM WAI HONG
Zibu Tang (Zhuhai) Food Co., Ltd.	50% owned by SAM WAI HONG
Zibu Tang Food Co., Ltd.	50% owned by SAM WAI HONG
CHINAINVEST INTERNATIONAL GROUP CO., LTD.	100% owned by SAM WAI HONG
Shuangying Group Co., Ltd.	75% owned by SAM WAI HONG
Zhuhai Hengqin Feitongxiaoke Cultural Communication Co., Ltd.	12.5% owned by SAM WAI HONG
Feitongxiaoke Cultural Communication Co., Ltd.	25% owned by SAM WAI HONG
Dream Home Design and Decoration Co., Ltd.	90% owned by SAM WAI HONG
Xiamen Dayu Play Cultural Media Co., Ltd.	95% owned by LIAO Junhui

Related Party Balances

The related party balances are listed below:

Accounts	Name of related parties	As of March 31, 2024	As of September 30, 2023
Due from related parties
	SAM WAI HONG	$—	$593,482
	Xiamen Dayu Play Cultural Media Co., Ltd.	115,574	99,957
Net due from related parties		$115,574	$693,439
Accounts	Name of related parties	As of March 31, 2024	As of September 30, 2023
Due to related parties
	AOSI ADVERTISING & PRODUCTION	$7,421	$7,321
	SAM WAI HONG	48,742	—
Net due to related parties		$56,163	$7,321

Related Party Transactions

For the six months ended March 31, 2024, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

Name of related parties	Payment/Lending Amount	Borrowing/Collecting Amount
SAM WAI HONG	$540,820	$1,184,082
Chen Yunting	4,211	4,211
Total	$545,031	$1,188,294

For the six months ended March 31, 2023, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

Name of related parties	Payment/Lending Amount	Borrowing/Collecting Amount
AOSI ADVERTISING & PRODUCTION	$—	$7,351
Feitongxiaoke Cultural Communication Co., Ltd	9,918	23,444
Xiamen Dayu Play Cultural Media Co., Ltd	78,923	—
LIAO Junhui	—	404,661
Total	$88,841	$435,456

As of March 31, 2024 and September 30, 2023, the amounts of due from related parties were $115,574 and $693,439, respectively, and the amounts of due to related parties were $56,163 and $7,321, respectively.

Business Transactions

Transaction Types	Name of related parties	For the six months ended March 31, 2024	For the six months ended March 31, 2023
Sales
	Xiamen Dayu Play Cultural Media Co., Ltd	$—	$216,599
Total		$—	$216,599

For the six months ended March 31, 2023, the Company provided event planning and execution service to Xiamen Dayu Play Cultural Media Co., Ltd., 95% owned by Liao Junhui, of Encrypted Metaverse meeting events combined with offline trend derivatives products consumption, which offered an opportunity for brand promotion, communities establishment and digital technology of Metaverse participant communication. The event lasted for one month and the contract amount was $216,599.

Transaction Types	Name of related parties	For the six months ended March 31, 2024	For the six months ended March 31, 2023
Purchase
	AOSI ADVERTISING & PRODUCTION	$—	$18,535
	Feitongxiaoke Cultural Communication Co., Ltd.	—	37,094
Total		$—	$55,629

For the six months ended March 31, 2024 and 2023, the Company purchased from related parties in the amount of nil and $55,629, respectively, all of which were purchased from event planning and execution services.

For the six months ended March 31, 2023, the Company purchased venue layout props and other related services from AOSI ADVERTISING & PRODUCTION, 100% owned by SAM WAI HONG, for three events in the amount of MOP149,500.

For the six months ended March 31, 2023, the Company purchased venue layout props and other related services from Feitongxiaoke Cultural Communication Co., Ltd, 25% owned by SAM WAI HONG, for seven events in the amount of MOP299,200.

Financing Transactions

For the fiscal year ended September 30, 2023, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

Name of related parties	Payment/Lending Amount	Borrowing/Collecting Amount
SAM WAI HONG	$123,978	$1,416
LIAO Junhui	113,285	470,134
AOSI ADVERTISING & PRODUCTION	—	7,398
Total	$237,263	$478,948

For the fiscal year ended September 30, 2022, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

Name of related parties	Payment/Lending Amount	Borrowing/Collecting Amount
SAM WAI HONG	$37,333	$—
LIAO Junhui	—	45,741
Total	$37,333	$45,741

Business Transactions

Transaction Types	Name of related parties	For the year ended September 30, 2023	For the year ended September 30, 2022
Sales
	Xiamen Dayu Play Cultural Media Co., Ltd.	$213,746	$—
	Shuangying Group Co., Ltd.	7,129	4,373
	Zibu Tang Food Co., Ltd.	—	11,467
	Feitongxiaoke Cultural Communication Co., Ltd.	—	74
	Platinum International Entertainment Co., Ltd.	9,918	—
	CHINAINVEST INTERNATIONAL GROUP CO., LTD.	6,819	2,854
Total		$237,612	$18,768

For the fiscal years ended September 30, 2023 and 2022, the Company generated revenue from related parties in the amount of $237,612 and $18,768, respectively, all of which was generated from the provision of event planning and execution services to the related parties. As of September 30, 2023 and 2022, the amount of accounts receivable from related parties was $99,957 and nil, respectively. As of the date of this prospectus, the amount of accounts receivable from related parties is nil.

For the fiscal year ended September 30, 2023, the Company provided event planning and execution service to Xiamen Dayu Play Cultural Media Co., Ltd., 95% owned by Liao Junhui, of Encrypted Metaverse meeting events combined with offline trend derivatives products consumption, which offered an opportunity for brand promotion, communities establishment and digital technology of Metaverse participant communication. The event lasted for one month and the contract amount was $213,746.

For the fiscal year ended September 30, 2023, the Company provided event planning and execution service to Shuangying Group Co., Ltd, 75% owned by SAM WAI HONG, of social media subscription operation in the amount of MOP 23,000 and commercial advertisement production in the amount of MOP 34,500.

For the fiscal year ended September 30, 2023, the Company provided event planning and execution service to Platinum International Entertainment Co., Ltd, 90% owned by SAM WAI HONG, of wedding exhibition promotion in the amount of MOP 80,000.

For the fiscal year ended September 30, 2023, the Company provided event planning and execution service to CHINAINVEST INTERNATIONAL GROUP., LTD, 100% owned by SAM WAI HONG, of online promotion in the amount of MOP 55,000.

For the fiscal year ended September 30, 2022, the Company provided event planning and execution service to Shuangying Group Co., Ltd, 75% owned by SAM WAI HONG, of book style album design and printing of MOP 35,240.

For the fiscal year ended September 30, 2022, the Company provided event planning and execution service to Zibu Tang Food Co., Ltd., 50% owned by SAM WAI HONG, of soup package design of MOP 25,400, social media subscription operation of MOP 35,000 and online promotion of MOP 32,000.

For the fiscal year ended September 30, 2022, the Company provided event planning and execution service to Feitongxiaoke Cultural Communication Co., Ltd, 25% owned by SAM WAI HONG, of name card design and print of MOP 600.

For the fiscal year ended September 30, 2022, the Company provided event planning and execution service to CHINAINVEST INTERNATIONAL GROUP., LTD, 100% owned by SAM WAI HONG, of social media subscription operation MOP 23,000.

Transaction Types	Name of related parties	For the year ended September 30, 2023	For the year ended September 30, 2022
Purchase
	AOSI ADVERTISING & PRODUCTION	$18,535	$—
	Feitongxiaoke Cultural Communication Co., Ltd.	37,094	153,837
	Dream Home Design and Decoration Co., Ltd.	—	11,045
Total		$55,629	$164,882

For the fiscal years ended September 30, 2023 and 2022, the Company purchased from related parties in the amount of $55,629 and $164,882, respectively, all of which was purchases made for event planning and execution services. As of September 30, 2023 and 2022, the amounts of advances to related parties were nil and $13,494, respectively. As of the date of this prospectus, the amounts of advances to related parties was nil.

For the fiscal year ended September 30, 2023, the Company purchased venue layout props and other related services from AOSI ADVERTISING & PRODUCTION, 100% owned by SAM WAI HONG, for three events in the amount of MOP 149,500.

For the fiscal year ended September 30, 2023, the Company purchased venue layout props and other related services from Feitongxiaoke Cultural Communication Co., Ltd, 25% owned by SAM WAI HONG, for seven events in the amount of MOP 299,200.

For the fiscal year ended September 30, 2022, the Company purchased venue layout props and other related services from Feitongxiaoke Cultural Communication Co., Ltd, 25% owned by SAM WAI HONG, for fifteen events in the amount of MOP 1,236,600.

For the fiscal year ended September 30, 2022, the Company purchased design and interior decoration service from Dream Home Design and Decoration Co., Ltd, 90% owned by SAM WAI HONG in the amount of MOP 89,000.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Memorandum and Articles of Association, are summaries and do not purport to be complete. Reference is made to our Memorandum and Articles of Association, copies of which are filed as an exhibit to the registration statement of which this prospectus forms a part.

We are a Cayman Islands exempted company and our affairs are governed by our Memorandum and Articles of Association, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 50,000,000 Ordinary Shares, par value of US$0.001 each. As of the date of this prospectus, 25,000,000 Ordinary Shares are issued and outstanding.

Immediately after the completion of this offering, we will have 26,500,000 Ordinary Shares issued and outstanding, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants. All of our Ordinary Shares issued and outstanding prior to the completion of the offering are fully paid, and all of our Ordinary Shares to be issued in the offering will be issued as fully paid.

Listing

We will apply to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “SDM”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of certain material provisions of our Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company.    Under our Memorandum and Articles of Association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our Company lawfully available for distribution. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if following such payment the Company shall be unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by way of a poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles of Association, a reduction of our share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than seven clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, the holders of a third of the shares of the Company present in person or by proxy.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than ten percent of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 40 days in any year as our board may determine.

Liquidation.    On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights and voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records.    Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Memorandum and Articles of Association have provisions that provide our directors shall determine whether and to what extent the accounts and books of the Company shall be open to the inspection of holders of our Ordinary Shares.

Anti-Takeover Provisions.    Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

•        authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made or a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s actual fraud or willful default, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we will enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director acts in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. The Companies Act (As Revised) of the Cayman Islands also imposes a number of statutory duties on a director.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Memorandum and Articles of Association provide that a resolution in writing signed by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of our Company shall be treated as a resolution duly passed at a general meeting of our Company and, where relevant, as a special resolution so passed.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding shares which carry in aggregate not less than ten percent of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Memorandum and Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Memorandum and Articles of Association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering and terrorist financing, we may be required to adopt and maintain anti-money laundering procedures, and will require subscribers to provide information and evidence to verify their identity, address and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information and evidence as is necessary to verify the identity, address and source of funds of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information or evidence required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We will not be liable for any loss suffered by a subscriber as a result of, or delay in processing, an application from a subscriber if such information and documentation requested has not been provided by the subscriber in a timely manner.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

Economic Substance — Cayman Islands

The International Tax Co-operation (Economic Substance) Act (Revised) (the “Economic Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance and related reporting requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities ( “relevant activities”). As the Company is a Cayman Islands exempted company, its compliance obligations under the Economic Substance Act include filing annual notifications (and, if required, returns) with the Cayman Islands Tax Information Authority, in which the Company needs to report, among other things, whether or not it has carried out any relevant activities and, if so, whether or not it has satisfied the applicable economic substance test

(as set out under the Economic Substance Act) in relation to such relevant activities (“ES Test”). It is anticipated that the Company will not be engaging in any relevant activities and will therefore not be required to meet the ES Test; or will otherwise only be engaged in a relevant activity in its capacity as a pure equity holding company such that it will be subject to a reduced ES Test under and in accordance with the Economic Substance Act. However, the Economic Substance Act has been subject to certain amendments since its commencement and, as it reflects a relatively new regime, it is anticipated that the Economic Substance Act may continue to evolve over time and may be subject to further amendments. Failure to satisfy applicable requirements as set out in the Economic Substance Act may subject the Company to enforcement action (including administrative penalties) under the Economic Substance Act.

Data Protection

This privacy notice explains the manner in which we collect, process, and maintain personal data about shareholders of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information data for their own lawful purposes in connection with services provided to us. For the purposes of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content and transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in the Company or remain invested in the Company as it will affect the Company’ ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

History of Share Issuances

The following is a summary of our securities issuances, re-designations, and other events which have changed the amount of our issued capital and/or the number and classes of shares of which it composed during the past three years. The consideration was $0.001 per share.

Share Allotment in November 2022

On November 3, 2022, our board of directors approved the following allotment of our Ordinary Shares:

Allottee	Number of Ordinary Shares
Harneys Fiduciary (Cayman) Limited	1
BOBO WORLDWIDE HOLDINGS LIMITED	9,164,999

Share Transfer in November 2022

On November 3, 2022, our board of directors approved the following transfer of our Ordinary Shares:

Transferor	Number of Ordinary Shares	Transferee
Harneys Fiduciary (Cayman) Limited	1	BOBO WORLDWIDE HOLDINGS LIMITED

Share Allotment in December 2023

On December 12, 2023, our board of directors approved the following allotment of our Ordinary Shares:

Allottee	Number of Ordinary Shares
Winwin Asia Group Co., Ltd.	500,000
CHINAINVEST INTERNATIONAL GROUP CO., LTD.	15,335,000

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we expect to make an application for the Ordinary Shares to be listed on Nasdaq, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have issued and outstanding Ordinary Shares held by public shareholders representing approximately 5.66% of our issued and outstanding Ordinary Shares, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

See “Underwriting — Lock-up Agreements.”

Rule 144

All of our Ordinary Shares issued and outstanding prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Ordinary Shares then issued and outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 265,000 Ordinary Shares immediately after this offering, excluding the number of Ordinary Shares issuable upon the exercise of the Representative’s Warrants; or

•        the average weekly trading volume of the Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATION

The following summary of the material tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

Singapore Taxation

Corporate Tax

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

•        income accrued in or derived from Singapore; and

•        foreign sourced income received or deemed received in Singapore, unless otherwise exempted.

Foreign-sourced income is deemed to be received in Singapore when it is:

(a)     remitted to, transmitted or brought into Singapore;

(b)    used to pay off any debt incurred in respect of a trade or business carried on in Singapore; or

(c)     used to purchase any movable property brought into Singapore.

Foreign income in the form of branch profits, dividends and service fee income (“specified foreign income”) received or deemed received in Singapore by a Singapore tax resident corporate taxpayer are exempted from Singapore tax provided that the following qualifying conditions are met:

(a)     such income is subject to corporate income tax under the law of the territory from which such income is received;

(b)    at the time such income is received in Singapore by the person resident in Singapore, the highest corporate income tax rate of the foreign jurisdiction from which the income is received is at least 15.0% at the time the foreign income is received in Singapore; and

(c)     the Comptroller of Income Tax (“the Comptroller”) is satisfied that the tax exemption would be beneficial to Singapore tax resident company.

A non-Singapore tax resident corporate taxpayer, subject to certain exceptions, is subject to Singapore income tax on income accrued in or derived from Singapore, and on foreign income received or deemed received in Singapore.

A company is regarded as tax resident in Singapore for a particular year of assessment if the control and management of the company’s business is exercised in Singapore in the precedent calendar year. The place of incorporation of a c company is not necessarily indicative of the tax residence of the company. Control and management is defined as the making of decisions on strategic matters, such as those concerning the company’s policy and strategy. Where the control and management of a company is a question of fact. Generally, the location of the company’s board of directors meetings where strategic decisions are made determines where the control and management is exercised. However, under certain scenarios, holding board meetings in Singapore may not be sufficient and other factors will be considered to determine if the control and management of the business is indeed exercised in Singapore.

A Board of Directors meeting which involves the use of virtual meeting technology will generally be regarded as having strategic decisions made in Singapore if either at least 50% of the directors (with the authority to make strategic decisions) are physically in Singapore during the meetings; or the chairman of the Board of Directors (if the company has such an appointment) is physically in Singapore during the meeting.

Examples of scenarios where the control and management of a company may be considered not exercised in Singapore include where (a) there is no board of directors meeting held in Singapore. Instead, the directors’ resolutions are merely passed by circulation; (b) the local director is a nominee director while the rest of the directors are based outside Singapore; and (c) no strategic decisions are made by the local director in Singapore.

The prevailing corporate tax rate in Singapore is 17.0%.

With effect from year of assessment 2020, the partial tax exemption scheme will be limited to the first S$200,000 (instead of S$300,000 previously) of the normal chargeable income — 75.0% of the first S$10,000 and 50.0% of the next S$190,000. The remaining chargeable income that exceeds S$200,000 will be fully taxable at the prevailing corporate tax rate.

For the year of assessment 2024, a corporate income tax rebate (“CIT Rebate”) of 50% of the corporate tax payable will be granted to all taxpaying companies, capped at S$40,000, whether tax resident or not. Companies that have employed at least one local employee in 2023 will receive $2,000 in cash payout.

Dividend Distributions

All Singapore-tax resident companies are currently under the one-tier corporate tax system. Under the one-tier system, the corporate tax paid by a tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends. Such dividends are tax-exempt in the hands of the shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Withholding Taxes

Singapore does not currently impose withholding tax on dividends paid to resident or non-resident shareholders.

Goods and Services Tax (“GST”)

GST in Singapore is a consumption tax that is levied on import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at a prevailing rate of 9.0%. GST exemptions apply to the provision of most financial services, the supply of digital payment tokens, the sale and lease of residential properties, and the importation and local supply of investment precious metals. Goods that are exported and international services are zero-rated.

Estate Duty

With effect from February 15, 2008, Singapore estate duty has been abolished.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Macau Taxation

Macau has a civil law (or continental law) legal system where written legislations or statutes that contain rules and principles are the primary source of law. Unlike the common law legal system, Macau’s legal system relies largely on statutes and codes and deals with case law apart from any precedence value. While it can be indicative of the interpretation of a set of similar circumstances, and may be relevant in the decision of subsequent court cases, a line of similar case decisions will not constitute precedent as understood in common law jurisdictions and will not be binding to the courts or any other authorities or entities in Macau.

Macau practices an independent taxation system and, taking the low tax policy previously pursued in Macau as reference, enacts its own laws and regulations concerning types of taxes, tax rates, tax reductions and exemptions, allowances and expenditures, and other matters of taxation. When applying tax laws and regulations, Macau authorities are subject to the principle of fiscal territoriality and unless double taxation treaties exist. Except where a double taxation treaty is in place and such treaty is invoked by the taxpayer, Macau tax authorities will independently levy taxes on income deemed to be Macau-sourced regardless of whether such income has been, will be or may be taxed in other jurisdictions.

No double taxation treaties or equivalent agreements with Hong Kong are currently in force in Macau that are or could potentially be applicable to our activities. Hence, in relation to income generated by our activities in Macau, Macau authorities will apply the relevant tax laws and regulations thereto, regardless of whether such income has been, will be or may be taxed in any other jurisdictions, including Hong Kong.

Macau follows a calendar fiscal year (from 1 January to 31 December) and its taxation system categories different types of taxes into direct and indirect taxes which are levied on income as well as on assets and wealth. The most relevant taxes for our activities in Macau are:

•        Industrial contribution (Law no. 15/77/M of Macau), which corresponds to an annual mixed payment for the operation of industrial and commercial activities in Macau; and

•        Complementary income tax (Law no. 21/78/M of Macau), which corresponds to a profit tax on earnings from business activities.

The industrial contribution and the complementary income tax are administered by the Macau Finance Bureau.

Infringements to tax statutes may result in the application of sanctions or penalties. While there is not a unified penalty policy, there is no unified statute that lists all infringements to tax laws and their respective penalties. Infringements generally include not declaring income, inaccuracies and omissions in tax returns, refusal to submit requested documents and not cooperating with the tax authorities, concealment, destruction, falsification and vitiation of documents, or non-payment of taxes within the stipulated deadlines. Penalties are in the form of fines which, in general, can range from MOP50 to MOP100,000 and the payment of such fines does not discharge the taxpayer from the payment of the related taxes, interest in arrears or the criminal prosecution that may take place if such criminal prosecution is provided for under the relevant taxation laws.

As a guarantee to the taxpayers, the regulations for each type of tax contain detailed procedures for the latter to file complaints, hierarchical appeals and/or judicial appeals when they consider themselves adversely affected by the decisions or practices of the Macau Finance Bureau.

Industrial Contribution

The industrial contribution (also known as industrial tax or business tax) is regulated by Law no. 15/77/M of Macau, which came into force on 1 January 1978, and corresponds to an annual fixed payment for the operation of industrial and commercial activities in Macau.

It may be considered as the Macanese counterpart to the Hong Kong business registration under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (the “Business Registration Ordinance”), serving similar functions of providing business information for the purpose of the opening of local tax files and is charged annually in a fixed amount.

Article 1 of the Industrial Tax Regulation of Macau states that industrial contribution, in the territory of Macau, is imposed, accounted, calculated and collected according to the terms stated in the Industrial Tax Regulation. Article 2, section 1 of the Industrial Tax Regulation determines that all persons, individual or corporate, who develop any activity that is commercial or industrial in nature are subject to industrial contribution.

Pursuant to the abovementioned article 1 and article 2, section 1 of the Industrial Tax Regulation, only entities that carry-on or wish to carry-on an ongoing commercial or industrial activity in Macau are subject to industrial contribution.

According to article 7 of the Industrial Tax Regulation of Macau, for entities (individual or corporate) that have a permanent establishment in Macau, the process of imposition, calculation and collection of industrial contribution relating to activities developed in Macau must follow certain steps, namely (i) declaration by the taxpayer, (ii) initial classification, (iii) provisional calculation and collection, (iv) payment of tax and start of the activity, (v) report provided by inspection agents, (vi) definite classification, and (vii) confirmation of provisional calculation, cancellation or additional calculation. This procedure starts with the submission by the interested entity to the Macau Finance Bureau of a completed and notarized M1 form for industrial contribution at least 30 days before the probable date of commencement of the respective activity.

The penalties for non-compliance with the provisions of the Industrial Tax Regulation of Macau are as follows:

•        Persons or entities developing and activity without registering for industrial contribution (where applicable) by submitting the M1 form for industrial contribution may be sanctioned with a fine between MOP200 and MOP100,000 (see article 37 of the Industrial Tax Regulation of Macau);

•        Persons or entities that have submitted the M1 form for industrial contribution but commence their activity without paying the tax due may be sanctioned with a fine between MOP200 and MOP100,000 (see article 38 of the Industrial Tax Regulation of Macau);

•        Persons or entities that in the M1 form for industrial contribution deliberately conceal the truth or omit any fact relevant to the classification of their activity may, without prejudice of the relevant criminal proceedings that may be started, be sanctioned with a fine between MOP200 and MOP100,000 (see article 40 of the Industrial Tax Regulation of Macau);

•        If 60 days have passed after the specified period for the payment of tax, the taxpayer who has not settled the relevant amount may be fined a maximum amount equal to half of the tax payable;

•        Local entities that do not comply with the obligation of ensuring, before any and each payment is made to an entity that does not have a permanent establishment in Macau and with whom a contract specified in article 9, section 3 of the Industrial Tax Regulation of Macau has been executed, that such entity has registered for the purposes of industrial contribution (when applicable) are jointly liable with the entities that do not have permanent establishments in Macau for the industrial contribution eventually due by such entity that does not have a permanent establishment in Macau. Furthermore, the amount paid according to the contract executed with such entity that does not have a permanent establishment in Macau will not be treated as a deductible expense for tax purposes of the local entities or, if they are exempted from the payment of complementary income tax, the local entities may be liable to pay a fine corresponding to 10% of that amount.

Whenever there is a voluntary presentation for payment of these taxes and corresponding fines pursuant to article 43 of the Industrial Tax Regulation of Macau the maximum penalty is to be reduced to half.

If a taxpayer considers that they have been aggrieved by a decision or act of the Macau Finance Bureau in relation to the provisions of the Industrial Tax Regulation of Macau, they may request that such decision or act be modified or revoked through an administrative complaint filed within 15 days of the notice of the decision with the entity that made such a decision or act. The decision of the administrative complaint may be appealed to the Chief Executive of Macau via a hierarchical appeal to be filed within two months of the notice of the appealed decision. Alternatively (and concurrently), the taxpayer may file a judicial appeal in first instance with the Macau Administrative Court, within 45 days of the notice of the decision. The Macau Administrative Court’s decision may be appealed to higher courts of Macau. None of the administrative complaint, hierarchical appeal or judicial appeal have a staying effect on the decision or act.

It should be noted that since 2002 the payment of industrial contribution in Macau has been exempted by the annual Budget Laws of Macau.

Complementary Income Tax

Complementary income tax is regulated by Law no. 21/78/M of Macau, dated 9 September, 1978, as successively amended by Law no. 6/83/M, dated, 2 July, 1983, by Decree-Law no. 37/84/M, dated 28 April, 1984, by Decree-Law no. 15/85/M, dated 2 March, 1985, by Decree-Law no. 37/85/M, dated 11 May, 1985, by Law no. 13/88/M, dated 20 June, 1988, by Decree-Law no. 48/88/M, dated 20 June, 1988, by Law no. 4/90/M, dated 4 June, 1990, by Law no. 11/93/M, dated 27 December, 1993, by Law no. 4/97/M, dated 21 April, 1997, by Law no. 12/2003, by Law no. 4/2005, by Law no. 4/2011, and by Law no. 21/2019, which came into force on 1 January 1979, and corresponds to a profit tax on earnings from commercial or industrial activities.

Article 1 of the Complementary Income Tax Regulation of Macau states that such tax, in Macau, is imposed, accounted, calculated and collected according to the terms stated in the Complementary Income Tax Regulation of Macau. Pursuant to article 2 of the Complementary Income Tax Regulation of Macau, taxpayers liable to pay complementary income tax are divided into two groups, A and B. A Group A taxpayer is an individual or corporation with complete and appropriate accounting records audited by a registered auditor or accountant in Macau that has applied for such status. Any other taxpayers whose registered capital is not more than MOP1,000,000 or does not, on average, have taxable profits for the three preceding years of over MOP500,000 or reports their taxable profits by themselves (without auditing by a registered auditor or accountant in Macau) are considered Group B taxpayers.

Article 2 of the Complementary Income Tax Regulation of Macau determines that complementary income tax is levied over the global revenue defined according to article 3 of the aforementioned Regulation that any individual or corporation, regardless of residency or head office, derive from Macau. Article 3, section 2 of the Complementary Income Tax Regulation of Macau determines that the global revenue of corporations corresponds to the annual net profits derived from conducting commercial or industrial activity in Macau, calculated in accordance with the provisions of the aforementioned Regulation. Profits are defined under article 20 of the Complementary Income Tax Regulation of Macau as the profits or gains from operations, the proceeds from any transactions or operations executed by the taxpayers as a result of normal or occasional, primary or secondary activities in Macau.

Pursuant to the abovementioned article 2, article 3, section 2 and article 20 of the Complementary Income Tax Regulation of Macau, Macau residents are taxed on worldwide income (profits) and non-Macau residents are taxed only on Macau-sourced income (profits).

If a foreign entity is engaged in commercial/industrial activities and/or rendering services in Macau, the resultant gain from such commercial/industrial activities and/or services rendered will be subject to complementary income tax in Macau. Income will generally be regarded as arising in or derived from Macau if it is received in consideration of activities or services performed by the taxpayer in Macau. When the foreign entity is not habitually engaged or does not habitually conduct commercial or activity in Macau, the Macau Finance Bureau’s current interpretation of articles 2 and 3 of the Complementary Income Tax Regulation of Macau and practice in Macau is that, except for those specific activities and services listed under article 9, sections 1 and 3 of the aforementioned Regulation, entering into an isolated transaction in Macau would not constitute conducting commercial or industrial activity in Macau.

If a foreign entity is not “engaging in commercial/industrial activities in Macau” nor “rendering services in Macau” and it has not executed any contracts with Macau entities related to construction works, prospection activities, research related thereto or technical or scientific services (including mere consultancy or assistance) it will not be subject to taxation in Macau, namely to complementary income tax.

Furthermore, the likelihood of the foreign entity being subjected to complementary income tax in Macau would be further lowered if the location where contracts are executed is not Macau, if the location where the obligations under the contracts are performed is not Macau, if the location where payments are made or received is not Macau and the foreign entities has no direct involvement in Macau.

According to article 10, section 1 of the Complementary Income Tax Regulation of Macau, entities (individual or corporate) that in the preceding year obtained profits in Macau as defined in article 3 of the Complementary Income Tax Regulation of Macau are required to submit a Complementary Income Tax Form M/1 to the Macau Finance Bureau. As the Company is a Group A taxpayer, as provided by article 4, section 2 of the Complementary Income Tax Regulation, and as described above in this section, such annual tax return must be submitted in the months of April, May or June, as opposed to Group B taxpayers, who must file their tax returns in the months of February or March. A foreign entity’s Complementary Income Tax Form M/1 must be submitted by a lawful attorney and shall indicate, for tax purposes, an address in Macau, without which the tax return is considered as not having been duly submitted.

It is possible for Macau tax authorities, pursuant to Article 36, paragraph 3 of the Complementary Income Tax Regulation, to launch an own-motion procedure of tax assessment upon failure or insufficiency of the Form M/1 of a Group A taxpayer, to the effect of enabling said authorities to issue the notice of assessment and tax demand notice to a Group A taxpayer, even in the absence of a Form M/1 filing (or in the case of a late tax filing).

The taxable profit of Group A taxpayers reports to the balance revealed by the profit and loss accounts, drafted pursuant to acceptable accounting principles and shall consist in the difference between all profits or gains, irrespective of source, accrued in the financial year precedent to that in course, and the expenses or losses attributable to that same financial year. As described above, profits are defined under article 20 of the Complementary Income Tax Regulation of Macau as the profits or gains from operations, the proceeds from any transactions or operations executed by the taxpayers as a result of normal or occasional, primary or secondary activities in Macau. Losses are defined under article 21 of the Complementary Income Tax Regulation of Macau as the costs or losses attributable to the operations which support the realization of taxable profits or gains and maintain productivity.

It is possible for Macau tax authorities to order an examination or audit of a Group A taxpayer’s accounting records when there is an absence of insufficiency of information in the tax returns not clearly explained by the taxpayer or their accountants or auditors, or when despite the clarifications provided by the taxpayer or their accountants or auditors, the results of the financial year are not sufficiently justified. The examination or audit will be conducted, without any costs for the taxpayer, by employees of the Macau Finance Bureau or, in their absence, by specially recognized experts nominated by the Chief Executive of Macau and the taxpayer’s accountants or auditors responsible for the tax returns filed are entitled to be present at the examination/audit. If after the examination/audit it is still impossible to determine the taxable income or if there are justified doubts on whether the results of the accounting records correspond to the reality, complementary income tax will be levied on estimated profits (see Article 40 of the Complementary Income Tax Regulation of Macau).

Pursuant to Article 44 of the Complementary Income Tax Regulation of Macau the determination of the taxable income may be challenged by the interested taxpayer to the Revision Commission of Macau within 20 days counted from the sending date stated on the notice sent to the taxpayer by registered post. Such challenge has a suspensive effect and should be decided within 30 days of its presentation. The decision of the Revision Commission may not be challenged through administrative complaints or hierarchical appeals and must be judicially appealed, without a staying effect, before the Macau Administrative Court, within 45 days of the notice of the decision. The Macau Administrative Court’s decision may be appealed to higher courts of Macau.

Pursuant to article 57 of the Complementary Income Tax Regulation of Macau, once determined, complementary income tax is paid in two equal instalments in September and November of each year, save if the tax due is not over MOP3,000, in which case it is paid in only one instalment. Pursuant to article 59 of the Complementary Income Tax Regulation of Macau, the non-payment or delayed payment of the tax due is subject to interest in arrears and to 3% interest for debts in the 60 days immediately following the payment deadline. After such 60 days the Macau Finance Bureau will advance to tax execution proceedings to seek payment of the unpaid tax. Furthermore, the non-payment of the first instalment also determines that the amount of the second instalment is immediately due.

The statute of limitations period is five assessment years from the relevant year of assessment for both Group A and Group B taxpayers. During this five-year period, in case there is an omission in the calculation of the complementary income tax due or a factual or legal error is discovered resulting in damages to either the Government or the taxpayer, the Macau Finance Bureau may correct the discrepancy through an additional calculation or cancellation if the amount is over MOP50 (see articles 54 and 55 of the Complementary Income Tax Regulation of Macau).

Among others, the penalties for non-compliance with the provisions of the Complementary Income Tax Regulation of Macau are as follows:

•        Non-submission, inaccuracy or omissions of tax returns and not providing clarifications when requested may be sanctioned with a fine between MOP100 and MOP10,000 in cases of negligence and with a fine between MOP1,000 and MOP20,000 in cases with intent (see article 64, sections 1, 2 and 3 of the Complementary Income Tax Regulation of Macau);

•        If irregularities are found and/or the taxpayer and/or their accountants and auditors are reticent to provide clarifications in the context of an audit or examination to the taxpayer’s accounting records, taxpayers may be sanctioned with a fine between MOP1,000 and MOP20,000 (see article 64, section 4 of the Complementary Income Tax Regulation of Macau); and

•        Refusal to exhibit accounting records or documents related thereto to the tax authorities, as well as their hiding, destruction, falsification or vitiation may be sanctioned with a fine between MOP1,000 and MOP20,000 for Group A taxpayers and between MOP500 and MOP10,000 for Group B taxpayers (see article 65, sections 1(c) and 2(b) of the Complementary Income Tax Regulation of Macau).

Whenever there is a voluntary presentation for payment of these taxes and corresponding fines pursuant to article 68 of the Complementary Income Tax Regulation of Macau the maximum penalty is to be reduced to half.

If a taxpayer considers that they have been aggrieved by a decision or act of the Macau Finance Bureau in relation to the provisions of the Complementary Income Tax Regulation of Macau (other than the determination of taxable income, which must follow the specific procedure described above), they may request that such decision or act be modified or revoked through an administrative complaint filed within 15 days of the notice of the decision with the entity that made such a decision or act. The decision of the administrative complaint may be appealed to the Chief Executive of Macau via a hierarchical appeal to be filed within two months of the notice of the appealed decision. Alternatively (and concurrently), the taxpayer may file a judicial appeal in first instance with the Macau Administrative Court, within 45 days of the notice of the decision.

The Macau Administrative Court’s decision may be appealed to higher courts of Macau. None of these administrative complaints, hierarchical appeals or judicial appeals have a staying effect on the decision or act.

Complementary income tax in Macau, as per article 7 of the Complementary Income Tax Regulation of Macau is levied at progressive rates between 3% and 12% with taxable profits up to MOP32,000 exempt from taxation, as follows:

Annual Taxable Income Tax Rate
Up to MOP32,000	Exempt
In what exceeds and progressively:
From MOP32,001 to MOP65,000	3%
From MOP65,001 to MOP100,000	5%
From MOP100,001 to MOP200,000	7%
From MOP200,001 to MOP300,000	9%
Above MOP300,000	12%

PRC Taxation

Enterprise Income Tax

The Law of the PRC on Enterprise Income Tax, or the Enterprise Income Tax Law, imposes a standard enterprise income tax rate of 25% on both FIEs and domestic enterprises, except in cases where tax incentives are granted to specific industries or projects. If an enterprise located outside of China has “de facto management bodies” within China, it is considered a “resident enterprise” for the purpose of PRC enterprise income tax, and it is generally subject to the standard 25% tax rate on its global income. In addition, the Regulation on the Implementation of the Enterprise Income Tax Law of the PRC defines a “de facto management body” as the entity that exercises full and substantial control and overall management over the enterprise’s business, operations, personnel, accounts, and assets.

Value-Added Tax

The Interim Regulations of the PRC on Value-added Tax were promulgated（《中华人民共和国增值税暂行条例》） by the State Council in December, 1993, lately amended and effective in November, 2017, while the Detailed Rules for the Implementation of the Interim Regulations of the PRC on Value-added Taxes（《中华人民共和国增值税暂行条例实施细则》） was promulgated by the Ministry of Finance(“MOF”) in December, 1993 and lately amended in November, 2011. Pursuant to these regulations, all enterprises and individuals engaged in sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC territory are obligated to pay value-added tax(“VAT”) according to the tax rate as stipulated. On March 20, 2019, the MOF, the State Taxation Administration of the PRC, and the General Administration of Customs jointly issued the Announcement on Relevant Policies for Deepening the Value-Added Tax Reform（《关于深化增值税改革有关政策的公告》）, according to which starting from April 1, 2019, the applicable tax rate for general sales activities or imports subject to VAT at the current rates of 16% or 10% was adjusted to 13% or 9%, respectively.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        persons that elect to mark their securities to market;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        tax-exempt entities;

•        persons liable for alternative minimum tax;

•        persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

•        persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Ordinary Shares through partnerships or other pass-through entities;

•        beneficiaries of a Trust holding our Ordinary Shares; or

•        persons holding our Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.

This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. However, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules are subject to uncertainty in several respects and the composition of our income and assets will be affected by how quickly we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING

We will enter into an underwriting agreement with Network 1 Financial Securities, Inc., as representative of the several underwriters in this offering (the “Representative”), with respect to the Ordinary Shares to be sold in this offering. Subject to certain conditions, we have agreed to sell to the underwriters named below, and the underwriters have severally agreed to purchase, the number of Ordinary Shares provided below opposite their respective names at the initial public offering price less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below.

Underwriters	Number of Ordinary Shares
Network 1 Financial Securities, Inc.	1,500,000
Total	1,500,000

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities if any such securities are taken.

Underwriting Discounts and Expenses

The underwriting discounts are equal to 7% of the initial public offering price.

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[•] per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $[•] per share to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us.

	Per Ordinary Share		Total
Public offering price	$	[•]	$	[•]
Underwriting discounts(1)	$	[•]	$	[•]
Proceeds, before expenses, to us	$	[•]	$	[•]

____________

(1)      The underwriting discounts are equal to 7% of the initial public offering price set forth on the cover of this prospectus.

We have agreed to reimburse the Representative for certain out-of-pocket expenses incurred by it up to an aggregate of $175,000 (including the Advance, as defined below), including fees and disbursements of their counsel, with respect to this offering. As of the date of this prospectus, we have paid an expense deposit of $75,000 (the “Advance”) to the Representative, which will be applied against the out-of-pocket accountable expenses that will be reimbursed by us in connection with this offering. Any portion of the Advance will be returned to us in the event it is not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to reimburse the underwriters by deduction from the net proceeds of the offering contemplated herein, for their non-accountable expenses equal to 2% of the gross proceeds raised in this offering at closing.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above and underwriter expense reimbursement, will be approximately $1,133,190.

Representative’s Warrants

In addition, we have agreed to issue warrants to the Representative to purchase a number of Ordinary Shares equal to 7% of the total number of Ordinary Shares sold in this offering (the “Representative’s Warrants”). Such warrants shall have an exercise price equal to 115% of the offering price of the Ordinary shares sold in this offering. The Representative’s Warrants may be purchased in cash or via cashless exercise, will be exercisable after closing of this offering, and will expire on the third anniversary of the closing date of this offering. The Representative’s Warrants and the underlying Ordinary Shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Representative’s Warrants nor any of our Ordinary Shares issued upon exercise of the Representative’s Warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of this offering. In addition, although the Representative’s Warrants and the underlying Ordinary Shares will be registered in the registration statement of which this prospectus forms a part, we have also agreed that the Representative’s Warrants will provide for registration rights in certain cases. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Representative’s Warrants. The demand and piggyback registration rights provided will not be greater than five years from the closing date of this offering in compliance with FINRA Rule 5110(g)(8)(D).

We will bear all fees and expenses attendant to registering the Ordinary Shares issuable upon exercise of the Representative’s Warrants, other than underwriting commissions incurred and payable by the holders, for the first demand registration right and all piggy-back registration rights. The exercise price and number of Ordinary Shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividend, or our recapitalization, reorganization, merger, or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of Ordinary Shares at a price below the warrant exercise price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We, our directors, officers and certain of our shareholders owning more than 5% of the issued and outstanding Ordinary Shares (or securities convertible into our Ordinary Shares) have agreed, for a period of 180 days from the commencement of sales of this offering, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of the Ordinary Shares and securities that are substantially similar to our Ordinary Shares, without the prior written consent of the Representative. The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion.

Listing

We will apply to list the Ordinary Shares on Nasdaq under the symbol “SDM”. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless we are listed.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the ordinary shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our ordinary shares. As an exception to these rules, in connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares in accordance with Regulation M under the Exchange Act.

Specifically, the underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the underwriters for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the underwriters, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

The underwriters may also bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may have the effect of raising or maintaining the market price of our ordinary shares or preventing or delaying a decline in the market price of our ordinary shares which may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares will be negotiated between us and the underwriters. Among the factors to be considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Ordinary Shares or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Stamp Taxes

If you purchase Ordinary Shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,505
Nasdaq Capital Market Listing Fee	5,000
FINRA Filing Fee	650
Legal Fees and Expenses	475,183
Accounting Fees and Expenses	360,000
Printing and Engraving Expenses	10,000
Underwriter Out-of-Pocket Accountable Expenses	175,000
Financial Advisory Fee	252,688
Miscellaneous Expenses	28,164
Total Expenses	$1,308,190

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP. Legal matters as to Singapore law will be passed upon for us by Bird & Bird ATMD LLP. Legal matters as to the PRC law will be passed upon for us by AllBright Law Offices (Xiamen). Legal matters as to the Macau law will be passed upon for us by Lektou — Advogados e Notários. Certain legal matters as to the United States federal securities and New York law in connection with this offering will be passed upon for the underwriters by VCL Law LLP.

EXPERTS

The consolidated financial statements for the fiscal years ended September 30, 2023 and 2022, included in this prospectus have been so included in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 143 Cecil Street #19-03/04 GB Building Singapore 0695421.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, of which this prospectus forms a part, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

SMART DIGITAL GROUP LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SMART DIGITAL GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars, except for the number of shares)

(UNAUDITED)

	As of March 31, 2024	As of September 30, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$180,323	$144,623
Accounts receivable, net	14,774,992	9,023,754
Prepaid expenses and other current assets	272,704	186,789
Due from related parties	115,574	693,439
TOTAL CURRENT ASSETS	15,343,593	10,048,605

NON-CURRENT ASSETS:
Right-of-use assets	321,242	410,082
Property and equipment, net	26,670	32,501
Deferred tax assets	274,207	196,390
Other non-current assets	1,631	—
TOTAL NON-CURRENT ASSETS	623,750	638,973

TOTAL ASSETS	$15,967,343	$10,687,578

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	9,325,415	4,394,638
Contract liabilities	—	150,158
Taxes payable	1,254,397	1,046,427
Lease liabilities	97,395	110,217
Accrued expenses and other liabilities	203,911	51,549
Amount due to related parties	56,163	7,321
TOTAL CURRENT LIABILITIES	10,937,281	5,760,310

NON-CURRENT LIABILITY:
Lease liabilities	223,847	322,183
TOTAL NON-CURRENT LIABILITY	223,847	322,183

TOTAL LIABILITIES	11,161,128	6,082,493

COMMITMENTS AND CONTINGENCIES (note 11)	—	—

SHAREHOLDERS’ EQUITY
Ordinary shares ($0.001 par value, 50,000,000 shares authorized, 25,000,000 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively)	25,000	25,000
Additional paid-in capital	(25,000)	(25,000)
Retained earnings	4,799,214	4,625,799
Accumulated other comprehensive income (loss)	7,001	(20,714)
TOTAL SHAREHOLDERS’ EQUITY	4,806,215	4,605,085

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$15,967,343	10,687,578

The accompanying notes are an integral part of these consolidated financial statements.

SMART DIGITAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Expressed in U.S. Dollars, except for the number of shares)

(UNAUDITED)

	For the six months ended March 31,
	2024	2023
Revenue	$8,218,541	$1,786,639
Cost of revenue	(6,868,389)	(1,307,442)
Gross profit	1,350,152	479,197
Operating expenses:
Selling expenses	(75,499)	(39,349)
General and administrative expenses	(1,040,069)	(81,437)
Total operating expenses	(1,115,568)	(120,786)
Operating income	234,584	358,411
Other income (expenses):
Other expense	(6,510)	(101)
Interest income	362	7
Interest expense	(8,870)	(9,911)
Exchange gain	190	—
Total other expenses, net	(14,828)	(10,005)
Income before income tax	219,756	348,406
Income tax expense	(46,341)	(33,805)
Net income	$173,415	$314,601

Comprehensive income
Net income	$173,415	$314,601
Foreign currency translation adjustments	27,715	(1,017)
Comprehensive income	$201,130	$313,584

Earnings per share, basic and diluted	$0.01	$0.01

Weighted average number of shares	25,000,000	25,000,000

The accompanying notes are an integral part of these consolidated financial statements.

SMART DIGITAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Expressed in U.S. Dollars, except for the number of shares)

(UNAUDITED)

	Ordinary Shares		Additional Paid-in Capital	Retained earnings	Accumulated Other Comprehensive Income/(Loss)	Total Shareholders’ Equity
	Shares	Amount
Balance as of September 30, 2022	25,000,000	$25,000	$(25,000)	$2,632,537	$(24,465)	$2,608,072
Net income	—	—	—	314,601	—	314,601
Foreign currency translation adjustment	—	—	—	—	(1,017)	(1,017)
Balance as of March 31, 2023	25,000,000	25,000	(25,000)	2,947,138	(25,482)	2,921,656
Balance as of September 30, 2023	25,000,000	25,000	(25,000)	4,625,799	(20,714)	4,605,085
Net income	—	—	—	173,415	—	173,415
Foreign currency translation adjustment	—	—	—	—	27,715	27,715
Balance as of March 31, 2024	25,000,000	$25,000	$(25,000)	$4,799,214	$7,001	$4,806,215

The accompanying notes are an integral part of these consolidated financial statements.

SMART DIGITAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars, except for the number of shares)

(UNAUDITED)

	For the six months ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$173,415	$314,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	5,889	2,318
Amortization of right-of-use asset	16,011	42,861
Allowance for doubtful accounts	414,285	(83,818)
Reversal of doubtful accounts	(15,164)	—
Accounts receivable	(6,083,552)	720,110
Prepaid expenses and other current assets	(80,431)	16,286
Amount due from related parties	(61,493)	(259,590)
Operating lease-right of use assets	77,653	(443,261)
Deferred tax assets	(73,556)	19,651
Accounts payable	4,874,243	318,943
Contract liabilities	(150,419)	(163,586)
Taxes payable	195,425	61,186
Lease liabilities	(116,020)	387,010
Non current assets	(1,625)	—
Accrued expenses and other liabilities	151,867	(83,766)
Amount due to related party	48,779	42,992
Net cash (used in) provided by operating activities	(624,693)	891,937

Cash flows from investing activity
Purchase of property and equipment	—	(38,867)
Net cash used in investing activity	—	(38,867)

Cash flows from financing activities:
Proceeds from borrowings from related parties	1,188,294	435,456
Payment made on loan to related parties	(545,031)	(88,841)
Net cash provided by financing activities	643,263	346,615

Effect of exchange rate changes on cash held in foreign currencies	17,130	(1,336)
Net increase in cash	35,700	1,198,349
Cash and cash equivalents at beginning of the year	144,623	121,786
Cash and cash equivalents at end of the year	$180,323	$1,320,135

Supplemental disclosures of cash flows information:
Cash paid for income taxes	630	—
Cash paid for interest expense	9,020	9,911

Non-cash transactions:
Right-of-use assets obtained in exchange for operating lease obligation	—	450,885

The accompanying notes are an integral part of these consolidated financial statements.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 1 — Organization and principal activities

Smart Digital Group Limited (“the Company” or “SMD”) was incorporated under the laws of the Cayman Islands on November 3, 2022. The Company mainly provides internet media services, business planning and consulting services, and event planning and execution services.

On October 1, 2020, EASY COMMERCE PTE. LTD., the predecessor of SMART DIGITAL META PTE. LTD. (“Smart Digital Meta”), was incorporated in Singapore. On September 15, 2022, SAM WAI HONG acquired 100% equity interests in EASY COMMERCE PTE. LTD. from Xiaomei Wang and changed the company name to SMART DIGITAL META PTE. LTD. at the same time.

On December 28, 2018, AOSI PRODUCTION CO., LTD. (“Aosi”) was organized under the laws of Macau with SAM WAI HONG owning 90% equity interests and his spouse Lei Tun Kei owning 10% equity interests. On October 25, 2022, Smart Digital Meta acquired 40% equity interests from SAM WAI HONG and 10% equity interests from Lei Tun Kei in Aosi. As a result, Smart Digital Meta owned 50% equity interests in Aosi. On January 8, 2023, Smart Digital Meta acquired the remaining 50% equity interests from SAM WAI HONG and Aosi became a wholly owned subsidiary of Smart Digital Meta.

Zhuhai Hengqin Aosi Cultural Communication Co., Ltd. (“Hengqin”) was organized in the PRC on April 3, 2023 and is wholly owned by Aosi.

Smart Digital (HK) Culture Limited (“Smart Digital HK”) was incorporated under the laws of Hong Kong on November 18, 2022 and is wholly owned by Smart Digital Meta.

Smart Digital (Guangzhou) Times Culture Development Co., Ltd (“Smart Digital GZ”) was organized in the PRC on December 30, 2022 and is wholly owned by Smart Digital HK.

Xiamen Liubenmu Culture Media Co., Ltd. (“Liubenmu”) was organized in the PRC on February 7, 2018. On May 23, 2023, Smart Digital GZ acquired 100% equity interests in Liubenmu from Minbo Fu.

On January 12, 2024, SAM WAI HONG transferred the equity interest in Smart Digital Meta to the Company and Smart Digital Meta became a wholly owned subsidiary of the company.

Since SMD and its subsidiaries are effectively controlled by the same controlling shareholders, they are considered under common control. The consolidation of SMD and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 1 — Organization and principal activities (cont.)

Upon completion of the reorganizations mentioned above, the Company has subsidiaries in countries and jurisdictions including the PRC, Hong Kong, Macau, Singapore and the Cayman Islands. Details of the Company and the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Smart Digital Group Limited	November 3, 2022	Cayman Islands	100	Holding company

Smart Digital Meta Pte. Ltd.	October 1, 2020	Singapore	100	Providing business planning and consulting service

Smart Digital (HK) Culture Limited	November 18, 2022	Hong Kong, China	100	Holding company

Aosi Production Co., Ltd.	December 28, 2018	Macau, China	100	Providing internet media, and business planning and consulting,

Smart Digital (Guangzhou) Times Culture Development Co., Ltd.	December 30, 2022	Guangzhou, China	100	Holding company

Zhuhai Hengqin Aosi Cultural Communication Co., Ltd.	April 3, 2023	Zhuhai, China	100	Holding company

Xiamen Liubenmu Culture Media Co., Ltd.	February 7, 2018	Xiamen, China	100	Providing event planning and execution service

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and such principles have been consistently applied.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries, which include the Singapore-registered entities, Hong Kong-registered entities, Macau-registered entities and PRC-registered entities directly or indirectly owned by the Company. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation. The results of subsidiaries acquired or disposed of are recorded in the consolidated income statements from the effective date of acquisition or up to the effective date of disposal, as appropriate.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

Use of estimates

The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to, revenue recognition, useful lives and impairment of long-lived assets, valuation allowance for deferred tax assets and allowance for doubtful accounts. Changes in facts and circumstances may result in revised estimates. Actual results may differ from these estimates, and, as such, differences may be material to the consolidated financial statements.

Foreign currency translation and transaction

The functional and reporting currency of the Company is the United States Dollar (“US$”). The Company’s operating subsidiaries in Singapore, Macau and PRC generally use their respective currencies as their functional currencies.

The financial statements of the Company and its subsidiaries, other than subsidiaries with functional currency of US$, are translated into US$ using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in shareholders’ equity. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive income as other comprehensive income or loss.

For the Company’s main operating subsidiary in Macau, except for the shareholders’ equity, the balance sheet accounts on March 31, 2024 and September 30, 2023 were translated at MOP8.0584 and MOP8.0652 to $1.00, respectively. The shareholders’ equity accounts were translated at their historical rate. The average translation rates applied to statements of operations for the six months ended March 31, 2024 and 2023 were MOP8.0512 and MOP 8.0659 to $1.00, respectively. Cash flows were also translated at average translation rates for the periods. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits and short term highly liquid investments that are readily convertible into known amounts of cash, are subject to an insignificant risk of changes in value and have a short maturity of generally within three months when acquired.

Accounts receivable, net

Accounts receivable represent the amounts that the Company has an unconditional right to collection, which are stated at the historical carrying amount net of allowance for doubtful accounts. The Company recognizes revenue when the performance obligation in a contract is satisfied by transferring the control of a promised service to a customer. The Company receives 30% of the contract amount when obligation takes effect and the rest 70% of the amount after control of services transfers when customers sign the acceptance confirmation.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts taking into consideration various factors, including but not limited to, historical collection experience, credit-worthiness of the debtors and the age of the

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

receivables balance. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Estimated useful lives
Electronic equipment	3 years
Office equipment, furniture and fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income. Expenditures for maintenance and repairs are charged to expenses as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized as additions to the related assets.

Impairment for long-lived assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. The adjusted carrying amount of the assets become new cost basis and are depreciated over the assets’ remaining useful lives. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of March 31, 2024 and September 30, 2023, impairment of long-lived assets was nil.

Operating leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which is effective for annual reporting periods (including interim periods) beginning after December 15, 2018. The Company adopted the Topic 842 on October 1, 2020 using a modified retrospective approach reflecting the application of the standard to leases existing at, or entered after, the beginning of the earliest comparative period presented in the consolidated financial statements.

The Company, through its subsidiary, leases its offices, which are classified as operating leases in accordance with Topic 842. Operating leases are required to be recorded on the balance sheet as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date, and (3) initial direct costs for any expired or existing leases as of the adoption date. The Company elected the short-term lease exemption for the lease terms that are 12 months or less.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset. The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term and had no finance leases for any of the periods stated herein.

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liabilities adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received. All right-of-use assets are reviewed for impairment annually. There was no impairment for right-of-use lease assets as of March 31, 2024 and September 30, 2023.

Fair value measurement

The Group Company ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided for fair value measurements.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying amounts reported in the balance sheets of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, due from related parties, accounts payable, contract liabilities, taxes payable, lease liabilities, amount due to related parties, accrued expenses and other liabilities, approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of March 31, 2024 and September 30, 2023.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Company’s securities (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties,

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature. For more information on related party transactions, see Note 10 herein.

Revenue recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) on October 1, 2020. Accordingly, the consolidated financial statements for the six months ended March 31, 2024 and 2023 are presented under ASC 606. Under ASC 606, revenue is recognized when control of promised services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those services. To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the performance obligation is satisfied. VAT that the Company collects concurrent with revenue-producing activities is excluded from revenue.

The Company follows the requirements of Topic 606-10-55-36 through -40, Revenue from Contracts with Customers, Principal Agent Considerations, in determining the gross versus net revenue recognition for performance obligation(s) in the contract with a customer. Revenue recorded with the Company acting in the capacity of a principal is reported on a gross basis equal to the full amount of consideration to which the Company expects in exchange for the services transferred. Revenue recorded with the Company acting in the capacity of an agent is reported on a net basis, exclusive of any consideration provided to the principal party in the transaction.

The principal versus agent evaluation is matter of judgment that depends on the facts and circumstances of the arrangement and is dependent on whether the Company controls the services before it is transferred to the customer or whether we are acting as an agent of a third party. This evaluation is performed separately for each performance obligation identified. For the six months ended March 31, 2024 and 2023, there was no revenue recognized on a net basis where the Company is acting as an agent.

The Company’s revenue is primarily derived from the following sources:

Revenue from internet media services

The Company generates revenue from internet media services by providing content promotion services for cooperative brands and project parties, including marketing strategy customization, delivery channel selection, content delivery and other services. The Company enters into contracts with customers as a principal. The contracts contain one single performance obligation with standard quality guarantee, which is providing content promotion to their customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. Revenue is recognized over the service period. During the service period, the customers sign the acceptance confirmation and revenue is recognized in stages corresponding to the work performed and payments received. There are no returns, refund and other similar obligations during each reporting period.

Revenue from business planning and consulting services

The Company generates revenue from business planning and consulting services by providing consulting services related to industry development for cooperative enterprises. The Company enters into contracts with customers as a principal. The contracts contain one single performance obligation, which is providing consulting services to their customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. Revenue

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

is recognized over the service period. During the service period, the customers sign the acceptance confirmation and revenue is recognized in stages corresponding to the work performed and payments received. There are no returns, refund and other similar obligations during each reporting period.

Revenue from event planning and execution services

The Company generates revenue from event planning and execution services by providing planning services and overall implementation services required for offline activities for relevant cooperative enterprises. The Company enters into contracts with customers as a principal. The terms of pricing stipulated in the contracts are fixed. One performance obligation is identified in the contracts with customers. The Company recognizes revenue at a point in time when the services are completed and the customers sign the acceptance confirmation. There are no returns, refund and other similar obligations during each reporting period.

Revenue disaggregation

Management has concluded that the disaggregation level is the same under both the revenue standard and the segment reporting standard. Revenue under the segment reporting standard is measured on the same basis as under the revenue standard. The Company’s disaggregation of revenue the six months ended March 31, 2024 and 2023 are as follows:

	For the six months ended March 31,
	2024	2023
Revenue from internet media services	$6,271,133	$—
Revenue from business planning and consulting services	450,216	638,692
Revenue from event planning and execution services	1,497,192	1,147,947
Total revenue	$8,218,541	$1,786,639
	For the six months ended March 31,
	2024	2023
Revenue recognized over time	$6,721,349	$638,692
Revenue recognized in time	1,497,192	1,147,947
Total revenue	$8,218,541	$1,786,639

Contract liabilities

Contract liabilities are recorded when consideration is received from a customer prior to transferring the services to the customer or other conditions under the terms of a sales contract. As of March 31, 2024 and September 30, 2023, the Company recorded contract liabilities were nil and $150,158, respectively.

Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenue and incur expenses and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

performance as the source for determining the Company’s reportable segments. The Company’s CODM has been identified as the chief executive officer (the “CEO”), who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company has determined that there is only one reportable operating segment.

Cost of revenue

Cost of revenue consists primarily of the cost of materials, direct labor cost and other related expenses that are directly attributable to the Company’s principal operations.

Selling expenses

Selling expenses consist primarily of staff costs, promotion expenses and other related incidental expenses that are incurred to conduct the Company’s sales and marketing activities.

General and administrative expenses

General and administrative expenses consist primarily of salaries, and other expenses not specifically dedicated to selling activities, depreciation of property and equipment, amortization of operating leasing assets, legal and professional services fees, rental and other general corporate related expenses.

Statutory reserves

Pursuant to the laws applicable to the PRC, the PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund.” Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (the “PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund.” For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under the PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulated loss.

As of March 31, 2024 and September 30, 2023, the balances of the required statutory reserves were both nil.

Value-added taxes

Revenue represents the invoiced value of services, net of VAT. The VAT is based on gross sales price and VAT rates range up to 6%. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

The provisions of ASC 740-10-25, Accounting for Uncertainty in Income Taxes, prescribe a more-likely-than-not threshold for the consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company believes there were no uncertain tax positions on March 31, 2024 and September 30, 2023, respectively.

The Company’s affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances. As of March 31, 2024, the tax years for the Company’s affiliated entities in the PRC remain open for statutory examination by PRC tax authorities. There were no ongoing examinations by tax authorities as of March 31, 2024 and September 30, 2023.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the increase in equity of the Company during a given period due to transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Amongst other disclosures, ASC 220, Comprehensive Income (Loss), requires that all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive income (loss) included net income and foreign currency translation adjustments that are presented in the consolidated statements of comprehensive income (loss).

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, Earnings per Share (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of March 31, 2024 and September 30, 2023, there was no dilution impact.

Concentration of credit risks

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. As of March 31, 2024 and September 30, 2023, the aggregate amounts of $180,323 and $104,329, respectively, were deposited at financial institutions. In the event of a bankruptcy of one of these financial institutions, the Company may not be able to claim its cash and demand deposits back in full. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

Accounts receivable is typically unsecured and derived from revenue earned from customers in Singapore and the PRC, including Macau, and as such, are exposed to credit risk and concentration risk. The credit risk is mitigated by credit evaluations which the Company performs with respect to its customers and by its ongoing monitoring process of outstanding balances. The Company maintains an allowance for the doubtful accounts, and the actual losses have generally been within the Company’s management’s expectations. The loss of, or a material reduction in orders from customers would materially and adversely affect our results of operations and financial condition. Refer to major customers and supplying channels below for detail.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

Currency convertibility risk

Some of the Company’s operating activities are settled in Renminbi (“RMB”), which are not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with supporting documents.

Interest rate risk

The Company is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Group reviews and takes appropriate steps to manage its interest rate exposures on its interest-bearing assets and liabilities. The Company has not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the year presented.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued and has evaluated all other pronouncements.

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. For public business entities, the amendments in ASU 2020-06 are effective for public entities which meet the definition of a smaller reporting company are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2023. The Company will adopt ASU 2020-06 effective October 1, 2024. Management is currently evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of ASU 2021-04 will have a material effect on the consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions, which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. This guidance also requires certain disclosures for equity securities subject to contractual sale restrictions. The new guidance is required to be applied prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. This guidance is effective for the Company for the fiscal year ending September 30, 2025 and interim reporting periods during the fiscal year ending September 30, 2025. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In September 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The Board is issuing the amendments in this Update to enhance the transparency and decision usefulness of income tax disclosures. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The Board decided that the amendments should be effective for public business entities for annual periods beginning after December 15, 2024.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

Note 3 — Accounts receivable, net

Accounts receivable, net, consisted of the following:

	As of March 31, 2024	As of September 30, 2023
Accounts receivable	$15,716,182	$9,561,923
Less: allowance for doubtful accounts	(941,191)	(538,169)
Accounts receivable, net	$14,774,992	$9,023,754

Movements of allowance for accounts receivable are as follows:

	As of March 31, 2024	As of September 30, 2023
Beginning balance	$538,169	$291,171
Additions	414,285	249,708
Less: Reversal	(15,164)	—
Foreign exchange effect	3,901	(2,710)
Ending balance	$941,191	$538,169

As of March 31, 2024 and September 30, 2023, the balance of allowance for doubtful accounts was $941,191 and $538,169, respectively.

The balance of accounts receivable as of March 31, 2024 represented 180% for the total revenue in the six months ended March 31, 2024, which was mainly due to the slowing down of our collection activity. As of the date of this prospectus, we have collected 72.05% of the total balance as of March 31, 2024.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 4 — Property and equipment, net

Property and equipment, net consisted of the following:

	As of March 31, 2024	As of September 30, 2023
Electronic equipment	$31,053	$30,970
Office equipment, furniture and fixtures	11,374	11,327
Subtotal	42,427	42,297
Less: accumulated depreciation	(15,757)	(9,796)
Total	$26,670	$32,501

For the six months ended March 31, 2024 and 2023 the Company purchased new property and equipment of Nil and $38,867, respectively.

Total depreciation expense for the six months ended March 31, 2024 and 2023 amounted to $5,889 and $2,318, respectively.

Note 5 — Operating leases

Effective on October 1, 2020, the Company adopted ASU No. 2016-02, Leases (Topic 842) using the alternative transition approach which allowed the Company to continue to apply the guidance under the lease standard in effect at the time in the comparative periods presented. Upon adoption, the Company recorded operating lease right-of-use assets and corresponding lease liabilities with no impact on retained earnings. Financial position for reporting periods beginning on or after October 1, 2020, are presented under the new guidance, while prior period amounts are not adjusted and continue to be reported in accordance with previous guidance.

As of March 31, 2024 and 2023, the remaining lease term was an average of 2.3 years and 2.8 years, respectively. The Company’s lease agreements do not provide a readily determinable implicit rate nor is it available to the Company from its lessors. Instead, the Company estimates its incremental borrowing rate based on long-term interest rates published by local government agencies, such as central banks and monetary authorities, in order to discount lease payments to present value. The weighted average discount rate of the Company’s operating leases was 4.4% per annum and 3.7% per annum as of March 31, 2024 and 2023, respectively. The interest expense for the six months ended March 31, 2024 and 2023 was $8,870 and $9,963, respectively. The amortization expense for the six months ended March 31, 2024 and 2023 was $16,011 and $42,861, respectively.

Supplemental balance sheet information related to the operating leases from the Company’s operations was as follows:

	As of March 31, 2024	As of September 30, 2023
Right-of-use assets under operating leases	$321,242	$410,082
Lease liabilities, current	97,395	110,217
Lease liabilities, non-current	223,847	322,183
Total lease liabilities	$321,242	$432,400

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 5 — Operating leases (cont.)

The following table presents maturity of lease liabilities as of March 31, 2024:

The six months ended March 31, 2024,	As of March 31, 2024
2024	$80,233
2025	106,977
2026	106,977
2027	53,428
Total future minimum lease payments	347,615
Less: imputed interest	(26,373)
Total	$321,242

Note 6 — Income taxes

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

Cayman Islands

Smart Digital Group Limited is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the entity is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Singapore

In accordance with the relevant tax laws and regulations of Singapore, a company registered in Singapore is subject to income taxes within Singapore at the applicable tax rate on taxable income. From year of assessment of 2020 onwards, 75% exemption on the first SG$10,000 of normal chargeable income and a further 50% exemption on the nest SG$190,000 of normal chargeable income. The prevailing corporate income tax rate is 17%.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rate is 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

Macau

In accordance with the relevant tax laws and regulations of Macau, a company registered in Macau is subject to income taxes within Macau at the applicable tax rate on taxable income. From year of assessment of 2014 onwards, the exemption of annual assessable profits is MOP600,000 and profit tax rate is 12% on any part of assessable profits over MOP600,000.

PRC

Generally, the Company’s subsidiaries that are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 6 — Income taxes (cont.)

The income tax expenses consisted of the following components:

	For the six months ended March 31,
	2024	2023
Current income tax expenses	$119,897	$14,153
Deferred income tax expenses(benefit)	(73,556)	19,651
Total income tax expenses	$46,341	$33,805

A reconciliation of the Company’s Macau statutory tax rate to the effective income tax rate during the periods is as follows:

	For the six months ended March 31
	2024	2023
Income tax expense with Macau statutory tax rate	12.0%	12.0%
Differential income tax rates applicable to certain entities comprising the Company	8.8%	1.3%
Tax effect of preferential tax treatments	(4.1)%	(2.7)%
Effect of non-deductible expenses	0.2%	—%
Effective income tax rate	17.0%	10.6%

The tax effects of temporary differences that give rise to the deferred tax assets balances as of March 31, 2024 and September 30, 2023 are as follows:

	As of March 31, 2024	As of September 30, 2023
Deferred tax assets:
General provision for bad debt	$145,962	$78,706
Net operating losses carried forward	128,244	117,684
Deferred tax assets	$274,207	$196,390

Uncertain tax positions

The PRC tax authorities conduct periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. In general, the PRC tax authorities have up to five years to conduct examinations of the tax filings of the Company’s PRC entities. It is therefore uncertain as to whether the PRC tax authorities may take different views about the Company’s tax filings, which may lead to additional tax liabilities.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2024 and September 30, 2023, the Company did not have any significant unrecognized uncertain tax positions.

Note 7 — Equity

Ordinary Shares

The company is authorized to issue 50,000,000 ordinary shares of a single class, par value $0.001 per ordinary share. There are currently 25,000,000 ordinary shares issued and outstanding.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 7 — Equity (cont.)

Statutory reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with PRC GAAP.

Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. As of March 31, 2024 and September 30, 2023, the balances of the required statutory reserves were both nil.

Note 8 — Restricted assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the PRC subsidiaries only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the PRC entities.

As noted above, the PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, the PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulation in the PRC may further restrict the PRC entities from transferring funds to the Company in the form of dividends, loans, and advances. As of March 31, 2024 and September 30, 2023, amounts restricted are the paid-in-capital and statutory reserve of the PRC entities, which amounted to nil and nil, respectively.

Note 9 — Customer and Supplier Concentrations

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenue and purchases, respectively.

The Company provided a substantial portion of services to two customers (50.8% and 18.2% of total revenue) for the six months ended March 31, 2024. As of March 31, 2024, the amount due from these customers included in accounts receivable was $5,644,896, representing 38.2% of total accounts receivable.

The Company provided a substantial portion of services to four customers (19.3%,17.8%,16.5%, and 11.7% of total revenue) for the six months ended March 31, 2023. As of March 31, 2023, the amount due from one of the customers included in accounts receivable was $1,919,552, representing 83.4% of total accounts receivable.

The loss of any significant customer or the failure to attract new customers could have a material adverse effect on the Company’s business, consolidated results of operations, and financial condition.

For the six months ended March 31, 2024, two suppliers contributed approximately 60.8% and 18.8% of total purchases made by the Company, respectively.

For the six months ended March 31, 2023, three suppliers contributed approximately 36.2%, 15.7%, and 10.9% of total purchases made by the Company, respectively.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 10 — Related party transactions

1)      Nature of relationships with related parties

Name	Relationship with the Company
SAM WAI HONG	The Company’s Chairman of the Board of Directors Legal representative and executive director of Zhuhai Hengqin Aosi Cultural Communication Co., Ltd.
Minbo Fu	Legal representative, executive director and manager of Xiamen Liubenmu Cultural Media Co., Ltd.
Yi Zehua	Supervisor of Xiamen Liubenmu Cultural Media Co., Ltd.
Chen Yunting	CEO of SMART DIGITAL META PTE.LTD
Liao Junhui	The Company’s Shareholder Legal representative, executive director and manager of Smart Digital (Guangzhou) Times Culture Development Co., Ltd.
Liu Xinbin	Supervisor of Smart Digital (Guangzhou) Times Culture Development Co., Ltd.
Guo Junting	Supervisor of Zhuhai Hengqin Aosi Cultural Communication Co., Ltd.
AOSI ADVERTISING & PRODUCTION	100% owned by SAM WAI HONG
Platinum International Entertainment Co., Ltd.	90% owned by SAM WAI HONG
Zibu Tang (Zhuhai) Food Co., Ltd.	50% owned by SAM WAI HONG
Zibu Tang Food Co., Ltd.	50% owned by SAM WAI HONG
CHINAINVEST INTERNATIONAL GROUP CO., LTD.	100% owned by SAM WAI HONG
Shuangying Group Co., Ltd.	75% owned by SAM WAI HONG
Zhuhai Hengqin Feitongxiaoke Cultural Communication Co., Ltd.	12.5% owned by SAM WAI HONG
Feitongxiaoke Cultural Communication Co., Ltd.	25% owned by SAM WAI HONG
Dream Home Design and Decoration Co., Ltd.	90% owned by SAM WAI HONG
Xiamen Dayu Play Cultural Media Co., Ltd.	95% owned by Liao Junhui

2)      Related party balances

Accounts	Name of related parties	As of March 31, 2024	As of September 30, 2023
Due from related parties
	SAM WAI HONG	$—	$593,482
	Xiamen Dayu Play Cultural Media Co., Ltd.	115,574	99,957
Net due from related parties		$115,574	$693,439
Accounts	Name of related parties	As of March 31, 2024	As of September 30, 2023
Due to related parties
	AOSI ADVERTISING & PRODUCTION	7,421	7,321
	SAM WAI HONG	48,742	—
Net due to related parties		$56,163	$7,321

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 10 — Related party transactions (cont.)

3)      Related party transactions

For the six months ended March 31, 2024, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

Name of related parties	Payment/Lending Amount	Borrowing/Collecting Amount
SAM WAI HONG	$540,820	$1,184,082
Chen Yunting	4,211	4,211
Total	$545,031	$1,188,294

For the six months ended March 31, 2023, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

Name of related parties	Payment/Lending Amount	Borrowing/Collecting Amount
AOSI ADVERTISING & PRODUCTION	$—	$7,351
Feitongxiaoke Cultural Communication Co., Ltd	9,918	23,444
Liao Junhui	—	404,661
Xiamen Dayu Play Cultural Media Co., Ltd	78,923	—
Total	$88,841	$435,456

As of March 31, 2024 and September 30, 2023, the amounts of due from related parties were $115,574 and $693,439, respectively, and the amounts of due to related parties were $56,163 and $7,321, respectively.

Transaction Types	Name of related parties	For the six months ended March 31, 2024	For the six months ended March 31, 2023
Sales
	Xiamen Dayu Play Cultural Media Co., Ltd	$—	$216,599
Total		$—	$216,599

For the six months ended March 31, 2023, the Company provided event planning and execution service to Xiamen Dayu Play Cultural Media Co., Ltd., 95% owned by Liao Junhui, of Encrypted Metaverse meeting events combined with offline trend derivatives products consumption, which offered an opportunity for brand promotion, communities establishment and digital technology of Metaverse participant communication. The event lasted for 1 month and the contract amount was $216,599.

Transaction Types	Name of related parties	For the six months ended March 31, 2024	For the six months ended March 31, 2023
Purchase
	Aosi Advertising Production	$—	$18,535
	Feitongxiaoke Cultural Communication Co., Ltd	—	37,094
Total		$—	$55,629

For the six months ended March 31, 2024 and 2023, the Company purchased from related parties in the amount of nil and $55,629, respectively, all of which were purchased from event planning and execution services.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 10 — Related party transactions (cont.)

For the six months ended March 31, 2023, the Company purchased venue layout props and other related services from AOSI ADVERTISING & PRODUCTION, 100% owned by SAM WAI HONG, for three events in the amount of MOP149,500.

For the six months ended March 31, 2023, the Company purchased venue layout props and other related services from Feitongxiaoke Cultural Communication Co., Ltd, which is 25% owned by SAM WAI HONG, for seven events in the amount of MOP299,200.

Note 11 — Commitments and Contingencies

The Company may be involved in certain legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Non-cancellable operating leases within one year

The following table sets forth our contractual obligations as of March 31, 2024:

Contractual obligations	Total	Less than 1 year	1 – 2 years	3 – 5 years	More than 5 years
Operating lease obligations	$15,356	$15,356	$—	$—	—
Total	$15,356	$15,356	$—	$—	—

Note 12 — Subsequent events

The Company has evaluated subsequent events through November 12, 2024, the date the financial statements were issued and filed with the U.S. Securities and Exchange Commission. Based on the Company’s evaluation, no other event has occurred requiring adjustment or disclosure in the notes to the consolidated financial statements, except the following: on July 2, 2024, Smart Digital (Guangzhou) Times Culture Development Co., Ltd changed legal representative, executive director and manager from Junhui Liao to Yunting Chen, who takes a role as our Chief Exectuvie Officer, our legal representative, executive director, and manager of Xiamen Liubenmu Cultural Media Co., Ltd.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Smart Digital Group Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Smart Digital Group Limited and its subsidiaries (the “Company”) as of September 30, 2023 and 2022, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years ended September 30, 2023, and 2022 the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for each of the years ended September 30, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of American. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2023.

Singapore
April 9, 2024

SMART DIGITAL GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars, except for the number of shares)

	As of September 30, 2023	As of September 30, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$144,623	$121,786
Accounts receivable, net	9,023,754	2,911,443
Prepaid expenses and other current assets	186,789	271,685
Due from related parties	693,439	837,656
TOTAL CURRENT ASSETS	10,048,605	4,142,570

NON-CURRENT ASSETS:
Right-of-use assets	410,082	61,269
Property and equipment, net	32,501	1,958
Deferred tax assets	196,390	205,751
TOTAL NON-CURRENT ASSETS	638,973	268,978

TOTAL ASSETS	$10,687,578	$4,411,548

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	4,394,638	906,983
Contract liabilities	150,158	160,355
Taxes payable	1,046,427	658,279
Lease liabilities	110,217	13,717
Accrued expenses and other liabilities	51,549	3,177
Amount due to related parties	7,321	56
TOTAL CURRENT LIABILITIES	5,760,310	1,742,567

NON-CURRENT LIABILITY:
Lease liabilities	322,183	60,909
TOTAL NON-CURRENT LIABILITY	322,183	60,909

TOTAL LIABILITIES	6,082,493	1,803,476

COMMITMENTS AND CONTINGENCIES (note 11)	—	—

SHAREHOLDERS’ EQUITY
Ordinary shares ($0.001 par value, 50,000,000 shares authorized, 25,000,000 shares issued and outstanding as of September 30, 2023 and 2022, respectively)	25,000	25,000
Additional paid-in capital	(25,000)	(25,000)
Retained earnings	4,625,799	2,632,537
Accumulated other comprehensive loss	(20,714)	(24,465)
TOTAL SHAREHOLDERS’ EQUITY	4,605,085	2,608,072

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,687,578	4,411,548

The accompanying notes are an integral part of these consolidated financial statements.

SMART DIGITAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Expressed in U.S. Dollars, except for the number of shares)

	For the years ended September 30,
	2023	2022
Revenue	$9,702,145	$1,834,193
Cost of revenue	(6,491,069)	(1,387,887)
Gross profit	3,211,076	446,306
Operating expenses:
Selling expenses	(81,441)	(57,536)
General and administrative expenses	(843,728)	(220,668)
Total operating expenses	(925,169)	(278,204)
Operating income	2,285,907	168,102
Other income (expenses):
Other expense	(523)	—
Interest income	50	1
Interest expense	(20,482)	(3,313)
Total other expenses, net	(20,955)	(3,312)
Income before income tax	2,264,952	164,790
Income tax expense	(271,690)	(32,335)
Net income	$1,993,262	$132,455

Comprehensive income
Net income	$1,993,262	$132,455
Foreign currency translation adjustments	3,751	(16,436)
Comprehensive income	$1,997,013	$116,019

Earnings per share, basic and diluted	$0.08	$0.01

Weighted average number of shares	25,000,000	25,000,000

The accompanying notes are an integral part of these consolidated financial statements.

SMART DIGITAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Expressed in U.S. Dollars, except for the number of shares)

	Ordinary Shares		Additional Paid-in Capital	Retained earnings	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
	Shares	Amount
Balance as of September 30, 2021	25,000,000	$25,000	$(25,000)	$2,500,082	$(8,029)	$2,492,053
Net income	—	—	—	132,455	—	132,455
Foreign currency translation adjustment	—	—	—	—	(16,436)	(16,436)
Balance as of September 30, 2022	25,000,000	25,000	(25,000)	2,632,537	(24,465)	2,608,072
Net income	—	—	—	1,993,262	—	1,993,262
Foreign currency translation adjustment	—	—	—	—	3,751	3,751
Balance as of September 30, 2023	25,000,000	$25,000	$(25,000)	$4,625,799	$(20,714)	$4,605,085

The accompanying notes are an integral part of these consolidated financial statements.

SMART DIGITAL GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars, except for the number of shares)

	For the years ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$1,993,262	$132,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	8,306	1,014
Amortization of right-of-use asset	92,582	18,026
Allowance for doubtful accounts	249,708	162,879
Changes in operating assets and liabilities:
Accounts receivable	(6,419,900)	(627,863)
Prepaid expenses and other current assets	80,514	(212,486)
Amount due from related parties	(89,823)	(13,540)
Operating lease-right of use assets	(445,266)	—
Deferred tax assets	5,813	25,366
Accounts payable	3,546,753	439,330
Contract liabilities	(11,289)	26,683
Taxes payable	399,017	90,380
Lease liabilities	361,610	(18,026)
Accrued expenses and other liabilities	48,775	2,003
Net cash (used in) provided by operating activities	(179,938)	26,221

Cash flows from investing activities:
Purchase of property and equipment	(38,867)	—
Net cash used in investing activities	(38,867)	—

Cash flows from financing activities:
Proceeds from borrowings from related parties	1,416	—
Proceeds from loan to related parties	477,532	45,741
Payment made on loan to related parties	(237,263)	(37,333)
Net cash provided by financing activities	241,685	8,408

Effect of exchange rate changes on cash held in foreign currencies	(43)	(3,231)
Net increase in cash	22,837	31,398
Cash and cash equivalents at beginning of the year	121,786	90,388
Cash and cash equivalents at end of the year	$144,623	$121,786

Supplemental disclosures of cash flows information:
Cash paid for income taxes	—	—
Cash paid for interest expense	—	—

Non-cash transactions:
Right-of-use assets obtained in exchange for operating lease obligation	441,968	—

The accompanying notes are an integral part of these consolidated financial statements.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 1 — Organization and principal activities

Smart Digital Group Limited (“the Company” or “SMD”) is incorporated under the laws of the Cayman Islands on November 3, 2022. The Company mainly provides internet media services, business planning and consulting services, event planning and execution services and software customization and marketing services.

On October 1, 2020, EASY COMMERCE PTE. LTD., the predecessor of SMART DIGITAL META PTE. LTD. (“Smart Digital Meta”), was incorporated in Singapore. On September 15, 2022, SAM WAI HONG acquired 100% equity interests in EASY COMMERCE PTE. LTD. from Xiaomei Wang and changed the company name to SMART DIGITAL META PTE. LTD. at the same time.

On December 28, 2018, AOSI PRODUCTION CO., LTD. (“Aosi”) was organized under the laws of Macau with SAM WAI HONG owning 90% equity interests and his spouse Lei Tun Kei owning 10% equity interests. On October 25, 2022, Smart Digital Meta acquired 40% equity interests from SAM WAI HONG and 10% equity interests from Lei Tun Kei in Aosi. As a result, Smart Digital Meta owned 50% equity interests in Aosi. On January 8, 2023, Smart Digital Meta acquired the remaining 50% equity interests from SAM WAI HONG and Aosi became a wholly owned subsidiary of Smart Digital Meta.

Zhuhai Hengqin Aosi Cultural Communication Co., Ltd. (“Hengqin”) was organized in the PRC on April 3, 2023 and is wholly owned by Aosi.

Smart Digital (HK) Culture Limited (“Smart Digital HK”) was incorporated under the laws of Hong Kong on November 18, 2022 and is wholly owned by Smart Digital Meta.

Smart Digital (Guangzhou) Times Culture Development Co., Ltd (“Smart Digital GZ”) was organized in the PRC on December 30, 2022 and is wholly owned by Smart Digital HK.

Xiamen Liubenmu Culture Media Co., Ltd. (“Liubenmu”) was organized in the PRC on February 7, 2018. On May 23, 2023, Smart Digital GZ acquired 100% equity interests in Liubenmu from Minbo Fu.

On January 12, 2024, SAM WAI HONG transferred the equity interest in Smart Digital Meta to the Company and Smart Digital Meta became a wholly owned subsidiary of the company.

Since SMD and its subsidiaries are effectively controlled by the same controlling shareholders, they are considered under common control. The consolidation of SMD and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 1 — Organization and principal activities (cont.)

Upon completion of the reorganizations mentioned above, the Company has subsidiaries in countries and jurisdictions including the PRC, Hong Kong, Macau, Singapore and the Cayman Islands. Details of the Company and the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Smart Digital Group Limited	November 3, 2022	Cayman Islands	100	Holding company

Smart Digital Meta Pte. Ltd.	October 1, 2020	Singapore	100	Providing business planning and consulting service
Smart Digital (HK) Culture Limited	November 18, 2022	Hong Kong, China	100	Holding company

Aosi Production Co., Ltd.	December 28, 2018	Macau, China	100	Providing internet media, business planning and consulting, and software customization and marketing services

Smart Digital (Guangzhou) Times Culture Development Co., Ltd.	December 30, 2022	Guangzhou, China	100	Holding company

Zhuhai Hengqin Aosi Cultural Communication Co., Ltd.	April 3, 2023	Zhuhai, China	100	Holding company

Xiamen Liubenmu Culture Media Co., Ltd.	February 7, 2018	Xiamen, China	100	Providing event planning and execution service

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and such principles have been consistently applied.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries, which include the Singapore-registered entities, Hong Kong-registered entities, Macau-registered entities and PRC-registered entities directly or indirectly owned by the Company. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation. The results of subsidiaries acquired or disposed of are recorded in the consolidated income statements from the effective date of acquisition or up to the effective date of disposal, as appropriate.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

Use of estimates

The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to, revenue recognition, useful lives and impairment of long-lived assets, valuation allowance for deferred tax assets and allowance for doubtful accounts. Changes in facts and circumstances may result in revised estimates. Actual results may differ from these estimates, and, as such, differences may be material to the consolidated financial statements.

Foreign currency translation and transaction

The functional and reporting currency of the Company is the United States Dollar (“US$”). The Company’s operating subsidiaries in Singapore, Macau and PRC generally use their respective currencies as their functional currencies.

The financial statements of the Company and its subsidiaries, other than subsidiaries with functional currency of US$, are translated into US$ using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in shareholders’ equity. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive income as other comprehensive income or loss.

For the Company’s main operating subsidiary in Macau, except for the shareholders’ equity, the balance sheet accounts on September 30, 2023 and 2022 were translated at MOP8.0652 and MOP8.0853 to $1.00, respectively. The shareholders’ equity accounts were translated at their historical rate. The average translation rates applied to statements of operations for the years ended September 30, 2023 and 2022 were MOP8.0660 and MOP8.0579 to $1.00, respectively. Cash flows were also translated at average translation rates for the periods. Therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits and short term highly liquid investments that are readily convertible into known amounts of cash, are subject to an insignificant risk of changes in value and have a short maturity of generally within three months when acquired.

Accounts receivable, net

Accounts receivable represent the amounts that the Company has an unconditional right to collection, which are stated at the historical carrying amount net of allowance for doubtful accounts.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts taking into consideration various factors, including but not limited to, historical collection experience, credit-worthiness of the debtors and the age of the receivables balance. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Estimated useful lives
Electronic equipment	3 years
Office equipment, furniture and fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income. Expenditures for maintenance and repairs are charged to expenses as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized as additions to the related assets.

Impairment for long-lived assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. The adjusted carrying amount of the assets become new cost basis and are depreciated over the assets’ remaining useful lives. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of September 30, 2023 and 2022, impairment of long-lived assets was nil.

Operating leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which is effective for annual reporting periods (including interim periods) beginning after December 15, 2018. The Company adopted the Topic 842 on October 1, 2020 using a modified retrospective approach reflecting the application of the standard to leases existing at, or entered after, the beginning of the earliest comparative period presented in the consolidated financial statements.

The Company, through its subsidiary, leases its offices, which are classified as operating leases in accordance with Topic 842. Operating leases are required to be recorded on the balance sheet as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date, and (3) initial direct costs for any expired or existing leases as of the adoption date. The Company elected the short-term lease exemption for the lease terms that are 12 months or less.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset. The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term and had no finance leases for any of the periods stated herein.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liabilities adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received. All right-of-use assets are reviewed for impairment annually. There was no impairment for right-of-use lease assets as of September 30, 2023 and 2022.

Fair value measurement

The Group Company ASC 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided for fair value measurements.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying amounts reported in the balance sheets of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, due from related parties, accounts payable, contract liabilities, taxes payable, lease liabilities, amount due to related parties, accrued expenses and other liabilities, approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of September 30, 2023 and 2022.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Company’s securities (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature. For more information on related party transactions, see Note 10 herein.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

Revenue recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) on October 1, 2020. Accordingly, the consolidated financial statements for the years ended September 30, 2023 and 2022 are presented under ASC 606. Under ASC 606, revenue is recognized when control of promised services is transferred to the Company’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those services. To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the performance obligation is satisfied. VAT that the Company collects concurrent with revenue-producing activities is excluded from revenue.

The Company follows the requirements of Topic 606-10-55-36 through -40, Revenue from Contracts with Customers, Principal Agent Considerations, in determining the gross versus net revenue recognition for performance obligation(s) in the contract with a customer. Revenue recorded with the Company acting in the capacity of a principal is reported on a gross basis equal to the full amount of consideration to which the Company expects in exchange for the services transferred. Revenue recorded with the Company acting in the capacity of an agent is reported on a net basis, exclusive of any consideration provided to the principal party in the transaction.

The principal versus agent evaluation is matter of judgment that depends on the facts and circumstances of the arrangement and is dependent on whether the Company controls the services before it is transferred to the customer or whether we are acting as an agent of a third party. This evaluation is performed separately for each performance obligation identified. For years ended September 30, 2023 and 2022, there was no revenue recognized on a net basis where the Company is acting as an agent.

The Company’s revenue is primarily derived from the following sources:

Revenue from internet media services

The Company generates revenue from internet media services by providing content promotion services for cooperative brands and project parties, including marketing strategy customization, delivery channel selection, content delivery and other services. The Company enters into contracts with customers as a principal. The contracts contain one single performance obligation with standard quality guarantee, which is providing content promotion to their customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. Revenue is recognized over the service period. During the service period, the customers sign the acceptance confirmation and revenue is recognized in stages corresponding to the work performed and payments received. There are no returns, refund and other similar obligations during each reporting period.

Revenue from business planning and consulting services

The Company generates revenue from business planning and consulting services by providing consulting services related to industry development for cooperative enterprises. The Company enters into contracts with customers as a principal. The contracts contain one single performance obligation, which is providing consulting services to their customers in exchange for consideration. The terms of pricing and payment stipulated in the contract are fixed. Revenue is recognized over the service period. During the service period, the customers sign the acceptance confirmation and revenue is recognized in stages corresponding to the work performed and payments received. There are no returns, refund and other similar obligations during each reporting period.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

Revenue from event planning and execution services

The Company generates revenue from event planning and execution services by providing planning services and overall implementation services required for offline activities for relevant cooperative enterprises. The Company enters into contracts with customers as a principal. The terms of pricing stipulated in the contracts are fixed. One performance obligation is identified in the contracts with customers. The Company recognizes revenue at a point in time when the services are completed and the customers sign the acceptance confirmation. There are no returns, refund and other similar obligations during each reporting period.

Revenue from software customization and marketing services

The Company generates revenue from software customization and marketing services by providing customers with customized development or standardized marketing systems as a principal. The terms of pricing stipulated in the contract are fixed. One performance obligation is identified in the contracts with customers. Revenue is recognized over the service period. During the service period, the customers sign the acceptance confirmation and revenue is recognized in stages corresponding to the work performed and payments received. There are no returns, refund and other similar obligations during each reporting period.

Revenue disaggregation

Management has concluded that the disaggregation level is the same under both the revenue standard and the segment reporting standard. Revenue under the segment reporting standard is measured on the same basis as under the revenue standard. The Company’s disaggregation of revenue for the years ended September 30, 2023 and 2022 are as follows:

	For the years ended September 30,
	2023	2022
Revenue from internet media services	$2,082,817	$—
Revenue from business planning and consulting services	3,736,926	—
Revenue from event planning and execution services	2,950,094	1,834,193
Revenue from software customization and marketing services	932,308	—
Total revenue	$9,702,145	$1,834,193
	For the years ended September 30,
	2023	2022
Revenue recognized over time	$6,752,051	$—
Revenue recognized in time	2,950,094	1,834,193
Total revenue	$9,702,145	$1,834,193

Contract liabilities

Contract liabilities are recorded when consideration is received from a customer prior to transferring the services to the customer or other conditions under the terms of a sales contract. As of September 30, 2023 and 2022, the Company recorded contract liabilities $150,158 and $160,355, respectively.

Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenue and incur expenses and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM has been identified as the chief executive officer (the “CEO”), who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company has determined that there is only one reportable operating segment.

Cost of revenue

Cost of revenue consists primarily of the cost of materials, direct labor cost and other related expenses that are directly attributable to the Company’s principal operations.

Selling expenses

Selling expenses consist primarily of staff costs, promotion expenses and other related incidental expenses that are incurred to conduct the Company’s sales and marketing activities.

General and administrative expenses

General and administrative expenses consist primarily of salaries, and other expenses not specifically dedicated to selling activities, depreciation of property and equipment, amortization of operating leasing assets, legal and professional services fees, rental and other general corporate related expenses.

Statutory reserves

Pursuant to the laws applicable to the PRC, the PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund.” Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (the “PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund.” For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under the PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

As of September 30, 2023 and 2022, the balances of the required statutory reserves were both nil.

Value-added taxes

Revenue represents the invoiced value of services, net of VAT. The VAT is based on gross sales price and VAT rates range up to 6%. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, Accounting for Uncertainty in Income Taxes, prescribe a more-likely-than-not threshold for the consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company believes there were no uncertain tax positions on September 30, 2023 and 2022, respectively.

The Company’s affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances. As of September 30, 2023, the tax years for the Company’s affiliated entities in the PRC remain open for statutory examination by PRC tax authorities. There were no ongoing examinations by tax authorities as of September 30, 2023 and 2022.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the increase in equity of the Company during a given period due to transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Amongst other disclosures, ASC 220, Comprehensive Income (Loss), requires that all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive income (loss) included net income and foreign currency translation adjustments that are presented in the consolidated statements of comprehensive income (loss).

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, Earnings per Share (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of September 30, 2023 and 2022, there was no dilution impact.

Concentration of credit risks

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. As of September 30, 2023 and 2022, the aggregate amounts of $104,329 and $646, respectively, were deposited at financial institutions. In the event of a bankruptcy of one of these financial institutions, the Company may not be able to claim its cash and demand deposits back in full. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

Accounts receivable are typically unsecured and derived from revenue earned from customers in Singapore and the PRC, including Macau, and as such, are exposed to credit risk and concentration risk. The credit risk is mitigated by credit evaluations which the Company performs with respect to its customers and by its ongoing monitoring process of outstanding balances. The Company maintains an allowance for the doubtful accounts, and the actual losses have generally been within the Company’s management’s expectations. The loss of, or a material reduction in orders from customers would materially and adversely affect our results of operations and financial condition. Refer to major customers and supplying channels below for detail.

Currency convertibility risk

Some of the Company’s operating activities are settled in Renminbi (“RMB”), which are not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with supporting documents.

Interest rate risk

The Company is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Group reviews and takes appropriate steps to manage its interest rate exposures on its interest-bearing assets and liabilities. The Company has not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the year presented.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued and has evaluated all other pronouncements.

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. For public business entities, the amendments in ASU 2020-06 are effective for public entities which meet the definition of a smaller reporting company are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2023. The Company will adopt ASU 2020-06 effective October 1, 2024. Management is currently evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of ASU 2021-04 will have a material effect on the consolidated financial statements.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 2 — Summary of significant accounting policies (cont.)

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions, which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. This guidance also requires certain disclosures for equity securities subject to contractual sale restrictions. The new guidance is required to be applied prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. This guidance is effective for the Company for the fiscal year ending September 30, 2025 and interim reporting periods during the fiscal year ending September 30, 2025. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

Note 3 — Accounts receivable, net

Accounts receivable, net, consisted of the following:

	As of September 30, 2023	As of September 30, 2022
Accounts receivable	$9,561,923	$3,202,614
Less: allowance for doubtful accounts	(538,169)	(291,171)
Accounts receivable, net	$9,023,754	$2,911,443

Movements of allowance for accounts receivable are as follows:

	As of September 30, 2023	As of September 30, 2022
Beginning balance	$291,171	$132,129
Additions	249,708	162,879
Foreign exchange effect	(2,710)	(3,837)
Ending balance	$538,169	$291,171

As of September 30, 2023 and 2022, the balance of allowance for doubtful accounts was $538,169 and $291,171, respectively.

The balance of accounts receivable as of September 30, 2023 represented 93% of the total revenue in the fiscal year ended September 30, 2023, which was mainly due to the slowing down of our collection activity. As of the date of this prospectus, we have collected all the balance of accounts receivable as of September 30, 2023.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 4 — Property and equipment, net

Property and equipment, net consisted of the following:

	As of September 30, 2023	As of September 30, 2022
Electronic equipment	$30,970	$2,110
Office equipment, furniture and fixtures	11,327	1,407
Subtotal	42,297	3,517
Less: accumulated depreciation	(9,796)	(1,559)
Total	$32,501	$1,958

Total depreciation expense for the years ended September 30, 2023 and 2022 amounted to $8,306 and $1,014, respectively and the foreign exchange effect or the years ended September 30, 2023 and 2022 is $69 and Nil.

Note 5 — Operating leases

Effective on October 1, 2020, the Company adopted ASU No. 2016-02, Leases (Topic 842) using the alternative transition approach which allowed the Company to continue to apply the guidance under the lease standard in effect at the time in the comparative periods presented. Upon adoption, the Company recorded operating lease right-of-use assets and corresponding lease liabilities with no impact on retained earnings. Financial position for reporting periods beginning on or after October 1, 2020, are presented under the new guidance, while prior period amounts are not adjusted and continue to be reported in accordance with previous guidance.

As of September 30, 2023 and 2022, the remaining lease term was an average of 3.7 years and 2.6 year, respectively. The Company’s lease agreements do not provide a readily determinable implicit rate nor is it available to the Company from its lessors. Instead, the Company estimates its incremental borrowing rate based on long-term interest rates published by local government agencies, such as central banks and monetary authorities, in order to discount lease payments to present value. The weighted average discount rate of the Company’s operating leases was 4.4% per annum and 3.7% per annum as of September 30, 2023 and 2022, respectively. The interest expense for the fiscal years ended September 30, 2023 and 2022 was $20,482 and $3,313, respectively. The amortization expense for the fiscal years ended September 30, 2023 and 2022 was $92,582 and $18,026, respectively.

Supplemental balance sheet information related to the operating leases from the Company’s operations was as follows:

	As of September 30, 2023	As of September 30, 2022
Right-of-use assets under operating leases	$410,082	$61,269

Lease liabilities, current	110,217	13,717
Lease liabilities, non-current	322,183	60,909
Total lease liabilities	$432,400	$74,626

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 5 — Operating leases (cont.)

The following table presents maturity of lease liabilities as of September 30, 2023:

Twelve months ending September 30,	As of September 30, 2023
2024	$119,139
2025	119,139
2026	119,139
2027	113,580
Total future minimum lease payments	470,997
Less: imputed interest	(38,597)
Total	$432,400

Note 6 — Income taxes

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

Cayman Islands

Smart Digital Group Limited is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the entity is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Singapore

In accordance with the relevant tax laws and regulations of Singapore, a company registered in Singapore is subject to income taxes within Singapore at the applicable tax rate on taxable income. From year of assessment of 2020 onwards, 75% exemption on the first SG$10,000 of normal chargeable income and a further 50% exemption on the nest SG$190,000 of normal chargeable income. The prevailing corporate income tax rate is 17%.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rate is 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

Macau

In accordance with the relevant tax laws and regulations of Macau, a company registered in Macau is subject to income taxes within Macau at the applicable tax rate on taxable income. From year of assessment of 2014 onwards, the exemption of annual assessable profits is MOP600,000 and profit tax rate is 12% on any part of assessable profits over MOP600,000.

PRC

Generally, the Company’s subsidiaries that are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 6 — Income taxes (cont.)

The income tax expenses consisted of the following components:

	For the years ended September 30,
	2023	2022
Current income tax expenses	$265,877	$6,969
Deferred income tax expenses	5,813	25,366
Total income tax expenses	$271,690	$32,335

A reconciliation of the Company’s Macau statutory tax rate to the effective income tax rate during the periods is as follows:

	For the years ended September 30,
	2023	2022
Income tax expense with Macau statutory tax rate	12.0%	12.0%
Differential income tax rates applicable to certain entities comprising the Company	1.0%	13.0%
Tax effect of preferential tax treatments	(1.0)%	(5.4)%
Effective income tax rate	12.0%	19.6%

The tax effects of temporary differences that give rise to the deferred tax assets balances as of September 30, 2023 and 2022 are as follows:

	As of September 30, 2023	As of September 30, 2022
Deferred tax assets:
General provision for bad debt	$78,706	$38,497
Net operating losses carried forward	117,684	167,254
Deferred tax assets	$196,390	$205,751

Uncertain tax positions

The PRC tax authorities conduct periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. In general, the PRC tax authorities have up to five years to conduct examinations of the tax filings of the Company’s PRC entities. It is therefore uncertain as to whether the PRC tax authorities may take different views about the Company’s tax filings, which may lead to additional tax liabilities.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of September 30, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions.

Note 7 — Equity

Ordinary Shares

The company is authorized to issue 50,000,000 ordinary shares of a single class, par value $0.001 per ordinary share. There are currently 25,000,000 ordinary shares issued and outstanding.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 7 — Equity (cont.)

Statutory reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with PRC GAAP.

Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. As of September 30, 2023 and 2022, the balances of the required statutory reserves were both nil.

Note 8 — Restricted assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the PRC subsidiaries only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the PRC entities.

As noted above, the PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, the PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulation in the PRC may further restrict the PRC entities from transferring funds to the Company in the form of dividends, loans, and advances. As of September 30, 2023 and 2022, amounts restricted are the paid-in-capital and statutory reserve of the PRC entities, which amounted to nil and nil, respectively.

Note 9 — Customer and Supplier Concentrations

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenue and purchases, respectively.

The Company provided a substantial portion of services to three customers (24.9%, 21.5%, and 14.0% of total revenue) during fiscal year 2023. As of September 30, 2023, the amount due from these customers included in accounts receivable was $6,606,155, representing 73.2% of total accounts receivable.

The Company provided a substantial portion of services to two customers (35.3% and 30.5% of total revenue) during fiscal year 2022. As of September 30, 2022, the amount due from one of the customers included in accounts receivable was $490,395, representing 16.8% of total accounts receivable.

The loss of any significant customer or the failure to attract new customers could have a material adverse effect on the Company’s business, consolidated results of operations, and financial condition.

For the year ended September 30, 2023, three suppliers contributed approximately 34.4%, 13.6% and 13.0% of total purchases made by the Company, respectively.

For the year ended September 30, 2022, three suppliers contributed approximately 58.2%, 11.1%, and 10.9% of total purchases made by the Company, respectively.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 10 — Related party transactions

1)      Nature of relationships with related parties

Name	Relationship with the Company
SAM WAI HONG	The Company’s Chairman of the Board of Directors Legal representative and executive director of Zhuhai Hengqin Aosi Cultural Communication Co., Ltd.
Minbo Fu	Legal representative, executive director and manager of Xiamen Liubenmu Cultural Media Co., Ltd.
Yi Zehua	Supervisor of Xiamen Liubenmu Cultural Media Co., Ltd.
Liao Junhui	The Company’s Shareholder Legal representative, executive director and manager of Smart Digital (Guangzhou) Times Culture Development Co., Ltd.
Liu Xinbin	Supervisor of Smart Digital (Guangzhou) Times Culture Development Co., Ltd.
Guo Junting	Supervisor of Zhuhai Hengqin Aosi Cultural Communication Co., Ltd.
AOSI ADVERTISING & PRODUCTION	100% owned by SAM WAI HONG
Platinum International Entertainment Co., Ltd.	90% owned by SAM WAI HONG
Zibu Tang (Zhuhai) Food Co., Ltd.	50% owned by SAM WAI HONG
Zibu Tang Food Co., Ltd.	50% owned by SAM WAI HONG
CHINAINVEST INTERNATIONAL GROUP CO., LTD.	100% owned by SAM WAI HONG
Shuangying Group Co., Ltd.	75% owned by SAM WAI HONG
Zhuhai Hengqin Feitongxiaoke Cultural Communication Co., Ltd.	12.5% owned by SAM WAI HONG
Feitongxiaoke Cultural Communication Co., Ltd.	25% owned by SAM WAI HONG
Dream Home Design and Decoration Co., Ltd.	90% owned by SAM WAI HONG
Xiamen Dayu Play Cultural Media Co., Ltd.	95% owned by Liao Junhui

2)      Related party balances

Accounts	Name of related parties	As of September 30, 2023	As of September 30, 2022
Due from related parties
	SAM WAI HONG	$593,482	$469,692
	LIAO Junhui	—	354,470
	Feitongxiaoke Cultural Communication Co., Ltd.	—	13,494
	Xiamen Dayu Play Cultural Media Co., Ltd.	99,957	—
Net due from related parties		$693,439	$837,656
Accounts	Name of related parties	As of September 30, 2023	As of September 30, 2022
Due to related parties
	AOSI ADVERTISING & PRODUCTION	7,321	—
	Xiamen Dayu Play Cultural Media Co., Ltd.	—	56
Net due to related parties		$7,321	$56

As of March 22, 2024, SAM WAI HONG fully repaid all the loans to the Company and the balance due from SAM WAI HONG was nil. As of the date of this prospectus, the net due from related parties is nil, and the net due to related parties is $1,427 mainly representing daily operation reimbursements.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 10 — Related party transactions (cont.)

3)      Related party transactions

For the fiscal year ended September 30, 2023, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

Name of related parties	Payment/Lending Amount	Borrowing/Collecting Amount
SAM WAI HONG	$123,978	$1,416
LIAO Junhui	113,285	470,134
AOSI ADVERTISING & PRODUCTION	—	7,398
Total	$237,263	$478,948

For the fiscal year ended September 30, 2022, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related parties:

Name of related parties	Payment/Lending Amount	Borrowing/Collecting Amount
SAM WAI HONG	$37,333	$—
LIAO Junhui	—	45,741
Total	$37,333	$45,741
Transaction Types	Name of related parties	For the year ended September 30, 2023	For the year ended September 30, 2022
Sales
	Xiamen Dayu Play Cultural Media Co., Ltd.	$213,746	$—
	Shuangying Group Co., Ltd.	7,129	4,373
	Zibu Tang Food Co., Ltd.	—	11,467
	Feitongxiaoke Cultural Communication Co., Ltd.	—	74
	Platinum International Entertainment Co., Ltd.	9,918	—
	CHINAINVEST INTERNATIONAL GROUP CO., LTD.	6,819	2,854
Total		$237,612	$18,768

For the years ended September 30, 2023 and 2022, the Company generated revenue from related parties in the amount of $237,612 and $18,768, respectively, all of which were generated from event planning and execution services. As of September 30, 2023 and 2022, the amounts of accounts receivable from related parties were $99,957 and nil, respectively. As of the date of this prospectus, the amount of accounts receivable from related parties is nil.

For the year ended September 30, 2023, the Company provided event planning and execution service to Xiamen Dayu Play Cultural Media Co.,Ltd., 95% owned by Liao Junhui, of Encrypted Metaverse meeting events combined with offline trend derivatives products consumption., which offered an opportunity for brand promotion, communities establishment and digital technology of Metaverse participant communication. The event lasted for 1 month and the contract amount was $213,746.

For the year ended September 30, 2023, the Company provided event planning and execution service to Shuangying Group Co., Ltd, 75% owned by SAM WAI HONG, of social media subscription operation in the amount of MOP23,000 and commercial advertisement production in the amount of MOP 34,500.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 10 — Related party transactions (cont.)

For the year ended September 30, 2023, the Company provided event planning and execution service to Platinum International Entertainment Co., Ltd, 90% owned by SAM WAI HONG, of wedding exhibition promotion in the amount of MOP80,000.

For the year ended September 30, 2023, the Company provided event planning and execution service to CHINAINVEST INTERNATIONAL GROUP., LTD, 100% owned by SAM WAI HONG, of online promotion in the amount of MOP55,000.

For the year ended September 30, 2022, the Company provided event planning and execution service to Shuangying Group Co., Ltd, 75% owned by SAM WAI HONG, of book style album design and printing of MOP35,240.

For the year ended September 30, 2022, the Company provided event planning and execution service to Zibu Tang Food Co., Ltd., 50% owned by SAM WAI HONG, of soup package design of MOP25,400, social media subscription operation of MOP35,000 and online promotion of MOP32,000.

For the year ended September 30, 2022, the Company provided event planning and execution service to Feitongxiaoke Cultural Communication Co., Ltd, 25% owned by SAM WAI HONG, of name card design and print of MOP600.

For the year ended September 30, 2022, the Company provided event planning and execution service to CHINAINVEST INTERNATIONAL GROUP., LTD, 100% owned by SAM WAI HONG, of social media subscription operation MOP23,000.

Transaction Types	Name of related parties	For the year ended September 30, 2023	For the year ended September 30, 2022
Purchase
	AOSI ADVERTISING & PRODUCTION	$18,535	$—
	Feitongxiaoke Cultural Communication Co., Ltd.	37,094	153,837
	Dream Home Design and Decoration Co., Ltd.	—	11,045
Total		$55,629	$164,882

For the years ended September 30, 2023 and 2022, the Company purchased from related parties in the amount of $55,629 and $164,882, respectively, all of which were purchased from event planning and execution services. As of September 30, 2023 and 2022, the amounts of advances to related parties were nil and $13,494, respectively.

For the year ended September 30, 2023, the Company purchased venue layout props and other related services from AOSI ADVERTISING & PRODUCTION, 100% owned by SAM WAI HONG, for three events in the amount of MOP149,500.

For the year ended September 30, 2023, the Company purchased venue layout props and other related services from Feitongxiaoke Cultural Communication Co., Ltd, 25% owned by SAM WAI HONG, for seven events in the amount of MOP299,200.

For the year ended September 30, 2022, the Company purchased venue layout props and other related services from Feitongxiaoke Cultural Communication Co., Ltd, 25% owned by SAM WAI HONG, for fifteen events in the amount of MOP1,236,600.

For the year ended September 30, 2022, the Company purchased design and interior decoration service from Dream Home Design and Decoration Co., Ltd, 90% owned by SAM WAI HONG in the amount of MOP89,000.

SMART DIGITAL GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. Dollars, except for the number of shares)

Note 11 — Commitments and Contingencies

The Company may be involved in certain legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Note 12 — Subsequent events

The Company has evaluated subsequent events through April 9, 2024, the date the financial statements were issued and filed with the U.S. Securities and Exchange Commission. Based on the Company’s evaluation, no other event has occurred requiring adjustment or disclosure in the notes to the consolidated financial statements, except the following:

On January 20, 2024, the Company entered into a lease agreement with Xiamen Information Group Co. LTD in relation to the office rental, which is located at Jimei District, Xiamen City, PRC. The lease period is going to start from January 20, 2024 to January 19, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our Articles of Association permit, to the fullest extent permissible under Cayman Islands law, indemnification of our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own actual fraud or willful default, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our Company, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued securities which were not registered under the Securities Act. We believe that each of the issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

For recent sales of unregistered securities during the past three years, see “Description of Share Capital — History of Share Issuances.”

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on November 12, 2024.

Smart Digital Group Limited
By:	/s/ Yunting Chen
Yunting Chen
Chief Executive Officer (Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Yunting Chen and Qiongshan Huang as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ SAM WAI HONG	Chairman of the Board of Directors and Director	November 12, 2024
SAM WAI HONG
/s/ Yunting Chen	Chief Executive Officer	November 12, 2024
Yunting Chen	(Principal executive officer)
/s/ Qiongshan Huang	Chief Financial Officer	November 12, 2024
Qiongshan Huang	(Principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY on November 12, 2024.

Cogency Global Inc.
Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association
4.1	Specimen Certificate for Ordinary Shares
4.2*	Form of Representative’s Warrant
5.1	Opinion of Ogier (Cayman) LLP regarding the validity of the Ordinary Shares being registered and certain Cayman Islands tax matters
5.2*	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of Representative’s Warrants
8.1	Opinion of AllBright Law Offices (Xiamen) regarding certain PRC legal matters
8.2*	Opinion of Lektou — Advogados e Notários regarding certain Macau legal matters
10.1	Form of Employment Agreement by and between executive officers and the Registrant
10.2	Form of Indemnification Agreement with the Registrant’s directors and officers
10.3	Form of Event Planning and Execution Services Agreement
10.4**	Agreement by and between AOSI PRODUCTION CO., LTD. and Customer for the Provision of Internet Media Services in 2023
10.5	Form of Business Planning and Consulting Services Agreement
10.6	Agreement with the top 1 supplier in 2023
10.7	Agreements with the top 2 supplier in 2023
10.8	Agreements with the top 3 supplier in 2023
14.1	Code of Business Conduct and Ethics of the Registrant
19.1	Insider Trading Policy of the Registrant
21.1	Subsidiaries
23.1	Consent of Enrome LLP
23.2	Consent of Bird & Bird ATMD LLP
23.3*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
23.4	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.5*	Consent of Lektou — Advogados e Notários (included in Exhibit 8.2)
23.6	Consent of AllBright Law Offices (Xiamen) (included in Exhibit 8.1)
24.1	Powers of Attorney (included on signature page)
99.1	Consent of Frost & Sullivan Limited
99.2	Consent of Jinbo Xu
99.3	Consent of Jefferson Chen
99.4	Consent of Huihuang Lin
99.5	Policy Relating to Recovery of Erroneously Awarded Compensation of the Registrant
99.6	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table

____________

*        To be filed by amendment.

**      Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.